PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 24, 1997)

                                  $749,160,000

                            SEQUOIA MORTGAGE TRUST 2
                         COLLATERALIZED MORTGAGE BONDS

                            ------------------------

     Sequoia Mortgage Trust 2 (the "Issuer") will issue two classes of Collateralized Mortgage Bonds (the "Bonds"), the Class A-1 and Class A-2 Bonds, each of which is being offered hereby. Interest on each Class of Bonds will be payable monthly on the 25th day of each month, or if such day is not a business day, the next succeeding business day (each, a "Payment Date"), commencing on November 25, 1997. See "DESCRIPTION OF THE BONDS -- Interest" herein. Payments of principal of each Class of Bonds on each Payment Date will be made in the manner described herein under "DESCRIPTION OF THE BONDS -- Principal." The Bonds are redeemable only under the circumstances described herein.

     The Issuer is a Delaware business trust established by Sequoia Mortgage Funding Corporation (the "Company"), a wholly owned subsidiary of Redwood Trust, Inc., a Maryland corporation ("Redwood Trust"). The Bonds represent limited obligations of the Issuer payable solely from the collateral pledged to secure the Bonds and are not insured or guaranteed by any government agency or instrumentality, the Company, Redwood Trust, the Master Servicer, the Insurer (except as set forth herein) or any other person or entity. Payments on the Bonds will be payable solely from approximately $756,727,490 of mortgages pledged to secure the Bonds ("Pledged Mortgages"), other collateral pledged to secure the Bonds and the Bond Insurance Policy. None of the Company, Redwood Trust or the Master Servicer has guaranteed or is otherwise obligated with respect to payment of the Bonds and no person or entity other than the Issuer is obligated to pay the Bonds, except as specifically set forth herein with regard to the Bond Insurance Policy. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Bonds.

     The Bonds will be unconditionally and irrevocably guaranteed as to payment of Insured Payments (as defined herein) pursuant to the terms of a financial guaranty insurance policy (the "Bond Insurance Policy") to be issued by Ambac Assurance Corporation (the "Insurer"). See "DESCRIPTION OF THE BONDS -- Bond Insurance Policy" and "-- The Insurer" herein.

     The Pledged Mortgages that will collateralize the Bonds are adjustable-rate, conventional, primarily 25-year mortgage loans secured by first liens on one- to four-family residential properties. The Bonds also will be secured by the Swap Agreement, the Bond Account and the Distribution Account described herein. Prior to their sale to the Issuer by the Company, the Pledged Mortgages will be held by Redwood Trust.

                                     [LOGO]
                                                  (Cover continued on next page)
                            ------------------------

     FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO INVESTMENTS IN THE BONDS, SEE "RISK FACTORS" COMMENCING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 19 OF THE PROSPECTUS.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================
                                             ORIGINAL PRINCIPAL     BOND INTEREST
                                                   BALANCE              RATE         STATED MATURITY(1)
--------------------------------------------------------------------------------------------------------
Class A-1...................................    $592,560,000             (2)          October 25, 2024
--------------------------------------------------------------------------------------------------------
Class A-2...................................    $156,600,000             (2)          October 25, 2024
========================================================================================================

(1) Calculated as described herein under "DESCRIPTION OF THE BONDS -- Stated Maturity."
(2) Each Class of Bonds shall bear interest at a variable rate which shall be based, to the extent described herein, on the One-Year Treasury ARM Index for the Class A-1 Bonds and One-Month LIBOR for the Class A-2 Bonds (each such term, as defined herein). See "SUMMARY -- Payments of Interest -- Bond Interest Rate" herein.

                            ------------------------

     The Bonds will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Bonds are expected to be approximately $753,399,990, plus accrued interest, before deducting issuance expenses payable by the Issuer.

     The Bonds are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Bonds will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL and Euroclear on or about November 6, 1997.

                            ------------------------

                              MERRILL LYNCH & CO.

                            ------------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 24, 1997.

(Cover continued from previous page)

     THE YIELD TO INVESTORS IN THE BONDS WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE PLEDGED MORTGAGES AND THE LEVEL OF THE ONE-YEAR TREASURY ARM INDEX, IN THE CASE OF THE CLASS A-1 BONDS, AND ONE-MONTH LIBOR, IN THE CASE OF THE CLASS A-2 BONDS, EACH OF WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE YIELD TO MATURITY OF BONDS PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE BONDS SHOULD CONSIDER, IN THE CASE OF ANY SUCH BONDS PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY BONDS PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. THE YIELD TO INVESTORS IN THE BONDS ALSO MAY BE ADVERSELY AFFECTED BY REALIZED LOSSES (AS DEFINED HEREIN). NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE PLEDGED MORTGAGES, THE AMOUNT AND TIMING OF REALIZED LOSSES, OR AS TO THE RESULTING YIELD TO MATURITY OF THE BONDS.

     The Underwriter intends to make a secondary market in the Bonds, but has no obligation to do so. There is currently no secondary market for the Bonds and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Bondholders with a sufficient level of liquidity of investment. The Bonds will not be listed on any national securities exchange.
                            ------------------------

     This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus of the Company dated October 24, 1997 and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In addition to the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the Prospectus, the financial statements included in, or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by the Insurer, are hereby incorporated by reference in this Prospectus Supplement:

          (a) The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996 included in the Annual Report on Form 10-K of the Insurer for the year ended December 31, 1996; and

          (b) The consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1997 and for each of the six month periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of the Insurer for the period ended June 30, 1997.

     All financial statements included in documents filed by the Insurer and its subsidiaries pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Insurer and its subsidiaries included in or as an exhibit to the documents of the Insurer referred to above and filed pursuant to
Section 13(a), 13(c), 14 or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Bonds offered hereby, and the offering of such Bonds at that time shall be deemed to be the initial bona fide offering thereof.

     The Company will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above and in the Prospectus under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Company at 591 Redwood Highway, Suite 3120, Mill Valley, CA 94941, telephone: (415) 381-1765, facsimile number: (415) 381-1773, Attention: Sequoia Mortgage Trust 2 Officer.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "INDEX OF CERTAIN DEFINITIONS" on page S-55 of this Prospectus Supplement and page 85 of the Prospectus for the location of the definitions of certain capitalized terms.

Bonds......................  Sequoia Mortgage Trust 2, Collateralized Mortgage
                             Bonds (the "Bonds"). The Bonds will be issued pursuant to the Indenture and will be secured by, among other things, a pool of adjustable rate, single-family mortgage loans (the "Pledged Mortgages"). The Bonds will consist of the following Classes:

                                                 CLASS                    ORIGINAL PRINCIPAL AMOUNT
                                ----------------------------------------  -------------------------
                                Class A-1 Bonds.........................        $ 592,560,000
                                Class A-2 Bonds.........................        $ 156,600,000

                             The Bonds will constitute "Book-Entry Bonds" as such term is used in the Prospectus.

Issuer.....................  The Issuer, Sequoia Mortgage Trust 2, is a
                             statutory business trust established under the laws of the State of Delaware by the Deposit Trust Agreement (as defined herein) for the sole purpose of issuing the Bonds and the Investor Certificate. The settlor and sole beneficiary of the Issuer is Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Company"), and a wholly owned subsidiary of Redwood Trust, Inc., a Maryland corporation ("Redwood Trust"). The Owner Trustee of the Issuer is Wilmington Trust Company. Redwood Trust will be the manager of the Issuer pursuant to a management agreement (the "Management Agreement") entered into with the Issuer. None of the Company, Redwood Trust or the Master Servicer has guaranteed or is otherwise obligated with respect to payment of the Bonds, and no person or entity other than the Issuer is obligated to pay the Bonds, except as specifically set forth herein with regard to the Bond Insurance Policy. See "THE ISSUER" herein and in the Prospectus.

Bond Trustee and
  Administrator............  Norwest Bank Minnesota, N.A., a national banking association, is the bond trustee (in such capacity, the "Bond Trustee") under an Indenture dated as of October 1, 1997 (the "Indenture") between the Issuer and the Bond Trustee, and is the administrator (in such capacity, the "Administrator") under an Administration Agreement dated as of October 1, 1997 (the "Administration Agreement") among the Issuer, Redwood Trust, the Bond Trustee and the Administrator.

Owner Trustee..............  Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware (the "Owner Trustee").

Purchase and Servicing
  Agreements...............  Prior to the Closing Date, Redwood Trust and the
                             Master Servicer entered into a mortgage loan purchase agreement, a master servicing agreement (the "Master Servicing Agreement"), and a pledged asset mortgage servicing agreement (the "Pledged Asset Servicing Agreement") pursuant to which Redwood Trust purchased the Pledged Mortgages and the Master Servicer agreed to perform certain servicing functions with respect to the Pledged Mortgages and certain additional pledged assets. The Master Servicing Agreement and the Pledged Asset

                             Servicing Agreement are collectively referred to herein as the "Master Servicing Agreement." See "SERVICING OF THE PLEDGED MORTGAGES" herein.

                             On or prior to the Closing Date, all of the Pledged Mortgages will have been deposited with the Issuer by the Company which, in turn, will have acquired them from Redwood Trust pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company, the Issuer and Redwood Trust. Redwood Trust will also assign all of its right, title and interest in the Master Servicing Agreement to the Company which will in turn assign all of its rights thereunder to the Issuer which will in turn assign its rights thereunder to the Bond Trustee pursuant to the Indenture.

Master Servicer............  Merrill Lynch Credit Corporation ("MLCC"), a
                             wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc. and an affiliate of the Underwriter, will act as master servicer (the "Master Servicer") for the Pledged Mortgages.

Deposit Trust Agreement....  The Issuer has been established and the Investor
                             Certificate will be issued pursuant to a deposit trust agreement dated as of October 1, 1997 (the "Deposit Trust Agreement") between the Company and the Owner Trustee.

Investor Certificate.......  One or more Investor Certificates will represent the entire beneficial ownership interest in the Issuer. The Investor Certificate or Certificates will initially be retained by the Company and will generally evidence the right to distributions on and other proceeds of the Pledged Mortgages, to the extent not used to pay the Bonds or other expenses of the Issuer. See "DESCRIPTION OF THE
                             BONDS -- Investor Certificate Payment" herein. Only the Bonds are offered hereby. Any information contained herein with respect to the Investor Certificate is provided only to permit a better understanding of the Bonds.

Cut-off Date...............  October 1, 1997.

Closing Date...............  On or about November 6, 1997.

Payment Date...............  The 25th day of each month or, if such day is not a business day, the first business day thereafter, commencing in November 1997 (each, a "Payment Date"). Payments on each Payment Date will be made to Bondholders of record as of the related Record Date, except that the final payment on the Bonds will be made only upon presentment and surrender of the Bonds at the Corporate Trust Office of the Bond Trustee.

Record Date................  The Record Date for any Payment Date will be the last day of the month preceding the month of such Payment Date (or in the case of the first Payment Date, the Closing Date).

Payments of Interest.......  On each Payment Date, the Bondholders will be entitled to receive interest in the amount of the Interest Payment Amount for such Payment Date. See "DESCRIPTION OF THE BONDS -- Interest" herein and "DESCRIPTION OF THE BONDS -- Payments of Interest" in the Prospectus.

  A. Interest Payment
     Amount................  Interest on each Class of Bonds will be payable monthly on each Payment Date in an amount (the "Interest Payment Amount") equal to interest accrued on the then outstanding Principal Balance for such

                             Class immediately prior to such Payment Date at the related Bond Interest Rate for the related Interest Accrual Period.

                             The "Interest Accrual Period" for each Payment Date will be the period commencing on the immediately preceding Payment Date (or, in the case of the first Interest Accrual Period, commencing on October 25, 1997) and ending on the day immediately preceding such Payment Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

  B. Bond Interest Rate....  The interest rate for the Class A-1 Bonds (the
                             "Class A-1 Interest Rate") on each Payment Date after the first and second Payment Dates will be equal to a per annum floating rate equal to the One-Year Treasury ARM Index for the related Interest Accrual Period. The Class A-1 Interest Rate for the first and second Payment Dates will equal 6.50% per annum.

                             The "One-Year Treasury ARM Index" will be equal to the arithmetic average of twelve reference rates determined in the manner described under "DESCRIPTION OF THE BONDS -- Interest -- One-Year Treasury ARM Index Determination" herein. Each of the reference rates will be limited to a maximum rate of 10%.

                             The interest rate for the Class A-2 Bonds (the "Class A-2 Interest Rate" and together with the Class A-1 Interest Rate, the "Bond Interest Rates") on each Payment Date will be equal to the lesser of
                             (i) a per annum floating rate equal to One-Month LIBOR, for the related Interest Accrual Period, plus 0.34% and (ii) 10% per annum. The Class A-2 Interest Rate for the first Payment Date will equal 5.99625% per annum.

                             Notwithstanding the foregoing, the Bond Interest Rate for each Class of Bonds will be subject to certain additional limitations in the event that a default under the Bond Insurance Policy has occurred and is continuing. See "DESCRIPTION OF THE BONDS -- Interest" herein.

                             The Bond Interest Rate for each Class of Bonds for each Payment Date will be determined by the Bond Trustee as described under "DESCRIPTION OF THE BONDS -- Interest -- One-Year Treasury ARM Index Determination" and "-- Interest -- One-Month LIBOR Rate Determination" herein.

Payments of Principal......  On each Payment Date, to the extent funds are available therefor, principal payments in reduction of the then outstanding Principal Balance on each Class of Bonds will be made on a pro rata basis according to the outstanding Principal Balance of each Class, subject to the priorities set forth herein under "DESCRIPTION OF THE
                             BONDS -- Principal" in an amount equal to the Principal Payment Amount for such Payment Date. The Principal Payment Amount is described under "DESCRIPTION OF THE BONDS -- Principal" herein. The "Principal Balance" of each Class of Bonds on any date of determination is the initial principal balance thereof as of the Closing Date reduced by all payments of principal thereon prior to such date of determination. The "Bond Principal Balance" on any date of determination is the aggregate of the Principal Balances of both Classes of Bonds on such date of determination.

Stated Maturity............  The Stated Maturity for the Bonds is the date determined by the Company which is the 24th Payment Date immediately following the latest maturity date of any Pledged Mortgage. The Stated Maturity for the Bonds is October 25, 2024. See "DESCRIPTION OF THE

                             BONDS -- Stated Maturity" and "-- Weighted Average Lives of the Bonds" herein.

Redemption of Bonds........  The Bonds may be redeemed in whole, but not in part, at the Issuer's option, on any Payment Date after the earlier of either (a) ten (10) years after the Closing Date or (b) the Payment Date after which the Pool Principal Balance with respect to such Payment Date is 25% or less of the Initial Pool Principal Balance (each, as defined below), at a redemption price equal to, in the case of the Class A-1 Bonds, 101% of the unpaid Principal Balance for such Class and, in the case of the Class A-2 Bonds, 100% of the unpaid Principal Balance for such Class, plus in both cases accrued and unpaid interest thereon at the applicable Bond Interest Rate (the "Redemption Price"), plus all amounts due to the Insurer pursuant to the Insurance Agreement. At the option of the Issuer, such an optional redemption of the Bonds can be effected without retiring such Bonds so that the Issuer has the ability to own or resell such Bonds. Upon redemption and retirement of the Bonds the collateral securing the Bonds will be released from the lien of the Indenture. See "DESCRIPTION OF THE BONDS -- Redemption" herein and "DESCRIPTION OF THE BONDS -- Optional Redemption" in the Prospectus.

                             The "Pool Principal Balance" with respect to any Payment Date equals the aggregate of the Stated Principal Balances of the Pledged Mortgages outstanding on the Due Date in the month of such Payment Date. The "Initial Pool Principal Balance" means the Pool Principal Balance as of the Cut-off Date. "Stated Principal Balance" means, as to any Pledged Mortgage and Due Date, the unpaid principal balance of such Pledged Mortgage as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Credit Enhancement.........  The credit enhancement provided for the benefit of the Bondholders consists solely of excess spread, overcollateralization and the Bond Insurance Policy. Excess spread and overcollateralization will be derived from the internal cash flows of the Pledged Mortgages.

  A. Excess Spread.........  Credit support for the Bonds will be provided to the extent that excess spread exists, i.e., to the extent (after taking into account any net payment to, or receipt of a net payment from, the Swap Provider for the related Payment Date) that a positive spread may exist between (i) the weighted average at the beginning of the related Due Period of the Net Mortgage Rates on the Pledged Mortgages (the "Weighted Average Net Mortgage Rate") and (ii) the weighted average of the Bond Interest Rates (any such positive spread, the "Positive Rate Differential"). Whether at any time any Positive Rate Differential exists will depend on a variety of factors, including the relationship of the movements in the indices applicable to the Pledged Mortgages and those applicable to the Bonds, over which no prediction can be made or assurance given.

                             The "Net Mortgage Rate" of a Pledged Mortgage is the Mortgage Rate thereof minus the related Expense Fee Rate.

                             The "Expense Fee Rate" for a Pledged Mortgage for any calendar month equals the sum of the Servicing Fee Rate for such Pledged Mortgage, the Correspondent Trailing Premium rate, if any, for such Pledged Mortgage and the per annum rate that represents such Pledged Mortgage's pro rata share, for such month, of the sum of the Management Fee, the Bond Insurance Policy premium, and the fees payable to the Owner Trustee and the Custodian. The "Servicing Fee Rate" for each Pledged Mortgage represents the per annum rate at which the servicing compensation for the Master Servicer (the "Servicing Fee") accrues and is equal to 0.25% of the Stated Principal Balance of each Pledged Mortgage. The "Correspondent Trailing Premium" for certain of the Pledged Mortgages represents an additional fee payable by the Master Servicer on a monthly basis to the correspondent lender which originated the related Pledged Mortgage. The "Management Fee" represents the compensation payable to Redwood Trust as manager under the Management Agreement and will equal $1,000 per month. In addition, as compensation for its services as manager under the Management Agreement, Redwood Trust will also receive each month any investment income on the Bond Account.

  B. Overcollateralization...Additional credit support for the Bonds will be provided through limited overcollateralization, i.e., the pledge to the Bond Trustee on the Closing Date of Pledged Mortgages having an aggregate Stated Principal Balance in excess of the Bond Principal Balance on the Closing Date. Such excess is the "Overcollateralization Amount" as of the Closing Date. Thereafter, with respect to any Payment Date, the "Overcollateralization Amount" equals the excess, if any, of (x) the Pool Principal Balance with respect to such Payment Date, over (y) the Bond Principal Balance as of such Payment Date (after giving effect to the making of all payments on such Payment Date). After the Closing Date, principal distributions on the Bonds will be made on each Payment Date, to the extent of Net Available Funds available therefor, in amounts up to the amount necessary to maintain the Overcollateralization Amount at a level equal to the Specified Overcollateralization Amount. The Specified Overcollateralization Amount may adjust after the Closing Date, as described herein. See "DESCRIPTION OF THE BONDS -- Principal" and
                             "-- Overcollateralization
                             Provisions -- Overcollateralization Resulting from Cashflow Structure" herein.

  C. Bond Insurance
     Policy................  On the Closing Date, Ambac Assurance Corporation
                             (the "Insurer") will issue a financial guaranty insurance policy (the "Bond Insurance Policy") pursuant to which it will irrevocably and unconditionally guarantee payment of the Insured Payments, as described herein. See "DESCRIPTION OF THE BONDS -- Bond Insurance Policy" herein.

                             On each Payment Date, if necessary, a claim will be made on the Bond Insurance Policy to cover (a) for any Payment Date prior to the Stated Maturity, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (ii) the Subordination Deficit, (b) for the Stated Maturity, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (ii) the excess, if any, of the Bond Principal Balance of the Bonds over Net Available Funds not used to pay the Interest Payment Amount for such Stated Maturity and (c) for any date on which the acceleration of the Bonds has been directed or consented to by the Insurer pursuant to the Administration Agreement or the Indenture, an amount equal to the excess, if any, of the Bond Principal Balance, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Net Available Funds for such Payment Date (the "Deficiency Amount").

                             The Insurer will be subrogated to the rights of the Bondholders to receive any payments on the Bonds to the extent of payments under the Bond Insurance Policy that remain unreimbursed. In addition, under the Indenture, absent the existence and continuation of a default by the Insurer under the Bond Insurance Policy, the Insurer will be entitled to exercise certain voting rights of the Bondholders without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Insurer. In addition, absent the existence and continuation of a default by the Insurer, the Insurer, rather than the Bond Trustee or the Bondholders, will have the right to direct all matters relating to the Bonds in any proceeding in a bankruptcy of the Issuer. See "DESCRIPTION OF THE BONDS -- The Bond Insurance Policy" herein.

Advances...................  The Master Servicer is obligated to make cash advances ("Monthly Advances") with respect to delinquent payments of principal and interest on any Pledged Mortgage serviced by it to the extent described herein. See "SERVICING OF THE PLEDGED MORTGAGES" herein.

Certain Prepayment and
  Yield Considerations and
  Risks....................  The rate of principal payments on the Bonds, the aggregate amount of payments on the Bonds and the yields to maturity of the Bonds will be related to the rate and timing of payments of principal on the Pledged Mortgages and the level of the applicable Bond Interest Rate.

                             Since the rate of payment of principal on the Pledged Mortgages will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Bond may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Pledged Mortgages. Further, an investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Pledged Mortgages could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Pledged Mortgages could result in an actual yield to such investor that is lower than the anticipated yield.

                             Because the Pledged Mortgages may be prepaid at any time, it is not possible to predict the rate at which payments of principal of the Bonds will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds. See "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations; Reinvestment Risk" in the Prospectus.

Security for the Bonds.....  The Bonds will be secured by collateral consisting of the items (in addition to the credit enhancement provided by the Bond Insurance Policy) set forth below:

  A. Pledged Mortgages.....  The Pledged Mortgages will consist primarily of a pool (the "Pledged Mortgage Pool") of adjustable rate, conventional, primarily 25-year mortgage loans secured by first liens on one- to four-family residential properties and having an aggregate Stated Principal Balance as of the Cut-off Date equal to approximately $756,727,490 (the "Cut-off Date Stated Principal Balance"). Payments of principal and interest on the Bonds will be based on payments received on the Pledged Mortgages, as described herein. See "SECURITY FOR THE
                             BONDS -- The Pledged Mortgages" and "DESCRIPTION OF THE BONDS -- Payments of Interest" and "-- Payments of Principal" in the Prospectus.

                             All of the Pledged Mortgages will have a maximum Mortgage Rate (the "Maximum Mortgage Rate"). The Maximum Mortgage Rates range from 12.0% to 14.0%. None of the Pledged Mortgages will be subject to periodic interest rate caps. Each Pledged Mortgage has an original term to maturity of 25 years and is scheduled to pay only interest for the first 10 years of its term. Commencing in its eleventh year, each Pledged Mortgage is scheduled to amortize on a 15-year fully amortizing basis.

                             In the case of substantially all of the Pledged Mortgages, the per annum interest rate (the "Mortgage Rate") for the Pledged Mortgages with Mortgage Rates based on the One-Month LIBOR Index will be adjusted monthly and the Mortgage Rate for the Pledged Mortgages with Mortgage Rates based on the Six-Month LIBOR Index will be adjusted semi-annually. The date on which the Mortgage Rate is adjusted is referred to as the "Adjustment Date." Subject to its Maximum Mortgage Rate, the Mortgage Rate of a Pledged Mortgage based on the One-Month LIBOR Index or the Six-Month LIBOR Index is calculated as follows:

                             One-Month LIBOR Index. The Mortgage Rate borne by 50.60% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal (the "One-Month LIBOR Index") most recently available as of 25 days prior to the related Adjustment Date plus a margin (the "Margin") ranging from 0.88% to 2.63%.

                             Six-Month LIBOR Index. The Mortgage Rate borne by 49.35% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal (the "Six-Month LIBOR Index") most recently available as of 45 days prior to the related Adjustment Date plus a Margin ranging from 0.75% to 3.25%.

                             The Pledged Mortgages provide that the related mortgagor has the option which may be exercised only one time to convert the adjustable interest rate on such Pledged Mortgage to a different Index, provided that certain conditions have been satisfied (an "Index Convertible Pledged Mortgage"). The available Indices to which an Index Convertible Pledged Mortgage with a Mortgage Rate based on the Six-Month

                             LIBOR Index or a Mortgage Rate based on the One-Month LIBOR Index may be converted are the Prime Index and the Treasury Index. In connection with the conversion to a new Index, the frequency of the Adjustment Date is not changed. Subject to its Maximum Mortgage Rate, the Mortgage Rate of a Pledged Mortgage based on the Prime Index or the Treasury Index is calculated as follows:

                             Prime Index. The Mortgage Rate borne by 0.01% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) may be adjusted every month or every six months to equal the highest Prime Rate listed under "Money Rates" in The Wall Street Journal (the "Prime Index") most recently available as of 25 days, in the case of Pledged Mortgages that adjust monthly, and 45 days, in the case of Pledged Mortgages that adjust semi- annually, prior to an Adjustment Date plus a Margin of 0.25%.

                             Treasury Index. The Mortgage Rate borne by 0.04% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) may be adjusted every month or every six months to equal the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve board in Statistical Release H.15 (the "Treasury Index") most recently available as of 25 days, in the case of Pledged Mortgages that adjust monthly, and 45 days, in the case of six-month adjustable Pledged Mortgages that adjust semi-annually, prior to an Adjustment Date plus a Margin ranging from 2.50% to 2.63%.

                             Each of the Prime Index, the One-Month LIBOR Index, the Six-Month LIBOR Index and the Treasury Index is an "Index" and together, the "Indices."

                             Approximately 0.73% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) provide that, at the option of the related mortgagor, the adjustable interest rate on such Pledged Mortgage may be converted to a fixed interest rate, provided that certain conditions have been satisfied. Upon the conversion of any Pledged Mortgage from an adjustable interest rate to a fixed interest rate, the Master Servicer will be obligated to repurchase such Pledged Mortgage from the Issuer. The price to be paid for such Pledged Mortgage (the "Conversion Price") will be equal to the outstanding principal balance thereof plus accrued interest thereon net of any servicing fee. Index Convertible Pledged Mortgages will not be subject to repurchase upon their conversion to another Index.

                             On each Adjustment Date for a Pledged Mortgage during the first 10 years of its term, its monthly payment will be adjusted to equal one month's interest at the Mortgage Rate determined for such Adjustment Date. During the last 15 years of its term, its monthly payment will be adjusted on each Adjustment Date to equal an amount that will fully amortize the outstanding principal of the Pledged Mortgage over its remaining term at the related Mortgage Rate.

                             With the exception of 1.73% of the Pledged
                             Mortgages (by Cut-off Date Stated Principal
                             Balance), the Pledged Mortgages, including Pledged Mortgages having a Loan-to-Value Ratio greater than 80%, are not insured under any Primary Mortgage Insurance Policy (as defined in the Prospectus) or other credit insurance policy. Pledged Mortgages having a Loan-to-Value Ratio at origination greater than 80% are generally

                             Mortgage 100(SM) or Parent Power(R) loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (the "Additional Collateral Loans"). Such additional collateral and guarantee are no longer required when the Loan-to-Value Ratio for such Additional Collateral Loan is reduced to the Master Servicer's applicable Loan-to-Value Ratio limit by virtue of a reduction in the principal balance of the related Pledged Mortgage or an increase in the appraised value of the Mortgaged Property as determined by the Master Servicer. The pledge agreement or guaranty agreement, as applicable, and the security interest in such additional collateral (the "Additional Collateral") will be assigned to the Bond Trustee. The Insurer has previously issued a limited purpose surety bond (the "Limited Purpose Surety Bond"), which is limited in amount and separate from the Bond Insurance Policy, and will guarantee receipt by the Bond Trustee of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal upon the liquidation of the related Additional Collateral Loan. The Limited Purpose Surety Bond will not cover any payments on the Bonds that are recoverable or sought to be recovered as a voidable preference under applicable law. For information concerning the Insurer and the Bond Insurance Policy, see "DESCRIPTION OF THE BONDS -- Bond Insurance Policy" and "-- The Insurer."

                             See "SECURITY FOR THE BONDS -- The Pledged
                             Mortgages" and "MLCC AND ITS MORTGAGE PROGRAMS" herein.

  B. The Swap Agreement....  On the Closing Date the Issuer will enter into an interest rate swap agreement (the "Swap Agreement") with Merrill Lynch Capital Services, Inc., as swap counterparty (the "Swap Provider") as a means to protect against substantially all of the interest rate risk that may result from the difference between the Class A-1 Interest Rate and the Mortgage Rates of the Pledged Mortgages. Also on the Closing Date, Merrill Lynch & Co., Inc. ("ML&Co.") will enter into a guarantee whereby ML&Co. will guarantee amounts payable by the Swap Provider under the Swap Agreement.

                             Under the Swap Agreement, not later than the Business Day immediately preceding each Payment Date, the Issuer will be entitled to receive from the Swap Provider an amount (the "Swap 1 Amount") equal to the amount obtained by multiplying (a) the Class A-1 Interest Rate, (b) a notional balance equal to the outstanding Principal Balance of the Class A-1 Bonds, and (c) a fraction equal to a 30-day month divided by a 360-day year.

                             Under the Swap Agreement, not later than the Business Day immediately preceding each Payment Date, the Issuer will be obligated to pay to the Swap Provider an amount (the "Swap 2 Amount") equal to the sum of (i) the amount obtained by multiplying (a) the Rolling Six-Month LIBOR Index (as defined below) plus 0.35% (subject to a maximum rate of 10%), (b) a notional balance (the "Six-Month LIBOR Notional Balance") equal to the lesser of (1) the Pool Principal Balance minus the aggregate Stated Principal Balance of Pledged Mortgages with Mortgage Rates based on the One-Month LIBOR Index and (2) the outstanding Principal Balance of the Class A-1 Bonds, and (c) a fraction equal to a 30-day month divided by a 360-day year, and (ii) the amount obtained by multiplying (a) the Current One-Month LIBOR Index (as defined below) plus 0.35% (subject to a maximum rate of 10%), (b) a notional balance (the "One-Month LIBOR Notional Balance") equal to the outstanding Principal Balance of the Class A-1 Bonds minus the current Six-Month LIBOR Notional Balance, and (c) a fraction equal to a 30-day month divided by a 360-day year.

                             The "Rolling Six-Month LIBOR Index" with respect to any Payment Date is the arithmetic average of the London interbank offered rate for six-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal on the 15th day of the month (or if such day is not a Business Day, the first Business Day preceding such day) in which such Payment Date occurs and the London interbank offered rate for six-month U.S. dollar deposits determined in a similar manner for each of the five months immediately preceding the month in which such Payment Date occurs.

                             The "Current One-Month LIBOR Index" with respect to any Payment Date is the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal as of the date 25 days before the first day of the month immediately preceding the month in which such Payment Date occurs (or if such date is not a Business Day, the first Business Day preceding such date).

                             The obligations of the Issuer and the Swap Provider will be settled on a net basis. Only the net amount equal to the excess, if any, of the Swap 1 Amount over the Swap 2 Amount or the excess, if any, of the Swap 2 Amount over the Swap 1 Amount will be payable by the Swap Provider or the Issuer, respectively, to the other party. See "SECURITY FOR THE BONDS -- The Swap Agreement" herein.

  C. Bond Account..........  On or prior to the Closing Date, the Bond Trustee will establish and maintain or cause to be established and maintained a separate account for the collection of payments on the Pledged Mortgages (the "Bond Account"). See "DESCRIPTION OF THE
                             BONDS -- Payments on Pledged Mortgages; Accounts" herein and "SERVICING OF THE PLEDGED MORTGAGES" herein and in the Prospectus.

  D. Distribution
     Account...............  On or prior to the Closing Date, an account (the
                             "Distribution Account") will be established and maintained with the Bond Trustee for the benefit of the Bondholders, the Insurer and the Swap Provider. On the business day immediately prior to each Payment Date, the Bond Trustee will withdraw from the Bond Account the Available Funds (as defined herein) for such Payment Date, and will deposit such amount in the Distribution Account. See "DESCRIPTION OF THE BONDS -- Payments on Pledged Mortgages; Accounts" herein.

Federal Income Tax
  Consequences.............  The Bonds will be treated as debt for federal income tax purposes, and will be taxable to non-exempt Bondholders. The prepayment rate used by the Issuer for purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Pledged Mortgages are prepaid at a rate of 15% CPR. Based upon the assumed prepayment rate and expected price to the public of the Bonds as of the date hereof (including interest accrued before the Closing Date, if any) the Class A-1 Bonds will be issued at a premium and the Class A-2 Bonds will not be issued with original issue discount. The Issuer intends to treat the Bonds as "Variable Rate Debt Instruments" and the stated interest on the Bonds as "qualified stated interest payments" (as each such term is defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

                             Notwithstanding the use of the Prepayment
                             Assumption in pricing the Bonds, no representation is made that the Pledged Mortgages will actually prepay at such assumed prepayment rate or at any other rate. The amount of original issue discount, if any, and certain other information with respect to each Bond will be set forth on the face of such Bond as required by applicable regulations. Payments on Bonds held by foreign persons will generally be exempt from United States withholding tax, subject to compliance with applicable certification procedures. Tax counsel to the Issuer has advised the Issuer that in its opinion the Bonds will be treated as debt for federal income tax purposes and not as an ownership interest in the Mortgage Collateral, the Issuer or a separate association taxable as a corporation. The Issuer will not elect to treat the segregated pool of assets securing the Bonds as a "real estate mortgage investment conduit" for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                             As a result, Bonds owned by a real estate investment trust will not be treated as "Government securities" but may qualify as "real estate assets" and if so interest on the Bonds would be considered "interest on obligations secured by mortgages on real property or on interests in real property." In any event, the Bonds will generate interest income that qualifies under the 95% income test applicable to real estate investment trusts. Similarly, the Bonds will not constitute "qualifying real property loans" for mutual savings banks or domestic building and loan associations and will not constitute "loans secured by an interest in real property" or "obligations of the United States" for domestic building and loan associations. In addition, Bonds held by a regulated investment company will not constitute "Government securities." See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

ERISA Matters..............  Fiduciaries of employee benefit plans and certain other retirement plans arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Pledged Mortgages securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset
                             Regulations"). Although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of the Bonds. See "ERISA

                             MATTERS" herein and in the Prospectus. Although not entirely free from doubt, the Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the Bonds should not be treated as having acquired a direct interest in the assets of the Issuer. See "ERISA MATTERS" herein and in the Prospectus. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

Legal Investment...........  The Bonds will constitute "mortgage related securities" for purposes of Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Bonds complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT" in the Prospectus.

Ratings....................  It is a condition of the issuance of the Bonds that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") (S&P and Moody's collectively, the "Rating Agencies"). The ratings of the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "RATINGS" herein.

                             The Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the Rating Agencies.

Use of Proceeds............  The Issuer intends to distribute all of the net proceeds of the issuance of Bonds to the Company which will apply such proceeds to the purchase of the Pledged Mortgages. The Pledged Mortgages will be purchased by the Company from Redwood Trust and sold to the Issuer by the Company. See "USE OF PROCEEDS" herein and in the Prospectus and "METHOD OF DISTRIBUTION" herein.

Risk Factors...............  For a discussion of certain risks associated with an investment in the see "RISK FACTORS" commencing on page S-15 herein and on page 19 in the Prospectus.

                                  RISK FACTORS

YIELD, PREPAYMENT AND MATURITY RISKS

     The rate of principal payments on the Bonds, the aggregate amount of payments on the Bonds and the yields to maturity of the Bonds will be related to the rate and timing of payments of principal on the Pledged Mortgages. The rate of principal payments on the Pledged Mortgages will in turn be affected by the amortization schedules of the Pledged Mortgages and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Pledged Mortgages due to defaults, casualties, condemnations and other events described below). The Pledged Mortgages may be prepaid by the Mortgagors at any time without a prepayment penalty. Generally, the Pledged Mortgages contain "due-on-sale" provisions, subject to applicable law and standard assumption clauses. See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein.

     Prepayments, liquidations and purchases of the Pledged Mortgages (including any optional purchase by Redwood Trust of a Delinquent Pledged Mortgage, purchases by Redwood Trust or the Issuer of a Defective Pledged Mortgage and any optional redemption of the Bonds by the Issuer, in each case as described herein) will result in payments on the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Pledged Mortgages. Optional purchases of Delinquent Pledged Mortgages by Redwood Trust will be at a price equal to 100% of the Stated Principal Balance of each such Pledged Mortgage and will not include any redemption premium in excess thereof. Since the rate of payment of principal on the Pledged Mortgages will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Bond may vary from the anticipated yield will depend upon the degree to which such Bond is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Pledged Mortgages. Further, an investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Pledged Mortgages could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Pledged Mortgages could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Pledged Mortgages, the Pledged Mortgages could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Pledged Mortgages. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Pledged Mortgages would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Pledged Mortgages in stable or changing interest rate environments.

     The timing of changes in the rate of prepayments on the Pledged Mortgages may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Pledged Mortgages, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE PLEDGED MORTGAGES OR AS TO THE YIELD TO MATURITY OF THE BONDS. INVESTORS ARE URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE BONDS BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH BONDS RESULTING FROM THEIR RESPECTIVE PRICES AND EACH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED PLEDGED MORTGAGE PREPAYMENT RATES.

CASHFLOW CONSIDERATIONS AND RISKS

     Even assuming that the Mortgaged Properties provide adequate security for the Pledged Mortgages, substantial delays could be encountered in connection with the liquidation of Pledged Mortgages that are delinquent, which could result in shortfalls in payments on the Bonds if the credit enhancement created by the overcollateralization of the Bonds and any Positive Rate Differential with respect to the Pledged Mortgages is insufficient and if payments under the Bond Insurance Policy were unavailable. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related Pledged Mortgages and could thereby reduce the proceeds payable to holders of the Bonds. In the event any of the Mortgaged Properties fail to provide adequate security for the related Pledged Mortgages, holders of the Bonds could experience a loss if the credit enhancement created by the overcollateralization of the Bonds and any Positive Rate Differential with respect to the Pledged Mortgages has been exhausted and if payments under the Bond Insurance Policy were unavailable.

LIMITED RECOURSE

     The Bonds represent limited obligations of the Issuer payable solely by collateral pledged under the Indenture and are not insured by any governmental agency or instrumentality, the Company, Redwood Trust, the Master Servicer, the Owner Trustee, the Bond Trustee, or, except as set forth herein, the Insurer or any other person or entity.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     As of the Cut-off Date, 0.81% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) were delinquent by one Scheduled Payment and none of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) were delinquent by two or more Scheduled Payments. Investors should consider the risk that the inclusion of such loans in the Pledged Mortgages may affect the rates of defaults and prepayments on such Pledged Mortgages and the yields on the Bonds. See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein.

PLEDGED MORTGAGE CONCENTRATION

     Approximately 21.49% and 11.94% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance) are secured by Mortgaged Properties located in California and Florida, respectively. Consequently, losses and prepayments on the Pledged Mortgages and the resultant payments on the Bonds may be affected significantly by changes in the housing markets and the regional economies in these areas, and also by the occurrence of natural disasters (such as earthquakes, hurricanes, tornados, tidal waves, mud slides, fires and floods) in these areas.

LIMITED LIQUIDITY OF INVESTMENT

     There can be no assurance that a secondary market will develop for the Bonds, or, if one does develop, that it will provide the holders of the Bonds with liquidity of investment or that it will continue to exist for the term of the Bonds.

BANKRUPTCY AND INSOLVENCY RISKS

     Redwood Trust, the Company and the Issuer will treat the transfer of the Pledged Mortgages by Redwood Trust to the Company and from the Company to the Issuer as a sale for all purposes. Nevertheless, in the event of a bankruptcy of Redwood Trust the trustee in bankruptcy could attempt to recharacterize the sale of the Pledged Mortgages to the Company as a borrowing secured by a pledge of mortgage loans, and in the event of a bankruptcy of the Company, the trustee in bankruptcy could attempt to recharacterize the sale of the Pledged Mortgages to the Issuer as a borrowing secured by a pledge of mortgage loans.

     In either case, if such an attempt to recharacterize the transfer of the loans were successful, a trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the Pledged Mortgages, with the holders of the Bonds entitled to no more than the then outstanding Bond Principal Balance, if any, of such Bonds together with interest at the Bond Interest Rate to the date of payment. In the event of an acceleration of the Bonds, the holders of the Bonds would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment.

BOOK-ENTRY BONDS

     LIMITED LIQUIDITY. Issuance of the Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary trading market since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" herein and in the Prospectus and "RISK FACTORS -- Effects of Book-Entry Registration" in the Prospectus.

     DIFFICULTY IN PLEDGING. Since transactions in the Bonds can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Bond Owner (as defined herein) to pledge a Bond to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Bonds. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" herein and in the Prospectus and "RISK FACTORS -- Effects of Book-Entry Registration" in the Prospectus.

     POTENTIAL DELAYS IN PAYMENT. Bond Owners may experience some delay in their receipt of payments of interest and principal on the Bonds since such payments will be forwarded by the Bond Trustee to DTC and DTC will credit such payments to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Bond Owners either directly or indirectly through indirect participants. Bond Owners will not be recognized as Bondholders as such term is used in the Indenture, and Bond Owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and its Participants. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" herein and in the Prospectus and "RISK FACTORS -- Effects of Book-Entry Registration" in the Prospectus.

RATINGS

     The ratings of the Bonds will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Insurer. Any reduction in the rating assigned to the claims-paying ability of the Insurer below the rating initially given to the Bonds would likely result in a reduction in the rating of the Bonds. The rating by the Rating Agencies of the Bonds is not a recommendation to purchase, hold or sell the Bonds, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, ratings assess credit risk and do not address likelihood of prepayments.

     FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS RELATING TO INVESTMENTS IN THE BONDS, SEE "RISK FACTORS" IN THE PROSPECTUS.

                                   THE ISSUER

     The Issuer is a statutory business trust established under the laws of the State of Delaware on or prior to the Closing Date by a deposit trust agreement. The Issuer was formed for the sole purpose of issuing the Bonds and the Investor Certificate. The Company is the settlor and sole beneficiary of the Issuer and Wilmington Trust Company is the Owner Trustee of the Issuer. The Company is a limited purpose finance corporation, the capital stock of which is wholly owned by Redwood Trust, Inc., a Maryland corporation ("Redwood Trust"). Redwood Trust will be the manager of the Issuer pursuant to a management agreement entered into with the Issuer. None of the Company, Redwood Trust, Wilmington Trust Company or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the Bonds and no person or entity other than the Issuer is obligated to pay the Bonds, except as specifically set forth herein with regard to the Bond Insurance Policy. See "DESCRIPTION OF THE
BONDS -- Bond Insurance Policy" herein.

     The Indenture and the Deposit Trust Agreement prohibit the Issuer from incurring any indebtedness other than the Bonds, or assuming or guaranteeing the indebtedness of any other person.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. See "THE INDENTURE" in the Prospectus.

     The Issuer will issue the Sequoia Mortgage Trust 2, Collateralized Mortgage Bonds (the "Bonds") in two Classes designated as Class A-1 and Class A-2. The Issuer will also issue a trust certificate evidencing a beneficial interest in the Issuer (the "Investor Certificate") to the Company as described herein. Only the Bonds are offered hereby. Each Class of Bonds will bear interest at the applicable Bond Interest Rate described herein.

BOOK-ENTRY BONDS

     The Bonds will be book-entry Bonds ("Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") may elect to hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations representing Bond Principal Balances of $1,000 and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate). Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Payment Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Payments with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and
"-- Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

     DTC has advised the Issuer and the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Issuer advises the Bond Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the Issuer or the Bond Trustee is unable to locate a qualified successor or (b) the Issuer, at its sole option, elects to terminate a book-entry system through DTC. The Bond Trustee shall notify the Insurer if the Bonds will no longer be Book-Entry Bonds.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Servicer, the Company, the Issuer, the Insurer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the BookEntry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     For a description of the procedures generally applicable to the Book-Entry Bonds, see "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" in the Prospectus.

PAYMENTS ON PLEDGED MORTGAGES; ACCOUNTS

     On or prior to the Closing Date, the Bond Trustee will establish and maintain a separate account for the collection of payments remitted by the Master Servicer on the Pledged Mortgages (the "Bond Account"). On or prior to the Closing Date, an account (the "Distribution Account") will be established and maintained with the Bond Trustee in trust for the benefit of the Bondholders, the Insurer and the Swap Provider. Prior to each Payment Date, the Bond Trustee will withdraw from the Bond Account the Available Funds for such Payment Date and will deposit such amount in the Distribution Account. The transfer of Available Funds from the Bond Account to the Distribution Account will occur on the Business Day immediately preceding each Payment Date. Funds credited to the Bond Account may be invested at the direction of Redwood Trust solely for the benefit and at the risk of Redwood Trust in certain Permitted Investments, as defined in the Indenture. Funds credited to the Distribution Account may be invested at the direction of the Bond Trustee and at the risk of the Bond Trustee in certain Permitted Investments and any investment income on such funds will be payable to the Bond Trustee .

PAYMENTS

     Payments on the Bonds will be made by the Bond Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in November 1997 (each, a "Payment Date"), to the persons in whose names such Bonds are registered at the close of business on the Record Date with respect to such Payment Date.

     Payments on each Payment Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds Bonds with an aggregate initial Principal Balance of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

     "Available Funds" for the Payment Date will generally be equal to the sum of:

          (i) the aggregate amount of scheduled payments on the Pledged Mortgages due on the related Due Date and received by the Master Servicer on or prior to the related Determination Date (net of the related Servicing Fees and any related Correspondent Trailing Premiums),

          (ii) any amounts representing miscellaneous fees and collections, including assumption fees collected from Mortgagors, to the extent not paid to the Master Servicer, and any amounts payable by the Company or the Bond Trustee as reimbursement of any investment losses,

          (iii) any unscheduled payments and receipts on the Pledged Mortgages, received during the calendar month preceding the month of such Payment Date including all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Pledged Mortgages, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds"), all other cash amounts received and retained in connection with the liquidation of defaulted Pledged Mortgages, by foreclosure or otherwise ("Liquidation Proceeds"), (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure), all partial or full prepayments received during such month and compensating interest paid by the Master Servicer to the extent provided for by the Master Servicing Agreement,

          (iv) amounts received with respect to such Payment Date as the purchase price in respect of a Defective Pledged Mortgage or Delinquent Pledged Mortgage repurchased by Redwood Trust, or a Pledged Mortgage that converted to a fixed interest rate and was repurchased by the Master Servicer, or any Substitution Adjustment Amount in respect of a Defective Pledged Mortgage that has been substituted for in lieu of repurchase by Redwood Trust, and the proceeds of any purchase of a Pledged Mortgage by the Master Servicer as a result of a breach of a representation, warranty or covenant by the Master Servicer or of any other such purchase by the Master Servicer to the extent otherwise required or permitted under the Master Servicing Agreement,

          (v) all Monthly Advances made for such Payment Date in respect of the Pledged Mortgages, in each case net of amounts reimbursable therefrom to the Master Servicer for Monthly Advances made with respect to prior Payment Dates and net of such amount as may be necessary to reimburse the Master Servicer or the Bond Trustee for certain costs and expenses (including any indemnification expenses) owed to either pursuant to the Master Servicing Agreement or the Indenture but only up to an amount set forth in the Master Servicing Agreement (the "Capped Amount"), and

          (vi) any net amount with respect to such Payment Date exchanged with the Swap Provider under the terms of the Swap Agreement (any net amount payable to the Swap Provider under the terms of the Swap Agreement will reduce the amount of Available Funds).

     With respect to any Payment Date, the "Due Date" is the first day of the month in which such Payment Date occurs; the "Due Period" is the immediately preceding calendar month; and a "Determination Date" is the fifteenth day of the month in which such Payment Date occurs.

     As more fully described below, the Available Funds for each Payment Date will be distributed by the Bond Trustee in the following order of priority, to the payment of the following amounts for such Payment Date: first, the Bond Insurance Policy premium, the fee payable to Redwood Trust under the Management Agreement and the fees payable to the Owner Trustee, second, the net amount, if any, payable to the Swap Provider, third, the Interest Payment Amount to Bondholders, fourth, the amount of any Bondholders' Interest Carryover, if applicable, to Bondholders, fifth, the Basic Principal Amount to Bondholders, sixth, the Insurer Reimbursement Amount, to the Insurer, seventh, the Excess Cash Flow Principal Amount to Bondholders, eighth, such amount as may be necessary to reimburse either the Master Servicer or the Bond Trustee for any amounts that would otherwise have been payable to it, but were in excess of the Capped Amount and such amount as may be necessary to reimburse the Owner Trustee for certain expenses not reimbursed by the Company, and ninth, any remaining amounts for such Payment Date to the holder of the Investor Certificate. The amount of Available Funds for any Payment Date after payment of the premium, management fee, trustee fee, custodial fee and swap payment set forth in clauses first and second, above, is referred to herein as the "Net Available Funds" for such Payment Date.

INTEREST

     The Bond Interest Rate on each Class of Bonds for each Payment Date is described herein under "Summary -- Bond Interest Rate." Notwithstanding such description, if as of any Payment Date a default under the Bond Insurance Policy exists and is continuing and the Class A-1 Interest Rate or Class A-2 Interest Rate calculated as described under "SUMMARY -- Bond Interest Rate" for such Payment Date exceeds the Weighted Average Net Mortgage Rate for the related Due Period, then the Class A-1 Interest Rate or the Class A-2 Interest Rate, as the case may be, for the related Interest Accrual Period will be equal to the Weighted Average Net Mortgage Rate (unless such Payment Date would be the seventh consecutive Payment Date on which at least one of the Bond Interest Rates would be equal to the Weighted Average Net Mortgage Rate, in which case, each Bond Interest Rate would be calculated as described under "SUMMARY -- Bond Interest Rate" regardless of the continuation of such Bond Insurance Policy default). If the Class A-1 Interest Rate or the Class A-2 Interest Rate for any Payment Date is based on the Weighted Average Net Mortgage Rate, the excess of
(a) the amount of interest on the Class A-1 Bonds or the Class A-2 Bonds that would have accrued in respect of the related Interest Accrual Period had interest been calculated based on the One-Year Treasury ARM Index or One-Month LIBOR, as the case may be (subject in each case to the applicable fixed-rate cap) over (b) the amount of interest on the applicable Class of Bonds actually accrued in respect of such Interest Accrual Period based on the Weighted Average Net Mortgage Rate, such excess, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the applicable rate calculated based on the One-Year Treasury ARM Index or One-Month LIBOR, as the case may be (subject in each case to the applicable fixed-rate cap) is referred to as the "Class A-1 Bondholders' Interest Carryover" or the "Class A-2 Bondholders' Interest Carryover", respectively (collectively, the "Bondholders' Interest Carryover"). Any Bondholders' Interest Carryover will be payable on the Payment Date when incurred or on any subsequent Payment Date to the extent that the Net Available Funds for such Payment Date are sufficient after distribution of the Interest Payment Amount for each Class of Bonds, as described herein under "-- Payments" above.

     On each Payment Date each Class of Bonds will be entitled to receive an amount allocable to interest (the "Interest Payment Amount") equal to the sum of
(i) interest at the related Bond Interest Rate for the related Interest Accrual Period for such Class of Bonds on the then outstanding Principal Balance for such Class immediately prior to such Payment Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such Class of Bonds on such prior Payment Dates and not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the related Bond Interest Rate. If the amount of Net Available Funds on any Payment Date is insufficient to make the Interest Payment Amount for each Class of Bonds, and the Insurer fails to make payments pursuant to the terms of the Bond Insurance Policy, any such shortfall shall be allocated pro rata among the Class A-1 and Class A-2 Bonds in proportion to the respective Interest Payment Amounts for such Class for such Payment Date. With respect to each Payment Date, the "Interest Accrual Period" will be the period commencing on the immediately preceding Payment Date (or, in the case of the first Interest Accrual Period, commencing on October 25, 1997) and ending on the date immediately preceding such Payment Date.

     Accrued interest to be paid on any Payment Date will be calculated on the basis of the then outstanding Principal Balance for such Class immediately prior to such Payment Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     ONE-YEAR TREASURY ARM INDEX DETERMINATION

     On the tenth business day prior to the commencement of each Interest Accrual Period after the first two Interest Accrual Periods for the Class A-1 Bonds (each a "One-Year Treasury ARM Index Determination Date"), the Bond Trustee will determine the One-Year Treasury ARM Index.

     The One-Year Treasury ARM Index for the Class A-1 Bonds will be a per annum floating rate equal to the arithmetic average of twelve rates (each, a "Reference Rate") determined in the following manner. Each month one of the twelve Reference Rates will be set and the rate so determined by the Bond Trustee will remain fixed for the following twelve months. Only one Reference Rate will be set each month; the other eleven Reference Rates will be the rates determined during the immediately preceding eleven months. For example, the Reference Rate for January 1998 will be set on the One-Year Treasury ARM Index Determination Date occurring in January 1998 and will remain fixed for the period of January 25, 1998 through January 24, 1999. The Reference Rate for February 1998 will be set on the One-Year Treasury ARM Index Determination Date in February 1998 and will remain fixed for the period of February 25, 1998 through February 24, 1999. The Bond Trustee will determine Reference Rates for March through December of 1998 in a similar manner.

     The One-Year Treasury ARM Index for the Class A-1 Bonds for each Interest Accrual Period will equal the arithmetic average of the twelve Reference Rates as determined by the Bond Trustee on the related One-Year Treasury ARM Index Determination Date after giving effect to the determination of the Reference Rate for that month.

     The Reference Rate determined each month will be set to a level equal to the One-Year Constant Maturity Treasury Index in effect for the week ending on Friday of the first full week (i.e., the week which includes the first Monday of the month) of the prior month plus a margin of 1.10%, subject, however, to (i) a maximum increase not to exceed the sum of the Reference Rate for such month determined in the immediately preceding year plus 2% and (ii) a maximum rate of 10%. For example, the Reference Rate for January 1999 will be based on the One-Year Constant Maturity Treasury Index in effect for the week ending on Friday of the first full week of December 1998, will not be greater than the Reference Rate for January 1998 plus 2% and will not be greater than 10%.

     The "One-Year Constant Maturity Treasury Index" will be the average of the published yield for each business day during the specified one full week of the yield on United States Treasury securities adjusted to a constant maturity of one year. Yields on Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no Treasury security with that exact maturity is outstanding. Such information on yields on Treasury securities is published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical

Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington D.C. 20551, (202) 452-3244.

     As of the Closing Date, the initial Reference Rates (which may differ from the Reference Rates that would have been calculated in the manner described above on the related One-Year Treasury ARM Index Determination Dates) will be as follows:

                                                      INITIAL
REFERENCE                          INITIAL            REFERENCE
RATE NO.        MONTH              PERIOD             RATE
---------     ---------     ---------------------     ----
     1        January       ( 1/25/97 -  1/24/98)     6.50%
     2        February      ( 2/25/97 -  2/24/98)     6.50%
     3        March         ( 3/25/97 -  3/24/98)     6.50%
     4        April         ( 4/25/97 -  4/24/98)     6.50%
     5        May           ( 5/25/97 -  5/24/98)     6.50%
     6        June          ( 6/25/97 -  6/24/98)     6.50%
     7        July          ( 7/25/97 -  7/24/98)     6.50%
     8        August        ( 8/25/97 -  8/24/98)     6.50%
     9        September     ( 9/25/97 -  9/24/98)     6.50%
    10        October       (10/25/97 - 10/24/98)     6.50%
    11        November      (11/25/97 - 11/24/98)     6.50%
    12        December      (12/25/96 - 12/24/97)     6.50%

     Based on the above Reference Rates, the Class A-1 Interest Rate for the Payment Dates in November 1997 and December 1997 will be 6.50% per annum.

     The Bond Trustee's establishment of the One-Year Constant Maturity Treasury Index and the Reference Rate for each month and the Bond Trustee's subsequent calculation of the Bond Interest Rate on the Class A-1 Bonds for any Interest Accrual Period, in the absence of wilful misconduct, bad faith or manifest error, will be final and binding. The Bond Interest Rate on the Class A-1 Bonds for any applicable Interest Accrual Period and the 12 Reference Rates used to calculate such rate may be obtained by telephoning the Bond Trustee at (410) 884-2000.

     ONE-MONTH LIBOR RATE DETERMINATION

     On the second business day prior to the commencement of each Interest Accrual Period for the Class A-2 Bonds (each a "LIBOR Rate Determination Date"), the Bond Trustee will determine One-Month LIBOR.

     "One-Month LIBOR" means, as of any LIBOR Rate Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing to the first day of such Interest Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Bond Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Bond Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Bond Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     The Class A-2 Interest Rate for the first Payment Date will equal 5.99625% per annum.

     The Bond Trustee's establishment of One-Month LIBOR (or an alternative index) and the Bond Trustee's subsequent calculation of the Bond Interest Rate on the Class A-2 Bonds for any Interest Accrual Period, in the absence of wilful misconduct, bad faith or manifest error, will be final and binding. The Bond Interest Rate on the Class A-2 Bonds for any applicable Interest Accrual Period may be obtained by telephoning the Bond Trustee at (410) 884-2000.

PRINCIPAL

     On each Payment Date, the "Principal Payment Amount" will equal the sum for such Payment Date of the Basic Principal Amount, the Excess Cash Flow Principal Amount, if any, and the amount of any Insured Payment made with respect to any Subordination Deficit. The Principal Payment Amount will be distributed as principal of the Class A-1 and Class A-2 Bonds on a pro rata basis according to the relative Principal Balances thereof. In no event will the Principal Payment Amount with respect to any Payment Date be greater than the then outstanding Bond Principal Balance of the Bonds.

     The "Basic Principal Amount" for any Payment Date will be equal to the lesser of (a) the Net Available Funds remaining after distribution of the Interest Payment Amount and any Bondholders' Interest Carryover for such Payment Date, (b) the Principal Distributable Amount for such Payment Date and (c) the amount necessary, if any, to reduce the Bond Principal Balance to the Targeted Principal Balance for such Payment Date.

     The "Principal Distributable Amount" for any Payment Date will be equal to the sum of:

          (i) the principal portion of all scheduled monthly payments on the Pledged Mortgages received or that were the subject of a Monthly Advance with respect to the related Due Date;

          (ii) the principal portion of all proceeds received with respect to such Payment Date of (x) the repurchase of a Defective Pledged Mortgage (or, in the case of a substitution, certain amounts representing a principal adjustment) or a Delinquent Pledged Mortgage by Redwood Trust,
     (y) the repurchase by the Master Servicer of a Pledged Mortgage upon conversion to a fixed rate or (z) any Pledged Mortgage purchased by the Master Servicer to the extent required or permitted under the Master Servicing Agreement, during the preceding calendar month; and

          (iii) the principal portion of all other unscheduled collections received during the preceding calendar month (or deemed to be received during such month) (including, without limitation, full and partial principal prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds), to the extent not distributed in the preceding month.

     The "Targeted Principal Balance" for any Payment Date will mean the Bond Principal Balance that is equal to (x) the Pool Principal Balance with respect to such Payment Date minus (y) the Specified Overcollateralization Amount for such Payment Date.

     The "Specified Overcollateralization Amount" will be an amount to be determined pursuant to the Administration Agreement. For each Payment Date, the Specified Overcollateralization Amount will adjust pursuant to the parameters set forth in the Administration Agreement and such parameters may themselves be amended (i) by agreement of the Issuer and, if no default exists and is continuing under the Bond Insurance Policy, the Insurer and with the advice of tax counsel and without the consent of the Bondholders or the Bond Trustee, or
(ii) by the Issuer with the consent of the Bond Trustee and the advice of tax counsel and without the consent of the Bondholders or, if a default exists and is continuing under the Bond Insurance Policy, the Insurer.

     The "Excess Cash Flow Principal Amount" for any Payment Date will be equal to the lesser of (i) the Net Monthly Excess Cashflow, if any, for such Payment Date and (ii) the amount necessary, if any, after application of the Basic Principal Amount for such Payment Date, to reduce the Bond Principal Balance to the Targeted Principal Balance for such Payment Date. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the amount of Net Available Funds, if any, remaining after payment of (i) the Interest Payment Amount, (ii) the amount of any Bondholders' Interest Carryover, (iii) the Basic Principal Amount and
(iv) the Insurer Reimbursement Amount. "Insurer Reimbursement Amount" equals, as of any Payment Date, the sum of (i) all amounts previously paid by the Insurer under the Bond Insurance Policy which have not previously been reimbursed, (ii) all other amounts due to the Insurer under the Insurance Agreement, other than the insurance premium and (iii) interest on the foregoing at the Late Payment Rate (as defined in the Insurance Agreement).

     The circumstances under which an Insured Payment with respect to any Subordination Deficit may be made are described under "Overcollateralization Provisions -- Overcollateralization and the Bond Insurance Policy" and "Bond Insurance Policy" below.

INVESTOR CERTIFICATE PAYMENT

     No payments shall be made on the Investor Certificate on any Payment Date on which funds available to pay principal on the Bonds are insufficient to reduce the Bond Principal Balance to the Targeted Principal Balance, i.e., at any time at which the Overcollateralization Amount is less than the Specified Overcollateralization Amount or on which any Insurer Reimbursement Amount remains outstanding. Conversely, on any Payment Date on which Net Available Funds remain after payment of the amount, if any, required to reduce the Bond Principal Balance to the Targeted Principal Balance for such Payment Date, reimbursement to the Insurer of the Insurer Reimbursement Amount and, if applicable, the payment of any Bondholders' Interest Carryover, and the payment of costs and expenses to the Master Servicer and the Bond Trustee, respectively, in excess of the respective Capped Amount, such remaining Net Available Funds shall be distributed to the holder of the Investor Certificate, which shall initially be the Company. Any amounts so distributed shall have been released from the lien of the Indenture and shall no longer be available to make payments on the Bonds or to the Insurer.

OVERCOLLATERALIZATION PROVISIONS

     OVERCOLLATERALIZATION RESULTING FROM CASHFLOW STRUCTURE

     As described under "-- Principal," above, after the Closing Date, principal distributions on the Bonds will be made on each Payment Date, to the extent of funds available therefor, in amounts up to the amount necessary to maintain the Overcollateralization Amount at a level equal to the Specified
Overcollateralization Amount.

     The Indenture provides that, on any Payment Date, all unscheduled collections on account of principal with respect to the Pledged Mortgages during the calendar month preceding the calendar month in which such Payment Date occurs will be distributed on the Bonds on such Payment Date. If any Pledged Mortgage becomes a Liquidated Mortgage, the Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Pledged Mortgage; the amount of any such insufficiency is generally defined as a "Realized Loss." The principal balance of any Pledged Mortgage after it becomes a Liquidated Mortgage shall equal zero. The Indenture does not contain any rule which requires that the amount of any Realized Loss be distributed to the Bondholders on the Payment Date which immediately follows the event of loss; i.e., the Indenture does not require the current recovery of losses by Bondholders. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount and may therefore increase the required principal distribution of the Bonds to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount. The effect of the foregoing is to allocate losses to overcollateralization by reducing payments on the Pledged Mortgages which the holder of the Investor Certificate would otherwise receive.

     OVERCOLLATERALIZATION AND THE BOND INSURANCE POLICY

     The "Subordination Deficit" with respect to a Payment Date is the amount, if any, by which (x) the Bond Principal Balance of the Bonds as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the Pool Principal Balance with respect to such Payment Date. The Indenture requires the Bond Trustee to make a claim for an Insured Payment under the Bond Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Bond Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Bonds on such Payment Date. Investors in the Bonds should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread (after taking into account any payment to, or receipt of a payment from, the Swap Provider) that may exist between the Weighted Average Net Mortgage Rate and the weighted average of the Bond Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including the relationship of the movements in the indices applicable to the Pledged Mortgages and those applicable to the Bonds, over which no prediction can be made or assurance given.

STATED MATURITY

     The Stated Maturity for the Bonds is the date determined by the Company as the 24th Payment Date immediately following the latest maturity date of any Pledged Mortgage. The Stated Maturity of the Bonds is October 25, 2024. See "DESCRIPTION OF THE BONDS -- Weighted Average Lives of the Bonds" and "SECURITY FOR THE BONDS" herein and in the Prospectus.

OPTIONAL PURCHASE OF DELINQUENT PLEDGED MORTGAGES

     Redwood Trust may, at its option, purchase from the Issuer any Pledged Mortgage which is delinquent in payment by 60 days or more (each, a "Delinquent Pledged Mortgage"). Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Pledged Mortgage plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month prior to the month in which such amount is to be distributed. Redwood Trust will notify the Insurer of any such purchase proposed to be made by it and the Insurer will be given the opportunity to object to any such purchase.

WEIGHTED AVERAGE LIVES OF THE BONDS

     The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Principal Balance of such Bond on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Principal Balance of such Bond referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Pledged Mortgages, see "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations; Reinvestment Risk" in the Prospectus.

     In general, the weighted average lives of the Bonds will be shortened if the level of prepayments of principal of the Pledged Mortgages increases. However, the weighted average lives of the Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments on the Pledged Mortgages. See "DESCRIPTION OF THE BONDS--Principal" herein. The weighted average lives of the Bonds also will be shortened if the Issuer redeems the Bonds as described herein under "-- Redemption."

     The interaction of the foregoing factors may have different effects on the Bonds at different times during the life of such Bonds. Accordingly, no assurance can be given as to the weighted average life of the Bonds.

For an example of how the weighted average lives of the Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

REDEMPTION

     The Bonds may be redeemed in whole, but not in part, at the Issuer's option, on any Payment Date on or after the earlier of either (a) ten (10) years after the Closing Date or (b) the Payment Date after which the Pool Principal Balance with respect to such Payment Date, is 25% or less of the Initial Pool Principal Balance, at a redemption price equal to, in the case of the Class A-1 Bonds, 101% of the unpaid Principal Balance for such Class and, in the case of the Class A-2 Bonds, 100% of the unpaid Principal Balance for such Class, plus in both cases accrued and unpaid interest thereon at the applicable Bond Interest Rate (the "Redemption Price"), plus all amounts due to the Insurer pursuant to the Insurance Agreement. In addition, the Redemption Price would include any then outstanding Bondholders' Interest Carryover Shortfalls. At the option of the Issuer, such an optional redemption of the Bonds can be effected without retiring such Bonds so that the Issuer has the ability to own or resell such Bonds. Upon redemption and retirement of the Bonds the collateral securing the Bonds will be released from the lien of the Indenture.

     Notice of any redemption by the Issuer must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

     See "DESCRIPTION OF THE BONDS -- Optional Redemption" in the Prospectus.

BOND INSURANCE POLICY

     The following information regarding the Bond Insurance Policy has been supplied by Ambac Assurance Corporation (the "Insurer") for inclusion in this Prospectus Supplement.

     The Insurer, in consideration of the payment of the premium and subject to the terms of the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Bond Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Insurer, for distribution by the Bond Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Bond Trustee whether or not such funds are properly applied by the Bond Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Bonds, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Bond Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the related Payment Date following receipt of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Bonds to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any amount payable under the Bond Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Payment is due or the second Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making claim under the Bond Insurance Policy it shall be deemed not to have been received by the Insurer for purposes of this paragraph, and the Insurer shall promptly so advise the Bond Trustee and the Bond Trustee may submit an amended Notice.

     Insured Payments due under the Bond Insurance Policy unless otherwise stated therein will be disbursed to the Bond Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Bond Trustee for the payment of such Insured Payment and legally available therefor.

     Subject to the terms of the Indenture, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Bonds to the extent of any payment by the Insurer under the Bond Insurance Policy.

     As used in the Bond Insurance Policy, the following terms shall have the following meanings:

          "Agreement" means the Administration Agreement dated as of the Closing Date, among the Issuer, Redwood Trust, the Administrator and the Bond Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer or banking institutions in the State of Maryland and The City of New York or in the city in which the corporate trust office of the Bond Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

          "Deficiency Amount" means (A) for any Payment Date prior to the Stated Maturity, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (ii) the Subordination Deficit, if any; (B) for the Stated Maturity, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (ii) the excess, if any, of the Bond Principal Balance of the Bonds over Net Available Funds not used to pay the Interest Payment Amount for such Stated Maturity; and (C) for any date on which the acceleration of the Bonds has been directed or consented to by the Insurer pursuant to the Agreement or the Indenture, an amount equal to the excess, if any, of the sum of the Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Net Available Funds for such Payment Date. A Deficiency Amount does not include any redemption premium in excess of the Bond Principal Balance of the Bonds.

          "Indenture" means the Indenture dated as of October 1, 1997 between the Issuer and the Bond Trustee.

          "Insured Payment" means as of any Payment Date (i) any Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Bond Trustee, specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

          "Owner" means each Bondholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Bonds, to payment thereunder.

          "Preference Amount" means any amount previously distributed to an Owner on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice under the Bond Insurance Policy may be made at such address as the Insurer shall specify in writing to the Bond Trustee and Master Servicer.

     The Bond Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The Bond Insurance Policy is not cancelable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Bonds.

     THE BOND INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

THE INSURER

     The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Insurer primarily insures newly-issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Insurer.

     The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996 prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 12, 1997; Commission File No. 1-10777) and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1997 (which was filed with the Commission on August 14, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15 of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the capitalization of the Insurer as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                     1994           1995           1996           1997
                                                 ------------   ------------   ------------   ------------
                                                                                              (UNAUDITED)
Unearned premiums..............................     $  840         $  906         $  995         $1,036
Other liabilities..............................        136            295            259            284
                                                    ------         ------         ------         ------
Total liabilities..............................     $  976         $1,201         $1,254         $1,320
                                                    ------         ------         ------         ------
Stockholder's equity
  Common Stock.................................     $   82         $   82         $   82         $   82
  Additional paid-in capital...................        444            481            515         $  520
  Unrealized gains (losses) on investments, net
     of tax....................................        (46)            87             66             64
  Retained earnings............................        782            907            992          1,079
                                                    ------         ------         ------         ------
Total stockholder's equity.....................     $1,262         $1,557         $1,655         $1,745
                                                    ------         ------         ------         ------
Total liabilities and stockholder's equity.....     $2,238         $2,758         $2,909         $3,065
                                                    ======         ======         ======         ======

     For additional financial information concerning the Insurer, see the audited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under the headings "Bond Insurance Policy" and "The Insurer" and in the financial statements incorporated herein by reference.

     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Bonds, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Insurer does not guaranty the market price of the Bonds nor does it guaranty that the ratings on the Bonds will not be revised or withdrawn.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the decrement tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Pledged Mortgages and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Pledged Mortgage Pool consists of Pledged Mortgages with the following characteristics:

                                     CUT-OFF DATE                         MONTHS TO
                                        STATED        CURRENT                NEXT
       INDEX AND FREQUENCY             PRINCIPAL      MORTGAGE            ADJUSTMENT   REMAINING TERM   ORIGINAL TERM
          OF ADJUSTMENT                 BALANCE         RATE     MARGIN      DATE         (MONTHS)        (MONTHS)
----------------------------------  ---------------   --------   ------   ----------   --------------   -------------
Treasury Index -- Monthly.........  $    260,000.00     8.125%   2.625%        1             291             300
Treasury Index -- Semi-Annual.....        94,547.93     8.500    2.500         2             290             300
One-Month LIBOR Index.............   382,109,610.40     7.462    1.836         1             296             300
One-Month LIBOR Index.............       780,000.00     7.375    1.750         2             300             300
Six-Month LIBOR Index.............    70,729,681.74     7.902    2.037         1             295             300
Six-Month LIBOR Index.............    62,377,379.10     7.913    1.944         2             295             300
Six-Month LIBOR Index.............    92,508,223.29     7.923    1.995         3             295             300
Six-Month LIBOR Index.............    64,177,718.52     7.804    1.983         4             297             300
Six-Month LIBOR Index.............    41,288,150.70     7.734    1.949         5             298             300
Six-Month LIBOR Index.............    42,347,777.95     7.793    2.045         6             294             300
Prime -- Semi-Annual..............        54,400.00     8.750    0.250         4             292             300

(ii) the Pledged Mortgages prepay at the specified CPR, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Pledged Mortgages are experienced, (iv) for each Payment Date, the scheduled payments on the Pledged Mortgages are received on the related Due Date, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Pledged Mortgages and are received during each Due Period with 30 days of interest accrued thereon, (vi) the scheduled monthly payment for each Pledged Mortgage has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (vii) the initial Bond Principal Balance is as set forth on the cover page hereof, (viii) interest accrues on the Bonds at the interest rate described herein, (ix) payments in respect of the Bonds are received in cash on the 25th day of each month commencing in the calendar month in which the Closing Date occurs regardless of whether such day is a Business Day, (x) the closing date of the sale of the Bonds is November 6, 1997, (xi) Redwood Trust does not purchase or substitute for any Pledged Mortgage, (xii) each Pledged Mortgage will pay interest only for the first ten years from origination and will fully amortize thereafter until maturity, (xiii) the Issuer does not redeem the Bonds as described herein under "-- Redemption," and (xiv) the level of the One-Month LIBOR Index remains constant at 5.6563%, the level of the Six-Month LIBOR Index remains constant at 5.8789%, the level of the Treasury Index remains constant at 5.44%, and the level of the Prime Index remains constant at 8.50%. While it is assumed that each of the Pledged Mortgages prepays at the specified CPR, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Pledged Mortgages which will be delivered to the Bond Trustee and characteristics of the Pledged Mortgages assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Pledged Mortgages each month relative to the aggregate outstanding principal balance of the Pledged Mortgages. The Issuer does not make any representations about the appropriateness of the CPR model.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Principal Balance that would be outstanding after each of the dates shown at various levels of CPR and the corresponding weighted average lives of each Class of Bonds. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Pledged Mortgages will have the characteristics assumed, (ii) all of the Pledged Mortgages will prepay at the rates specified in the tables or at any constant prepayment rate or (iii) all of the Pledged Mortgages will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Pledged Mortgages could produce slower or faster principal payments than indicated in the tables at the specified constant prepayment rates, even if the weighted average remaining term to maturity of the Pledged Mortgages is consistent with the remaining terms to maturity of the Pledged Mortgages specified in the Structuring Assumptions.

             PERCENT OF INITIAL BOND PRINCIPAL BALANCES OUTSTANDING

                             BONDS OUTSTANDING AS A
                    PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE

                   DATE                     0% CPR   9% CPR    12% CPR   15% CPR   18% CPR   20% CPR   24% CPR
------------------------------------------  ------   -------   -------   -------   -------   -------   -------

Initial Percentage........................    100       100       100       100       100       100       100
October 25, 1998..........................    100        91        88        85        82        80        76
October 25, 1999..........................    100        83        77        72        67        64        57
October 25, 2000..........................    100        75        68        61        55        51        43
October 25, 2001..........................    100        68        60        52        45        41        33
October 25, 2002..........................    100        62        52        44        37        32        25
October 25, 2003..........................    100        56        46        37        30        26         0
October 25, 2004..........................    100        51        40        32         0         0         0
October 25, 2005..........................    100        47        36        27         0         0         0
October 25, 2006..........................    100        42        31         0         0         0         0
October 25, 2007..........................     99        38        27         0         0         0         0
October 25, 2008..........................     95        33         0         0         0         0         0
October 25, 2009..........................     91        29         0         0         0         0         0
October 25, 2010..........................     86        25         0         0         0         0         0
October 25, 2011..........................     81         0         0         0         0         0         0
October 25, 2012..........................     76         0         0         0         0         0         0
October 25, 2013..........................     71         0         0         0         0         0         0
October 25, 2014..........................     65         0         0         0         0         0         0
October 25, 2015..........................     58         0         0         0         0         0         0
October 25, 2016..........................     51         0         0         0         0         0         0
October 25, 2017..........................     43         0         0         0         0         0         0
October 25, 2018..........................     35         0         0         0         0         0         0
October 25, 2019..........................     27         0         0         0         0         0         0
October 25, 2020..........................      0         0         0         0         0         0         0
Weighted Average Life (yrs)(1)
  To Issuer's 25% Optional Redemption.....  18.23      7.43      5.77      4.61      3.77      3.36      2.73
  To Maturity.............................  18.52      8.53      6.90      5.69      4.78      4.29      3.53

---------------
(1) The weighted average life of a Bond is determined by (i) multiplying the amount of the reduction, if any, of the Principal Balance of such Bond on each Payment Date by the number of years from the date of issuance to such Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the reductions in Principal Balance of such Bond.

                             SECURITY FOR THE BONDS

GENERAL

     The Bonds will be secured by assignments to the Bond Trustee of collateral consisting of (i) the Pledged Mortgages, (ii) the pledge agreements or guaranty agreements, as applicable, in respect of the Additional Collateral Loans, (iii) the Swap Agreement, (iv) funds on deposit in the Bond Account and the Distribution Account, (v) the Issuer's rights under the Master Servicing Agreement, (vi) the Issuer's rights under the Mortgage Loan Purchase Agreement, and (vii) the proceeds of all of the foregoing. In addition, the Bond Insurance Policy will be issued to the Bond Trustee for the benefit of the Bondholders and rights under the Limited Purpose Surety Bond with respect to the Additional Collateral Loans will be assigned to the Bond Trustee for the benefit of the Bondholders.

     The Bonds will be secured by a pool (the "Pledged Mortgage Pool") of adjustable rate, conventional, primarily 25-year mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Pledged Mortgages will be guaranteed by any governmental agency. All of the Pledged Mortgages will have been deposited with the Issuer by the Company which, in turn, will have acquired them from Redwood Trust pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company, the Issuer and Redwood Trust. All of the Pledged Mortgages will have been acquired by Redwood Trust in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     Under the Mortgage Loan Purchase Agreement, Redwood Trust will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Pledged Mortgages and, subject to the limitations described below under "-- Assignment of the Pledged Mortgages," will be obligated to purchase or substitute a similar mortgage loan for any Pledged Mortgage as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant (a "Defective Pledged Mortgage"). See "MORTGAGE LOAN PROGRAM -- Representations by Sellers; Repurchases" in the Prospectus. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Issuer. Under the Indenture, the Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including Redwood Trust's purchase obligation) to the Bond Trustee for the benefit of the Bondholders and the Insurer. The Issuer will make no representations or warranties with respect to the Pledged Mortgages and will have no obligation to repurchase or substitute for Defective Pledged Mortgages. The obligations of Redwood Trust with respect to the Bonds are limited to Redwood Trust's obligation to purchase or substitute for Defective Pledged Mortgages; provided, however, that Redwood Trust will indemnify the Issuer and the Insurer for any damages caused by the breach of either of the following two representations: (1) none of the Pledged Mortgages are "consumer credit contracts" or "purchase money loans" for goods or services as such terms are defined in 16 C.F.R. section
433.1 and (2) none of the Pledged Mortgages are "mortgages" as such term is defined in 15 U.S.C. 1602(aa).

THE PLEDGED MORTGAGES

     At the Closing Date, the Pledged Mortgage Pool will consist of approximately 2,288 Pledged Mortgages having an aggregate principal balance as of the Cut-off Date of approximately $756,727,490. Substantially all of the Pledged Mortgages were originated by MLCC in the ordinary course of its real estate lending activities, except for 6.03% (by Cut-off Date Stated Principal Balance) of the Pledged Mortgages, which were acquired by MLCC in the course of its Correspondent Lending activities. With respect to approximately 4.00% of the Pledged Mortgages (by Cut-off Date Stated Principal Balance), the borrowers were initially solicited by, and the documentation for the Pledged Mortgages was provided by, mortgage brokers that are not affiliated with MLCC under MLCC's Third Party Originator program. Personnel of MLCC reviewed the documentation for each such Mortgage Loan and underwrote such loans in accordance with MLCC's underwriting standards. See "MLCC AND ITS MORTGAGE PROGRAMS" herein for a description of MLCC's Third Party Originator and Correspondent Lending activities.

     Based upon representations obtained from the Mortgagors at the time of origination of the Pledged Mortgages, approximately 86.86% (by Cut-off Date Stated Principal Balance) of the related Mortgaged Properties are owner-occupied. As of the Cut-off Date, none of the Pledged Mortgages will be delinquent two months or more.

     Certain data with respect to the Pledged Mortgages are set forth below. References herein to percentages of Pledged Mortgages refer in each case to the percentage of the aggregate Cut-off Date Stated Principal Balance of the Pledged Mortgages, after giving effect to scheduled monthly payments made by the Mortgagors ("Scheduled Payments") due on or prior to the Cut-off Date.

     The interest rates (the "Mortgage Rates") for approximately 50.60% of the Pledged Mortgages are based on the One-Month LIBOR Index and the Mortgage Rates for approximately 49.35% of the Pledged Mortgages are based on the Six-Month LIBOR Index. All of the Pledged Mortgages are Index Convertible Mortgage Loans.

     The Pledged Mortgages were originated from May 1996 through October 1997. No more than 0.85% of the Mortgaged Properties securing the Pledged Mortgages are located in any one zip code area. At origination, all of the Pledged Mortgages had terms to stated maturity of 25 years. The latest month and year in which any Pledged Mortgage matures is October 2022. The Pledged Mortgages had remaining terms to stated maturity, calculated as of the Cut-off Date, of between approximately 287 and 300 months and a weighted average remaining term to stated maturity as of the Cut-off Date of approximately 295.75 months. The Mortgage Rates borne by the Pledged Mortgages as of the Cut-off Date ranged from 6.50% per annum to 9.00% per annum and the weighted average Mortgage Rate as of the Cut-off Date was approximately 7.659% per annum.

     Except for 1.73% of the Pledged Mortgages, no Pledged Mortgage is insured under a Primary Mortgage Insurance Policy or any other credit insurance policy. Pledged Mortgages having a Loan-to-Value Ratio at origination greater than 80% are generally Additional Collateral Loans. The Servicer will attempt to realize on the security interest in the Additional Collateral of a defaulted Pledged Mortgage in liquidation for the benefit of the Bond Trustee. See "MLCC AND ITS MORTGAGE PROGRAMS" herein.

     Each Pledged Mortgage had an original principal balance of not less than $17,500 nor more than $3,150,000. The average Stated Principal Balance of the Pledged Mortgages as of the Cut-off Date was approximately $330,737.54.

     The interest payable on the Pledged Mortgages with respect to any Payment Date will be reduced by the amount of "Net Interest Shortfalls" for such Payment Date, if any. With respect to any Payment Date, the "Net Interest Shortfall" is equal to (i) the amount of interest which would otherwise have been received with respect to any Pledged Mortgage that was the subject of a Relief Act Reduction and (ii) any Net Prepayment Interest Shortfalls as described under "SERVICING OF THE PLEDGED MORTGAGES -- Adjustment to Certain Servicing Fees in Connection with Certain Prepaid Pledged Mortgages" herein. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Pledged Mortgage pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- Soldiers and Sailors' Civil Relief Act" in the Prospectus.

     The following information sets forth in tabular format certain information describing the Pledged Mortgages as of the Cut-off Date and may not total 100% due to rounding. Other than with respect to rates of interest, percentages are stated by Stated Principal Balance of the Pledged Mortgages as of the Cut-off Date and have been rounded in order to total 100%.

          GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
                                  PLEDGED     PRINCIPAL     PRINCIPAL
      STATE OR TERRITORY         MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
California.....................      294     $162,590,325      21.49%
Connecticut....................       85       42,033,886       5.55
Florida........................      296       90,381,806      11.94
Georgia........................       95       34,908,326       4.61
New Jersey.....................      123       42,360,345       5.60
New York.......................      233       73,586,754       9.72
Texas..........................      144       37,096,798       4.90
Other..........................    1.018      273,769,250      36.18
                                   -----     ------------     ------
   Total.......................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) "Other" includes 42 other States, the District of Columbia, and the Virgin Islands with under 4% concentrations individually.

          RANGE OF CUT-OFF DATE STATED PRINCIPAL BALANCES(1)
-----------------------------------------------------------------------
                                                               PERCENT
                                                 CUT-OFF         OF
                                    NUMBER         DATE        INITIAL
                                      OF          STATED        POOL
      RANGE OF CUT-OFF DATE         PLEDGED     PRINCIPAL     PRINCIPAL
    STATED PRINCIPAL BALANCE       MORTGAGES     BALANCE       BALANCE
---------------------------------  ---------   ------------   ---------
$        0.01 - $  25,000.00.....       20     $    410,678       0.05%
$   25,000.01 - $  50,000.00.....       90        3,795,951       0.50
$   50,000.01 - $  75,000.00.....      145        9,362,644       1.24
$   75,000.01 - $  100,000.00....      168       15,103,289       2.00
$  100,000.01 - $  200,000.00....      587       87,520,000      11.57
$  200,000.01 - $  300,000.00....      406      101,637,615      13.43
$  300,000.01 - $  400,000.00....      302      105,991,217      14.01
$  400,000.01 - $  500,000.00....      168       75,387,511       9.96
$  500,000.01 - $  600,000.00....      113       63,476,280       8.39
$  600,000.01 - $  700,000.00....       76       49,266,151       6.51
$  700,000.01 - $  800,000.00....       45       34,563,130       4.57
$  800,000.01 - $  900,000.00....       27       22,909,730       3.03
$  900,000.01 - $1,000,000.00....       53       51,744,089       6.84
$1,000,000.01 - $1,500,000.00....       58       71,409,597       9.44
$1,500,000.01 - $2,000,000.00....       14       24,352,109       3.22
$2,000,000.01 - $2,500,000.00....       10       22,364,999       2.96
$2,500,000.01 - $3,000,000.00....        5       14,282,500       1.89
$3,000,000.01 - $3,500,000.00....        1        3,150,000       0.42
                                     -----     ------------     ------
   Total.........................    2,288     $756,727,490     100.00%
                                     =====     ============     ======

---------------

(1) As of the Cut-off Date, the average Stated Principal Balance of the Pledged Mortgages was approximately $330,737.54.

      RANGE OF ORIGINAL CONSTRUCTIVE LOAN-TO-VALUE RATIOS(1)(2)
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
RANGE OF ORIGINAL CONSTRUCTIVE    PLEDGED     PRINCIPAL     PRINCIPAL
     LOAN-TO-VALUE RATIOS        MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
            0.00%..............        2     $    554,855       0.07%
  0.01% -  10.00%..............        5          504,863       0.07
 10.01% -  20.00%..............       15        2,134,671       0.28
 20.01% -  30.00%..............       30        4,269,050       0.56
 30.01% -  40.00%..............       79       18,340,963       2.42
 40.01% -  50.00%..............      260       58,197,080       7.69
 50.01% -  60.00%..............      199       72,299,055       9.55
 60.01% -  70.00%..............    1,020      369,525,557      48.83
 70.01% -  75.00%..............      177       78,117,967      10.32
 75.01% -  80.00%..............      422      133,459,547      17.64
 80.01% -  85.00%..............       16        5,479,472       0.72
 85.01% -  90.00%..............       56       12,399,952       1.64
 90.01% - 120.00%..............        6        1,032,473       0.14
120.01% - 125.00%..............        1          411,985       0.05
                                   -----     ------------     ------
   Total.......................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) The "Constructive Loan-to-Value Ratio" is calculated as (i) the original loan amount less the required amount of any required Additional Collateral, divided by (ii) the lesser of the appraised value of the Mortgaged Property at origination and, if the Pledged Mortgage is a purchase money loan, the sales price of the Mortgaged Property. See "MLCC AND ITS MORTGAGE PROGRAMS" herein for a description of the program requirements for Additional Collateral Mortgage Loans and the releasing of Additional Collateral during the term of a Pledged Mortgage.

(2) As of the Cut-off Date, the weighted average Constructive Loan-to-Value Ratio at origination was approximately 67.34%.

             RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS(1)
--------------------------------------------------------------------
                                                            PERCENT
                                              CUT-OFF         OF
                                  NUMBER        DATE        INITIAL
                                    OF         STATED        POOL
       RANGE OF ORIGINAL         PLEDGED     PRINCIPAL     PRINCIPAL
     LOAN-TO-VALUE RATIOS        MORTGAGES    BALANCE       BALANCE
-------------------------------  --------   ------------   ---------
  0.01% -  10.00%..............        5    $    504,863       0.07%
 10.01% -  20.00%..............       15       2,134,671       0.28
 20.01% -  30.00%..............       29       4,060,650       0.54
 30.01% -  40.00%..............       75      16,315,963       2.16
 40.01% -  50.00%..............      134      35,447,630       4.68
 50.01% -  60.00%..............      146      51,038,408       6.74
 60.01% -  70.00%..............      264     104,720,854      13.84
 70.01% -  75.00%..............      165      73,706,419       9.74
 75.01% -  80.00%..............      441     138,113,415      18.25
 80.01% -  85.00%..............       42      14,988,593       1.98
 85.01% -  90.00%..............      105      29,283,137       3.87
 90.01% -  95.00%..............       73      26,415,409       3.49
 95.01% - 100.00%..............      777     253,461,012      33.49
100.01% - 105.00%..............       11       4,351,356       0.58
105.01% - 110.00%..............        3       1,233,293       0.16
110.01% - 115.00%..............        1         400,000       0.05
115.01% - 120.00%..............        1         139,832       0.02
120.01% - 124.99%..............        1         411,985       0.05
                                   -----    ------------     ------
   Total.......................    2,288    $756,727,490     100.00%
                                   =====    ============     ======

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination was approximately 80.34%.

                          OCCUPANCY STATUS
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
                                  PLEDGED     PRINCIPAL     PRINCIPAL
            STATUS               MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
Investment Property............      170     $ 22,886,009       3.02%
Owner-Occupied.................    1,867      657,321,285      86.86
Second Home....................      251       76,520,196      10.11
                                   -----     ------------     ------
 Total.........................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

                            LOAN PURPOSE
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
                                  PLEDGED     PRINCIPAL     PRINCIPAL
         LOAN PURPOSE            MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
Purchase.......................    1,503     $485,126,700      64.11%
Cash-out Refinance(1)..........      526      181,811,395      24.03
Rate and term refinance........      259       89,789,395      11.87
                                   -----     ------------     ------
 Total.........................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) MLCC categorizes as cash-out refinance mortgage loans those loans in respect of which the cash taken out by the mortgagor exceeded the sum of (i) closing costs and points, (ii) funds applied to pay off a subordinate loan that was outstanding at least one year and (iii) an amount equal to 1% of the principal amount of such new loan.

                        MORTGAGED PROPERTIES
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
                                  PLEDGED     PRINCIPAL     PRINCIPAL
         PROPERTY TYPE           MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
Single family..................    1,488     $522,092,841      68.99%
De minimis Planned Unit
 Development...................      362      139,215,328      18.40
Condominium....................      281       66,928,676       8.84
Cooperative....................       78       12,526,117       1.66
Planned Unit Development
 Project.......................       43        9,490,565       1.25
2-4 Family Residence...........       36        6,473,963       0.86
                                   -----     ------------     ------
 Total.........................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

                 RANGE OF CURRENT MORTGAGE RATES(1)
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
       RANGE OF CURRENT           PLEDGED     PRINCIPAL     PRINCIPAL
        MORTGAGE RATES           MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
6.500% - 6.749%................        5     $  3,112,649       0.41%
6.750% - 6.999%................       17       11,769,640       1.56
7.000% - 7.249%................       97       71,161,958       9.40
7.250% - 7.499%................      231      139,257,962      18.40
7.500% - 7.749%................      350      174,620,578      23.08
7.750% - 7.999%................      486      163,127,358      21.56
8.000% - 8.249%................      452      107,297,303      14.18
8.250% - 8.499%................      402       56,967,602       7.53
8.500% - 8.749%................      151       18,462,589       2.44
8.750% - 8.999%................       96       10,783,026       1.42
9.000% - 9.249%................        1          166,825       0.02
                                   -----     ------------     ------
 Total.........................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) As of the Cut-off Date, the weighted average current Mortgage Rate was 7.659%.

                      MAXIMUM MORTGAGE RATES(1)
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATE         POOL
                                  PLEDGED     PRINCIPAL     PRINCIPAL
    MAXIMUM MORTGAGE RATES       MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
12.000% - 12.249%..............      136     $ 93,048,041      12.30%
12.250% - 12.499%..............      260      151,892,980      20.07
12.500% - 12.749%..............      392      183,423,289      24.24
12.750% - 12.999%..............      485      153,743,983      20.32
13.000% - 13.249%..............      441       99,207,711      13.11
13.250% - 13.499%..............      363       49,586,377       6.55
13.500% - 13.749%..............      135       16,436,803       2.17
13.750% - 13.999%..............       75        9,221,481       1.22
14.000% - 14.249%..............        1          166,825       0.02
                                   -----     ------------      -----
 Total.........................    2,288     $756,727,490        100%
                                   =====     ============      =====

---------------

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate was 12.642%.

                REMAINING TERMS TO STATED MATURITY(1)
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
      REMAINING TERMS TO          PLEDGED     PRINCIPAL     PRINCIPAL
   STATED MATURITY IN MONTHS     MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
287............................        3     $  1,147,107       0.15%
288............................        1          146,398       0.02
289............................       15        4,388,904       0.58
290............................       57       14,732,505       1.95
291............................      148       52,490,921       6.94
292............................       34       10,727,756       1.42
293............................       16        7,752,279       1.02
294............................      251       75,682,079      10.00
295............................      404      130,174,466      17.20
296............................      392      126,471,319      16.71
297............................      509      170,237,400      22.50
298............................      313      111,232,314      14.70
299............................      132       47,431,135       6.27
300............................       13        4,112,907       0.54
                                   -----     ------------     ------
 Total                             2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity was 295.75 months.

                        NEXT ADJUSTMENT DATE
                      FOR ALL PLEDGED MORTGAGES
---------------------------------------------------------------------
                                                             PERCENT
                                               CUT-OFF         OF
                                  NUMBER         DATE        INITIAL
                                    OF          STATED        POOL
         MONTH OF NEXT            PLEDGED     PRINCIPAL     PRINCIPAL
        ADJUSTMENT DATE          MORTGAGES     BALANCE       BALANCE
-------------------------------  ---------   ------------   ---------
November 1, 1997...............    1,248     $453,099,292      59.88%
December 1, 1997...............      225       63,251,927       8.36
January 1, 1998................      315       92,508,223      12.22
February 1, 1998...............      218       64,232,119       8.49
March 1, 1998..................      126       41,288,151       5.46
April 1, 1998..................      156       42,347,778       5.60
                                   -----     ------------     ------
   Total.......................    2,288     $756,727,490     100.00%
                                   =====     ============     ======

---------------

(1) As of the Cut-off Date, the weighted average number of months to the next Adjustment Date was 2.08 months.

NEXT ADJUSTMENT DATE FOR ONE-YEAR TREASURY INDEX PLEDGED MORTGAGES THAT
                        ADJUST EVERY SIX MONTHS
------------------------------------------------------------------------
                                                           PERCENT OF
                                          CUT-OFF         SUCH PLEDGED
                             NUMBER         DATE          MORTGAGES BY
                               OF          STATED         CUT-OFF DATE
      MONTH OF NEXT         PLEDGED      PRINCIPAL      STATED PRINCIPAL
     ADJUSTMENT DATE        MORTGAGES     BALANCE           BALANCE
--------------------------  --------     ----------     ----------------
December 1, 1997..........      1         $ 94,548           100.00%
                                -
                                          --------           ------
 Total....................      1         $ 94,548           100.00%
                            ========      ========           ======

---------------

(1) As of the Cut-off Date, the weighted average number of months to the next Adjustment Date was 2.00 months.

NEXT ADJUSTMENT DATE FOR PRIME INDEX PLEDGED MORTGAGE THAT ADJUST EVERY
                               SIX MONTHS
------------------------------------------------------------------------
                                                           PERCENT OF
                                          CUT-OFF         SUCH PLEDGED
                            NUMBER          DATE          MORTGAGES BY
                              OF           STATED         CUT-OFF DATE
      MONTH OF NEXT         PLEDGED      PRINCIPAL      STATED PRINCIPAL
     ADJUSTMENT DATE       MORTGAGES      BALANCE           BALANCE
-------------------------  ---------     ----------     ----------------
February 1, 1998.........      1          $ 54,400           100.00%
                               -
                                          --------           ------
 Total...................      1          $ 54,400           100.00%
                           =========      ========           ======

---------------

(1) As of the Cut-off Date, the weighted average number of months to the next Adjustment Date was 4.00 months.

                       NEXT ADJUSTMENT DATE FOR
               SIX-MONTH LIBOR INDEX PLEDGED MORTGAGES
----------------------------------------------------------------------
                                                         PERCENT OF
                                       CUT-OFF          SUCH PLEDGED
                        NUMBER           DATE           MORTGAGES BY
                          OF            STATED          CUT-OFF DATE
    MONTH OF NEXT       PLEDGED       PRINCIPAL       STATED PRINCIPAL
   ADJUSTMENT DATE     MORTGAGES       BALANCE            BALANCE
---------------------  ---------     ------------     ----------------
November 1, 1997.....      241       $ 70,729,682           18.94%
December 1, 1997.....      223         62,377,379           16.70
January 1, 1998......      315         92,508,223           24.77
February 1, 1998.....      217         64,177,719           17.19
March 1, 1998........      126         41,288,151           11.06
April 1, 1998........      156         42,347,778           11.34
                         -----       ------------          ------
   Total.............    1,278       $373,428,931          100.00%
                         =====       ============          ======

---------------

(1) As of the Cut-off Date, the weighted average number of months to the next Adjustment Date was 3.19 months.

       MARGINS FOR ONE-MONTH LIBOR INDEX PLEDGED MORTGAGES (1)
----------------------------------------------------------------------
                                                         PERCENT OF
                                       CUT-OFF          SUCH PLEDGED
                        NUMBER           DATE           MORTGAGES BY
                          OF            STATED          CUT-OFF DATE
                        PLEDGED       PRINCIPAL       STATED PRINCIPAL
       MARGIN          MORTGAGES       BALANCE            BALANCE
---------------------  ---------     ------------     ----------------
0.875%...............        3       $  2,162,709            0.56%
1.000%...............        1            600,000            0.16
1.125%...............        5          2,988,000            0.78
1.250%...............        2          1,168,435            0.31
1.375%...............       24         26,379,308            6.89
1.500%...............       65         37,529,182            9.80
1.625%...............      136         80,753,976           21.09
1.750%...............       55         33,740,342            8.81
1.875%...............      158         70,379,358           18.38
2.000%...............       63         31,195,913            8.15
2.125%...............      220         50,827,540           13.27
2.250%...............       21          6,417,759            1.68
2.375%...............       94         21,758,022            5.68
2.500%...............       27          3,539,487            0.92
2.625%...............      133         13,449,580            3.51
                         -----       ------------          ------
   Total.............    1,007       $382,889,610          100.00%
                         =====       ============          ======

---------------

(1) As of the Cut-off Date, the weighted average current Margin was 1.84%.

        MARGINS FOR SIX-MONTH LIBOR INDEX PLEDGED MORTGAGES(1)
----------------------------------------------------------------------
                                                         PERCENT OF
                                       CUT-OFF          SUCH PLEDGED
                         NUMBER          DATE           MORTGAGES BY
                           OF           STATED          CUT-OFF DATE
                        PLEDGED       PRINCIPAL       STATED PRINCIPAL
        MARGIN          MORTGAGES      BALANCE            BALANCE
----------------------  --------     ------------     ----------------
0.750%................        1      $  1,232,000            0.33%
1.000%................        4         2,645,660            0.71
1.125%................        1           800,000            0.21
1.250%................       12         5,607,470            1.50
1.375%................        4         2,252,920            0.60
1.500%................       24        18,465,223            4.94
1.625%................       45        31,087,858            8.32
1.750%................      178        81,918,525           21.94
1.875%................       41        25,772,121            6.90
2.000%................      207        64,043,034           17.15
2.125%................       43        25,703,308            6.88
2.250%................      385        59,852,686           16.03
2.375%................       22         7,072,662            1.89
2.500%................      102        19,118,228            5.12
2.625%................       19         1,816,735            0.49
2.750%................      186        22,123,677            5.92
2.875%................        2         1,550,000            0.42
3.000%................        1           166,825            0.04
3.250%................        1         2,200,000            0.59
                          -----      ------------          ------
   Total..............    1,278      $373,428,931          100.00%
                          =====      ============          ======

---------------

(1) As of the Cut-off Date, the weighted average current Margin was 1.99%.

                  MARGIN FOR ONE-YEAR TREASURY INDEX
              PLEDGED MORTGAGE THAT ADJUSTS EVERY MONTH
----------------------------------------------------------------------
                                                         PERCENT OF
                                         CUT-OFF        SUCH PLEDGED
                            NUMBER         DATE         MORTGAGES BY
                              OF          STATED        CUT-OFF DATE
                            PLEDGED      PRINCIPAL    STATED PRINCIPAL
         MARGIN            MORTGAGES     BALANCE          BALANCE
-------------------------  ---------     --------     ----------------
2.625%...................      1         $260,000          100.00%
                               -         --------          ------
   Total.................      1         $260,000          100.00%
                               =         ========          ======

                  MARGIN FOR ONE-YEAR TREASURY INDEX
            PLEDGED MORTGAGE THAT ADJUSTS EVERY SIX MONTHS
----------------------------------------------------------------------
                                                         PERCENT OF
                                          CUT-OFF       SUCH PLEDGED
                             NUMBER        DATE         MORTGAGES BY
                               OF         STATED        CUT-OFF DATE
                             PLEDGED      PRINCIPAL   STATED PRINCIPAL
          MARGIN            MORTGAGES     BALANCE         BALANCE
--------------------------  ---------     -------     ----------------
2.500%....................      1         $94,548          100.00%
                            -----         -------          ------
   Total..................      1         $94,548          100.00%
                            =====         =======          ======

                    MARGIN FOR PRIME INDEX PLEDGED
                MORTGAGE THAT ADJUSTS EVERY SIX MONTHS
----------------------------------------------------------------------
                                                         PERCENT OF
                                          CUT-OFF       SUCH PLEDGED
                             NUMBER        DATE         MORTGAGES BY
                               OF         STATED        CUT-OFF DATE
                             PLEDGED      PRINCIPAL   STATED PRINCIPAL
          MARGIN            MORTGAGES     BALANCE         BALANCE
--------------------------  ---------     -------     ----------------
0.250%....................      1         $54,400          100.00%
                                -         -------          ------
   Total..................      1         $54,400          100.00%
                                =         =======          ======

ASSIGNMENT OF THE PLEDGED MORTGAGES

     Pursuant to the Indenture, the Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders and the Insurer all right, title and interest of the Issuer in and to each Pledged Mortgage, and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Pledged Mortgages, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with the transfer and assignment of the Pledged Mortgages, the Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Issuer) (collectively, the "Mortgage File"). Assignments of the Pledged Mortgages to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of local counsel, such recording is not required to protect the Bond Trustee's interest in the Pledged Mortgages against the claim of any subsequent transferee or any successor to or creditor of the Issuer; provided, however, notwithstanding the delivery of any legal opinions, each assignment of mortgage shall be recorded upon the earliest to occur of (i) the direction by the Insurer, (ii) the occurrence of an event of default under the transaction documents, or (iii) any bankruptcy, insolvency or foreclosure with respect to the related mortgagor.

     The Bond Trustee will review or cause to be reviewed the Mortgage File relating to the Pledged Mortgages within 30 days of the Closing Date (or promptly after the Bond Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Issuer does not cure such defect within 30 days of notice thereof from the Bond Trustee (or within such longer period not to exceed 30 days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), Redwood Trust will be obligated to purchase the related Defective Pledged Mortgage. Rather than purchase the Defective Pledged Mortgage as provided above or as required in the case of Defective Pledged Mortgage for which there is an uncured material breach of a representation, warranty or covenant with respect thereto as described under "--The Pledged Mortgages" above, Redwood Trust may remove such Defective Pledged Mortgage from the collateral (a "Deleted Pledged Mortgage") and substitute in its place another mortgage loan or loans (a "Replacement Pledged Mortgage"). The Issuer expects that the above review of the Mortgage Files will be performed for each file by the custodian that will maintain custody of the Mortgage Files on behalf of the Bond Trustee. Any Replacement Pledged Mortgage or Mortgages generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an aggregate principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 20.0% less than, the Stated Principal Balance of the Deleted Pledged Mortgage (the amount of any shortfall to be deposited in the Bond Account by Redwood and held for distribution to the Bondholders on the related Payment Date (a "Substitution Adjustment Amount")), (ii) have a weighted average Mortgage Rate not lower than, and not more than 1.0% per annum higher than, that of the Deleted Pledged Mortgage, (iii) have a weighted average current Loan-to-Value Ratio not higher than that of the Deleted Pledged Mortgage, (iv) have a weighted average remaining term to maturity not greater than (and not more than 36 months less than) that of the Deleted Pledged Mortgage, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Pledged Mortgage document.

THE SWAP AGREEMENT

     On the Closing Date the Issuer will enter into the Swap Agreement with Merrill Lynch Capital Services, Inc., as swap counterparty (the "Swap Provider") as a means to protect against substantially all of the interest rate risk that may result from the difference between the Class A-1 Interest Rate and the Mortgage Rates of the Pledged Mortgages. Also on the Closing Date, ML&Co. will enter into a guarantee whereby ML&Co. will guarantee amounts payable by the Swap Provider under the Swap Agreement.

     Under the Swap Agreement, not later than the Business Day immediately preceding each Payment Date, the Issuer will be entitled to receive from the Swap Provider an amount (the "Swap 1 Amount") equal to the amount obtained by multiplying (a) the Class A-1 Interest Rate, (b) a notional balance equal to the outstanding Principal Balance of the Class A-1 Bonds, and (c) a fraction equal to a 30-day month divided by a 360-day year.

     Under the Swap Agreement, not later than the Business Day immediately preceding each Payment Date, the Issuer will be obligated to pay to the Swap Provider an amount (the "Swap 2 Amount") equal to the sum of (i) the amount obtained by multiplying (a) the Rolling Six-Month LIBOR Index plus 0.35% (subject to a maximum rate of 10%), (b) a notional balance (the "Six-Month LIBOR Notional Balance") equal to the lesser of (1) the Pool Principal Balance minus the aggregate Stated Principal Balance of Pledged Mortgages with Mortgage Rates based on the One-Month LIBOR Index and (2) the outstanding Principal Balance of the Class A-1 Bonds, and (c) a fraction equal to a 30-day month divided by a 360-day year, and (ii) the amount obtained by multiplying (a) the Current One-Month LIBOR Index plus 0.35% (subject to a maximum rate of 10%), (b) a notional balance (the "One-Month LIBOR Notional Balance") equal to the outstanding Principal Balance of the Class A-1 Bonds minus the current Six-Month LIBOR Notional Balance, and (c) a fraction equal to a 30-day month divided by a 360-day year.

     The obligations of the Issuer and the Swap Provider will be settled on a net basis. Only the net amount equal to the excess, if any, of the Swap 1 Amount over the Swap 2 Amount or the excess, if any, of the Swap 2 Amount over the Swap 1 Amount will be payable by the Swap Provider or the Issuer, respectively, to the other party.

     The Swap Agreement will terminate following any redemption and retirement of the Bonds in whole, but not in part. See "DESCRIPTION OF THE
BONDS -- Redemption" herein. The Swap Agreement may be terminated at any time by the Issuer with the advice of tax counsel and (i) if no default exists and is continuing under the Bond Insurance Policy, with the consent of the Insurer, or
(ii) if a default exists and is continuing under the Bond Insurance Policy, without the consent of the Insurer, and provided that the termination pursuant to clause (ii) will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Bonds by each Rating Agency (without taking into account the Bond Insurance Policy).

                         MLCC AND ITS MORTGAGE PROGRAMS

     MLCC, a wholly-owned indirect subsidiary of ML&Co. and an affiliate of the Underwriter, is a Delaware corporation qualified to do business in each state where its mortgage program is offered and such qualification is required. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; FNMA first and second mortgage one- to four-family seller/servicer; FHLMC first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

     MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes. MLCC also maintains an office in San Juan, Puerto Rico. On July 16, 1991, MLCC changed its name from Merrill Lynch Equity Management, Inc. to Merrill Lynch Credit Corporation.

     MLCC is in the business of originating, purchasing and servicing real estate mortgage loans secured by conforming and non-conforming fixed and adjustable rate mortgage loans (including its PrimeFirst(R) mortgages) and other loan products. MLCC also originates home equity lines of credit to individuals. These lines of credit are called "Equity Access(R) credit accounts" or "Equity Access(R) loans". MLCC currently originates and services loans in fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. PrimeFirst(R) loans are secured by first liens on one- to four-family residences, condominiums and cooperative apartments (New York State only), most of which are owner-occupied. Substantially all of the Pledged Mortgages were originated under MLCC's PrimeFirst(R) mortgage program.

     MLCC's mortgage programs are marketed primarily through financial consultants employed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct marketing campaigns.

     MLCC underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting MLCC to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee to MLCC upon the submission of a loan application.

     In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or verbal verification of the balance and payment history of such debt from the servicer of such debt.

     MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

     In determining the adequacy of the property as collateral for the loan, a FNMA/FHLMC conforming appraisal of the property is performed by an independent appraiser selected by MLCC, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. Some of the aforementioned appraisals may have been prepared by Lender's Service, Inc., an affiliate of MLCC.

     The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Title insurance is required to be obtained for all mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC may also consider the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt service-to-income ratio (DTI) that generally does not exceed 50% (this ratio may be limited to 38% if certain disposable income thresholds are not met). The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment on the proposed loan at an interest rate that is 2% to 2.50% higher than the original rate), divided by the borrower's total verified monthly income. MLCC also requires that the proposed loan have a Loan-to-Value (LTV) ratio that generally does not exceed 80%, but under certain circumstances may be up to or slightly in excess of 100%. MLCC's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

     Loans that have a LTV in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower (such loans being referred to as "Mortgage 100(SM) Loans") or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor (such loans being referred to as "Parent Power(R) Loans"). Such loans are also collectively referred to herein as "Additional Collateral Loans", and the collateral referred to in clauses (i) and (ii) is herein referred to as "Additional Collateral". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the LTV for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of a reduction in the principal balance of such loan or an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Bond Trustee. To the extent the Pledged Mortgages include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Bond Trustee. MLCC will, in accordance with its normal servicing procedures, attempt to realize on any such security interest if the related Pledged Mortgage is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The Limited Purpose Surety Bond is intended to guarantee the receipt by the Bond Trustee of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Bonds that are recoverable or sought to be recovered as a voidable preference under applicable law.

     The Pledged Mortgages may include loans made to corporations, partnerships, limited liability companies and trustees of certain trusts in connection with applications which have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this Prospectus Supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

     On less than 0.61% (by Cut-off Date Stated Principal Balance) of the Pledged Mortgages, MLCC waived the verification of certain components of income used to determine the borrower's ability to qualify for the Pledged Mortgage, based on compensating factors, which may include strong credit history, low DTI, and/or good liquidity and reserves. Additionally, approximately 0.30% (by Cut-off Date Stated Principal Balance) of the Pledged Mortgages were originated under MLCC's PrimeFirst(R) Streamline Refinance program. Under this program, a borrower who requests the refinancing of an existing MLCC-originated mortgage loan, in connection with a reduction in his or her monthly payment, may qualify for a new loan without submitting new income documentation, provided that the borrower has exhibited a satisfactory payment history on the existing MLCC-originated loan and demonstrates overall good credit, as reported on a current credit report. Additionally, the balance of the proposed new loan may not exceed the outstanding balance of the existing loan plus applicable closing costs, and the new loan must meet MLCC's standard LTV guidelines, as determined by a new appraisal of the mortgaged property.

     In 1992, MLCC began originating loans under its Third Party Originator program through mortgage brokers that are not affiliated with MLCC. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

     In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must: (a) be a bank, savings and loan, or HUD-approved mortgagee which is a FNMA or FHLMC seller in good standing; (b) demonstrate at least three years experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; (e) demonstrate a residential loan portfolio with delinquency rates at or below national averages, as published by the Mortgage Bankers Association; and (f) have a corporate net worth of at least $2.5 million and/or a corporate credit history acceptable to MLCC.

     Under MLCC's Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of MLCC, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller Guide. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from the correspondent lender.

     The purchase price that MLCC pays for a correspondent mortgage loan is typically an amount equal to the principal balance of the loan plus a premium, which is paid at the time the correspondent lender assigns the loan to MLCC. This premium is based on the margin of the loan, and is generally capped at a pre-determined amount set by MLCC. On certain loans, MLCC may agree to pay the correspondent lender an additional fee (a "Correspondent Trailing Premium" or "CTP") depending upon the size of the margin pertaining to the underlying mortgage loan. If applied, the CTP typically ranges from 0.125% to 0.75% of the annualized principal balance of the applicable mortgage loan, less an administrative fee. The CTP is paid by MLCC on a monthly basis out of the monthly mortgage payment it receives from the applicable mortgagor. MLCC is obligated to pay such fee to the correspondent lender as long as the applicable mortgage loan remains outstanding and the mortgagor is current in the remittance of his or her monthly mortgage payment to MLCC. CTP payments are due in connection with approximately 0.30% (by Cut-off Date Stated Principal Balance) of the Pledged Mortgages. If a CTP applies to a Pledged Mortgage, the CTP will be subtracted from its Mortgage Rate as part of the Expense Fee Rate, for purposes of calculating its Net Mortgage Rate.

     In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under the PrimeFirst(R) mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans. The Pledged Mortgages may include such loans, all of which are permanent loans as to which construction is complete, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

     Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of ML & Co. and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time as part of MLCC's marketing efforts.

     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

MLCC'S PRIMEFIRST(R) SELF-DIRECTED(SM) MORTGAGE PROGRAM

     During the first ten years of a PrimeFirst(R) loan, only interest on the outstanding loan balance is payable monthly along with any other fees that are due, including late charges. During the 11th through the 25th year, a PrimeFirst(R) loan is fully amortizing and, as a result, the borrower must pay a larger monthly payment than the interest only monthly payment. The borrower receives a monthly statement that reflects any change in the monthly payment. The borrower may prepay the principal balance of the PrimeFirst(R) loan at any time without penalty during the term of the loan.

     Upon origination, borrowers under the PrimeFirst(R) program select from one of several different indices upon which to base their interest rate and choose whether the interest rate on the loan will adjust monthly or semi-annually. A loan with a one-month adjustment frequency generally carries a lower interest rate and margin than a comparable loan with a six-month adjustment frequency. Loans originated under the PrimeFirst(R) mortgage program are convertible to a different Index and related Margin for a specified period during the life of the loan. Additionally, borrowers have the option to purchase a fixed rate conversion option by adding 0.25% to the applicable margin on the loan and may also elect to purchase a 1% periodic rate cap by adding 0.50% to the margin.

     Pricing For Six-Month Adjustment Frequency. The interest rate on a semi-annually adjustable PrimeFirst(R) loan is equal to either the Prime Index, the Six-Month LIBOR Index or the Treasury Index (each, an "Index"), plus or minus the appropriate margin. The interest rate is adjusted every six months based upon the applicable index rate as of 45 days prior to the Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst(R) loan with a semi-annual adjustment period. The margins set forth below may be higher for borrowers who elect not to pay origination fees and/or closing costs. Conversely, the margins may be lower for borrowers who opt to pay additional points to buy down their margin.

                                                                    INDEX
                                                    -------------------------------------
                       LOAN AMOUNT                  PRIME      6-MONTH LIBOR     TREASURY
        ------------------------------------------  ------     -------------     --------
        Less than $199,999........................  +0.250         +2.250          +2.500
        $200,000 to $299,999......................   0.000         +2.000          +2.375
        $300,000 to $599,999......................  -0.250         +1.750          +2.125
        $600,000 to $999,999......................  -0.375         +1.625          +2.000
        $1,000,000 or more........................  -0.500         +1.500          +1.875

     Pricing For One-Month Adjustment Frequency. The interest rate on a monthly adjustable PrimeFirst(R) loan is equal to either the Prime Index, the One-Month LIBOR Index or the Treasury Index (each an "Index"), plus or minus the appropriate margin. The interest rate is adjusted every month based upon the applicable index rate as of 25 days prior to the Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst(R) loan with a monthly adjustment period. These margins may be higher or lower as described in the last two sentences of the preceding paragraph.

                                                                    INDEX
                                                    -------------------------------------
                       LOAN AMOUNT                  PRIME      1-MONTH LIBOR     TREASURY
        ------------------------------------------  ------     -------------     --------
        Less than $199,999........................   0.000         +2.125          +2.250
        $200,000 to $299,999......................  -0.250         +1.875          +2.125
        $300,000 to $599,999......................  -0.500         +1.625          +1.875
        $600,000 to $999,999......................  -0.625         +1.500          +1.750
        $1,000,000 or more........................  -0.750         +1.375          +1.625

     Loans purchased by MLCC in the Correspondent Lending program may have slightly higher margins than those shown above. Also, loans originated under the Correspondent Lending program may have teaser rates that are lower than the fully indexed rate until the first Adjustment Date.

     Periodic and Lifetime Rate Caps. PrimeFirst(R) loans may be originated with a periodic rate cap of 1% (i.e., the interest rate cannot be increased by more than 1% from one interest period to the next). The Margin for such a loan is generally 0.50% greater than it would be without this feature. The periodic cap is only available with six-month adjustable loans. Each loan originated under the PrimeFirst(R) program has a lifetime rate cap equal to the greater of (i) its initial interest rate plus 5% or (ii) 12%. None of the Pledged Mortgages carry a periodic rate cap.

     Fixed Rate Conversion Option and Index Conversion Option. Borrowers under the PrimeFirst(R) mortgage program may purchase a fixed rate conversion option by adding 0.25% to the margin on the loan. The fixed rate conversion option gives the borrower the option to convert the interest rate on the loan from an adjustable rate to a fixed rate. The exercise period for such option begins in the month in which the 12th scheduled monthly payment is due and ends on the fifth day of the month in which the 60th scheduled monthly payment is due. The fixed rate becomes effective on the first day of the month after the conversion notice is given. The new fixed rate is equal to the Fannie Mae net required yield for 30-year fixed rate mortgages subject to a 60-day mandatory delivery requirement (as published in The Wall Street Journal) plus 0.875%, rounded to the nearest 0.125%. Upon a fixed rate conversion, the new scheduled monthly payment is adjusted to the amount that is sufficient to fully amortize the loan in substantially equal installments on the original maturity date.

     Generally, loans originated under the PrimeFirst(R) Self-Directed(SM) mortgage program allow the borrower to convert the loan to a new Index and related Margin, provided that such Index has the same frequency of adjustment. The option is exercisable in respect of a six-month adjustable PrimeFirst(R) loan from its second change date to its tenth change date, and in respect of a one-month adjustable PrimeFirst(R) loan, from its twelfth change date to its sixtieth change date, within a certain 21-day period commencing on the 45th day prior to each such change date. If the loan also carries the fixed rate conversion option, such option may be exercised whether or not an Index conversion has occurred. A borrower may not convert the frequency with which the interest rate adjusts on a PrimeFirst(R) loan and may not add a periodic rate cap to a loan that did not carry such periodic rate cap upon origination. The Indices and Margins to which a borrower may convert a PrimeFirst(R) loan are the same as those described above for PrimeFirst(R) loans for the applicable adjustment frequency.

     The exercise of either option is subject to the satisfaction of the following conditions: (i) the borrower must be the owner and occupant of the mortgaged property, (ii) the borrower has not been late on any of the 12 scheduled monthly payments immediately preceding the date on which the conversion notice is given, (iii) the borrower has not been more than 30 days late on any scheduled monthly payment, (iv) the borrower is not in default under the mortgage note and (v) the borrower must pay a $500 conversion fee.

DELINQUENCY AND LOAN LOSS INFORMATION

     The following two tables set forth information relating to the delinquency and loan loss experience on the loans originated in MLCC's PrimeFirst(R) mortgage program as of and for each of the five years in the period ended December 31, 1996, respectively, and the nine-month period ending September 30, 1997. The delinquency and loan loss experience represents the historical experience of MLCC, and there can be no assurance that the future foreclosure, delinquency and loss experience on the Pledged Mortgages will be the same as, or more favorable than, that of the PrimeFirst(R) loans originated by MLCC, which loans, because they were first originated in the first quarter of 1990, have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time. The tables include information on mortgages which are not Pledged Mortgages and should not be considered as a basis for assessing the future foreclosure, delinquency and loss experience on the Pledged Mortgages.

                   PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE

                            1992                      1993                     1994                     1995
                  ------------------------   ----------------------   ----------------------   ----------------------
                   NUMBER OF                 NUMBER OF                NUMBER OF                NUMBER OF
                  PRIMEFIRST(R) PRINCIPAL    PRIMEFIRST(R) PRINCIPAL  PRIMEFIRST(R) PRINCIPAL  PRIMEFIRST(R) PRINCIPAL
                     LOANS        AMOUNT       LOANS       AMOUNT       LOANS       AMOUNT       LOANS       AMOUNT
                  -----------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
PrimeFirst(R)
 loans
 outstanding.....    3,265      $1,504,940     4,959     $2,264,421     7,615     $3,351,328     8,272     $3,536,761
Delinquency
 period:
 30-59 days......       23          15,446        69         48,509       121         86,279       127         56,370
 60-89 days......        2           6,300         6          3,361        20         18,152        13          7,917
 90 days or
   more*.........        2           1,635        13          8,565        17         19,257        44         45,749
                     -----      ----------     -----     ----------     -----     ----------     -----     ----------
Total
 delinquency.....       27      $   23,381        88     $   60,435       158     $  123,688       184     $  110,036
Delinquencies as
 a percent of
 number of
 PrimeFirst(R)
 loans and
 principal amount
 outstanding.....     0.83            1.55%     1.77%          2.67%     2.07%          3.69%     2.22%          3.11%
Foreclosures*....        7      $   13,592         9     $    7,899        18     $   15,637        28     $   38,209
Foreclosures as a
 percent of
 number of
 PrimeFirst(R)
 loans and
 principal amount
 outstanding.....     0.21%           0.90%     0.18%          0.35%     0.24%          0.47%     0.34%          1.08%

                                   NINE MONTHS ENDED
                             1996                SEPTEMBER 30, 1997
                  -------------------------   ------------------------
                  NUMBER OF                    NUMBER OF
                  PRIMEFIRST(R)  PRINCIPAL    PRIMEFIRST(R) PRINCIPAL
                    LOANS          AMOUNT        LOANS        AMOUNT
                  ---------      ----------   -----------   ----------

PrimeFirst(R)
 loans
 outstanding..... 11,054        $4,331,131      14,012     $5,295,254
Delinquency
 period:
 30-59 days......    180            84,297         138         65,184
 60-89 days......     19             6,583          29         14,638
 90 days or
   more*.........     29            27,590          19         18,376
                   -----        ----------      ------     ----------
Total
 delinquency.....    228        $  118,470         186     $   98,198
Delinquencies as
 a percent of
 number of
 PrimeFirst(R)
 loans and
 principal amount
 outstanding.....   2.06%             2.74%       1.33%          1.85%
Foreclosures*....     29        $   39,100          39     $   48,373
Foreclosures as a
 percent of
 number of
 PrimeFirst(R)
 loans and
 principal amount
 outstanding.....   0.26%             0.90%       0.28%          0.91%

---------------

* Does not include loans subject to bankruptcy proceedings and real estate owned.

                       PRIMEFIRST(R) LOAN LOSS EXPERIENCE

                                                                                                    NINE MONTHS
                                                                                                       ENDED
                                                  YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                             ------------------------------------------------------------------    -------------
                                1992          1993          1994          1995          1996           1997
                             ----------    ----------    ----------    ----------    ----------    -------------
                                                           (DOLLARS IN THOUSANDS)
Average principal balance of
  PrimeFirst(R) loan
  portfolio................. $1,008,493    $1,851,696    $2,807,875    $3,444,045    $3,933,946     $ 4,813,193
Average number of
  PrimeFirst(R) loans
  outstanding during the
  period....................      2,036         4,091         6,287         7,944         9,663          12,533
Gross charge-offs........... $        0    $    2,285    $      457    $    1,840    $    6,157     $     3,935
Recoveries.................. $        0    $      171    $        0    $        0    $        0     $        99
Net charge-offs............. $        0    $    2,114    $      457    $    1,840    $    6,157     $     3,836
Net charge-offs as a percent
  of average principal
  balance outstanding.......       0.00%         0.11%         0.02%         0.05%         0.16%(1)        0.08%(1)

---------------

(1) Not annualized.

     There can be no assurance that factors beyond MLCC's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. There can be no assurance that values of the Mortgaged Properties as of the dates of origination of the related Pledged Mortgages have remained or will remain constant. In certain regions of the country, including regions in which Mortgaged Properties are located, real estate values have recently declined. See "SECURITY FOR THE BONDS -- The Pledged Mortgages" for a listing of the geographic distribution of the Mortgaged Properties as of the Cut-off Date. If the residential real estate market in an area should experience an overall decline in property values such that the outstanding balances of the Pledged Mortgages in that area equal or exceed the value of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Pledged Mortgages and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Pledged Mortgage Pool. In addition, primary residences with above average values may experience greater declines in value during adverse economic conditions than properties with lower values.

     The information set forth above with respect to MLCC and its mortgage programs has been provided by MLCC, and neither the Company, the Issuer, Redwood Trust nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information

                       SERVICING OF THE PLEDGED MORTGAGES

SERVICING AND COLLECTION PROCEDURES

     Servicing functions to be performed by the Master Servicer under the Master Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Master Servicer may contract with subservicers to perform some or all of the Master Servicer's servicing duties, but the Master Servicer will not thereby be released from its obligations under the Master Servicing Agreement. When used herein with respect to servicing obligations, the term Master Servicer includes any such subservicer. The Master Servicer has informed the Issuer that it initially will be performing the servicing duties without a subservicer.

     On or before the Closing Date, the Bond Trustee will establish the Bond Account into which the Master Servicer will remit collections on the Pledged Mortgages (net of its related servicing compensation and any Correspondent Trailing Premium). Not later than the 10th calendar day of each month, the Master Servicer will furnish to the owner of the Pledged Mortgages information with respect to loan level remittance data for such month's remittance. Under the Master Servicing Agreement, the Master Servicer will remit collections on the Pledged Mortgages due to the owner thereof on the 18th day of each month or, if not a Business Day, on the first Business Day thereafter. Under the Master Servicing Agreement, the Master Servicer will deposit collections on the Pledged Mortgages into one or more custodial accounts established by it. Such accounts are required to be kept segregated from operating accounts of the Master Servicer and to meet the eligibility criteria set forth in the Master Servicing Agreement. Under the Master Servicing Agreement, amounts on deposit in the custodial account may be invested in permitted investments as therein defined. Any losses resulting from such investments are required to be reimbursed to the custodial account by the Master Servicer out of its own funds.

     On the Closing Date, the Issuer will assign its rights under the Master Servicing Agreement with respect to the Pledged Mortgages to the Bond Trustee. In the event of a default by the Master Servicer under the Master Servicing Agreement, the Bond Trustee will have the right to remove the Master Servicer and will exercise that right if it considers such removal to be in the best interest of the Bondholders and the Insurer. In the event that the Bond Trustee removes the Master Servicer, the Bond Trustee will appoint a successor Master Servicer acceptable to the Insurer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee payable to the Master Servicer will be a per annum rate equal to 0.25% of the Stated Principal Balance of the related Pledged Mortgage. The Servicing Fees and any Correspondent Trailing Premiums with respect to the Pledged Mortgages are payable out of the interest payments on each Pledged Mortgage. Under the Master Servicing Agreement, the amount of the Servicing Fee is subject to adjustment with respect to prepaid Pledged Mortgages, as described herein under "--Adjustment to the Servicing Fee in Connection with Certain Prepaid Pledged Mortgages." The Master Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Bond Trustee will be entitled to receive a portion of the reinvestment income earned on amounts on deposit in the Distribution Account.

ADJUSTMENT TO THE SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID PLEDGED MORTGAGES

     Subject to the terms thereof, the Bond Insurance Policy permits claims thereunder to be made for any Deficiency Amount related to shortfalls in interest due on the Bonds irrespective of the occurrence of any Net Prepayment Interest Shortfalls. When a borrower prepays a Pledged Mortgage between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Bondholders on the Payment Date in the month following the month of receipt. Thus less than one month's interest may have been collected on Pledged Mortgages that have prepaid with respect to any Payment Date. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Pledged Mortgage is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Pledged Mortgage. Pursuant to the Master Servicing Agreement, the related Servicing Fee for any month may be reduced, but not below zero, by the amount of Prepayment Interest Shortfalls occurring during such month with respect to the Pledged Mortgages serviced pursuant to the Master Servicing Agreement, but only to the extent of the Servicing Fee thereunder. If Prepayment Interest Shortfalls in any month occurring with respect to the Pledged Mortgages exceed the amount of the related Servicing Fee for such month that is eligible for reduction as described above, the amount of funds available from collections to be paid to Bondholders in respect of interest on the Pledged Mortgages on such Payment Date will be reduced by the amount of such excess (such excess, the "Net Prepayment Interest Shortfall"). See "SECURITY FOR THE BONDS--The Pledged Mortgages" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Payment Date, from its own funds amounts (net of the applicable Servicing Fee and any Correspondent Trailing Premium with respect to the related Pledged Mortgages) which were due on the related Due Date on the Pledged Mortgages serviced by it and which were delinquent during the related Due Period (any such advance, a "Monthly Advance").

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Bonds rather than to guarantee or insure against losses. The Master Servicer is not obligated to make Monthly Advances
(i) to the extent that such Monthly Advances are, in its reasonable judgment, non-recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Pledged Mortgage or (ii) on any Pledged Mortgage as to which the related Mortgaged Property has been acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure ("REO Property"). Any failure by a Master Servicer to advance funds as required under the Master Servicing Agreement will constitute a default thereunder, and following the termination of the Master Servicer and the appointment of the Bond Trustee as successor master servicer under the Master Servicing Agreement, the Bond Trustee, as successor Master Servicer, will be obligated to make any such Monthly Advance in accordance with the terms of the Master Servicing Agreement; provided, however, that in no event will the Bond Trustee be required to make a Monthly Advance that is not in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Pledged Mortgage. If the Master Servicer determines to make a Monthly Advance, such Monthly Advance will be included in Available Funds for the related Payment Date. Subject to the terms of the Bond Insurance Policy, the Bond Insurance Policy will provide protection to the Bondholders against any shortfall resulting from delinquencies as to which a required Monthly Advance is not made as described above or is determined to be nonrecoverable, to the extent such shortfall is not otherwise covered by Available Funds.

                                USE OF PROCEEDS

     The Issuer intends to distribute all of the net proceeds of the issuance of the Bonds to the Company which will use such proceeds to pay for the acquisition of the Pledged Mortgages from Redwood Trust. See "USE OF PROCEEDS" in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

     Giancarlo and Gnazzo, A Professional Corporation, has advised the Company that, in its opinion the Bonds will be treated as debt for federal income tax purposes, and not as an ownership interest in the Mortgage Collateral, the Issuer or a separate association taxable as a corporation. Interest will be taxable to non-exempt Bondholders. The Tax Prepayment Assumption (as defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES -- Interest and Original Issue Discount") for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Pledged Mortgages are prepaid at a rate of 15% CPR. Based upon the assumed prepayment rate and the expected price to the public of the Bonds as of the date hereof (including interest accrued before the Closing Date, if any), the Class A-1 Bonds will be issued at a premium and the Class A-2 Bonds will not be issued with original issue discount. The Issuer intends to treat the Bonds as "Variable Rate Debt Instruments" and the stated interest on the Bonds as "qualified stated interest payments" (as each term is defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

     Notwithstanding the use of the prepayment assumption in pricing the Bonds, no representation is made that the Pledged Mortgages will actually prepay at 15% CPR or at any other rate. The amount of any original issue discount and certain other information with respect to each Bond will be set forth on the face of such Bond as required by applicable regulations and as described in the Prospectus. See "DESCRIPTION OF THE BONDS--Weighted Average Lives of the Bonds" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     The Issuer will not elect to treat the segregated pool of assets securing the Bonds as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. Giancarlo & Gnazzo, A Professional Corporation, has further advised the Company that, in its opinion, the Issuer will not be classified as a taxable mortgage pool.

     Foreign investors in the Bonds are urged to consult their tax advisors concerning recently finalized regulations on withholding and related certifications generally applicable to payments made after December 31, 1998.

                                 ERISA MATTERS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Pledged Mortgages securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of the Bonds. See "ERISA MATTERS" in the Prospectus.

     If the Bonds are treated as equity for purposes of ERISA, the purchaser of the Bonds could be treated as having acquired a direct interest in the Pledged Mortgages securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Master Servicer, any Servicer or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire the Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (v) PTCE 96-23, regarding transactions effected by in-house asset managers. Before purchasing the Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of the Bonds should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA MATTERS" in the Prospectus.

     Although not entirely free from doubt, the Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the Bonds should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Company, Redwood Trust and the Underwriter, the Company has agreed to cause the Issuer to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the Bonds. Distribution of the Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or that it will provide Bondholders with a sufficient level of liquidity of investment. The Bonds will not be listed on any national securities exchange.

     Immediately prior to the sale of the Pledged Mortgages to the Company, the Pledged Mortgages were subject to financing provided by an affiliate of the Underwriter. A portion of the proceeds from the sale of the Pledged Mortgages to the Company will be applied to repay the financing.

     The Company and Redwood Trust have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Issuer by Giancarlo and Gnazzo, A Professional Corporation, San Francisco, California. Certain matters of Delaware law relating to the Owner Trustee will be passed upon for the Issuer by Morris, James, Hitchens & Williams, Wilmington, Delaware, Delaware counsel to the Owner Trustee. Brown & Wood LLP, New York, New York will act as counsel for the Underwriter.

                                    RATINGS

     It is a condition of the issuance of the Bonds that they be rated "Aaa" by Moody's and "AAA" by S&P (Moody's and S&P, together, the "Rating Agencies").

     The ratings assigned to collateralized mortgage obligations address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such bonds. Ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned to the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

                                                                                     PAGE
                                                                                  -----------
Additional Collateral.............................................................  S-11, S-44
Additional Collateral Loans.......................................................  S-11, S-44
Adjustment Date...................................................................         S-9
Administration Agreement..........................................................         S-3
Administrator.....................................................................         S-3
Agreement.........................................................................        S-30
Available Funds...................................................................        S-22
Basic Principal Amount............................................................        S-26
Beneficial owner..................................................................        S-18
Book-Entry Bonds..................................................................   S-3, S-18
Bond Account......................................................................  S-12, S-21
Bond Insurance Policy.............................................................         S-7
Bond Interest Rates...............................................................         S-5
Bond Owners.......................................................................        S-18
Bond Principal Balance............................................................         S-5
Bondholders' Interest Carryover...................................................        S-23
Bonds.............................................................................   S-3, S-18
Bond Trustee......................................................................         S-3
Business Day......................................................................        S-30
Capped Amount.....................................................................        S-22
CEDEL Participants................................................................        S-19
Class A-1 Bondholders' Interest Carryover.........................................        S-23
Class A-2 Bondholders' Interest Carryover.........................................        S-23
Class A-1 Interest Rate...........................................................         S-5
Class A-2 Interest Rate...........................................................         S-5
Code..............................................................................  S-13, S-51
Commission........................................................................        S-31
Company...........................................................................         S-3
Conversion Price..................................................................        S-10
Correspondent Trailing Premium....................................................   S-7, S-45
CPR...............................................................................        S-33
CTP...............................................................................        S-45
Current One-Month LIBOR Index.....................................................        S-12
Cut-off Date Stated Principal Balance.............................................         S-9
Defective Pledged Mortgage........................................................        S-35
Deficiency Amount.................................................................   S-8, S-30
Definitive Bond...................................................................        S-18
Deleted Pledged Mortgage..........................................................        S-41
Delinquent Pledged Mortgage.......................................................        S-28
Deposit Trust Agreement...........................................................         S-4
Determination Date................................................................        S-23
Distribution Account..............................................................  S-12, S-21
DTC...............................................................................   S-18, I-1
DTC Participant...................................................................         I-1
Due Date..........................................................................        S-23
Due Period........................................................................        S-23

                                                                                     PAGE
                                                                                  -----------
ERISA.............................................................................  S-13, S-51
Excess Cash Flow Principal Amount.................................................        S-27
Excess Spread.....................................................................        S-28
Exchange Act......................................................................         S-2
Expense Fee Rate..................................................................         S-7
Global Bonds......................................................................         I-1
Indenture.........................................................................   S-3, S-30
Index.............................................................................  S-10, S-46
Index Convertible Pledged Mortgage................................................         S-9
Indices...........................................................................        S-10
Indirect Participants.............................................................        S-19
Initial Pool Principal Balance....................................................         S-6
Insurance Proceeds................................................................        S-22
Insured Payment...................................................................        S-30
Insurer...........................................................................   S-7, S-29
Insurer Reimbursement Amount......................................................        S-27
Interest Accrual Period...........................................................   S-5, S-24
Interest Payment Amount...........................................................   S-4, S-23
Investor Certificate..............................................................        S-18
Issuer............................................................................         S-1
LIBOR Rate Determination Date.....................................................        S-25
Limited Purpose Surety Bond.......................................................        S-11
Liquidation Proceeds..............................................................        S-22
Management Agreement..............................................................         S-3
Management Fee....................................................................         S-7
Margin............................................................................         S-9
Master Servicer...................................................................         S-4
Master Servicing Agreement........................................................         S-3
Maximum Mortgage Rate.............................................................         S-9
ML & Co...........................................................................        S-11
MLCC..............................................................................         S-4
Monthly Advance...................................................................   S-8, S-50
Moody's...........................................................................        S-14
Mortgage..........................................................................        S-41
Mortgage File.....................................................................        S-41
Mortgage Loan Purchase Agreement..................................................   S-4, S-35
Mortgage Note.....................................................................        S-41
Mortgage Rate.....................................................................   S-9, S-36
Mortgaged Property................................................................        S-35
Net Available Funds...............................................................        S-23
Net Interest Shortfall............................................................        S-36
Net Monthly Excess Cashflow.......................................................        S-27
Net Mortgage Rate.................................................................         S-6
Net Prepayment Interest Shortfall.................................................        S-50
Notice............................................................................        S-30
One-Month LIBOR...................................................................        S-25
One-Month LIBOR Index.............................................................         S-9
One-Month LIBOR Notional Balance..................................................  S-12, S-42

                                                                                     PAGE
                                                                                  -----------
One-Year Constant Maturity Treasury Index.........................................        S-24
One-Year Treasury ARM Index.......................................................         S-5
One-Year Treasury ARM Index Determination Date....................................        S-24
Overcollateralization Amount......................................................         S-7
Owner.............................................................................        S-30
Owner Trustee.....................................................................         S-3
Parent Power(R) Loans.............................................................        S-44
Participants......................................................................        S-18
Payment Date......................................................................   S-4, S-22
Plan..............................................................................  S-13, S-51
Plan Asset Regulations............................................................  S-13, S-51
Plan Investors....................................................................  S-13, S-51
Pledged Asset Servicing Agreement.................................................         S-3
Pledged Mortgage Pool.............................................................   S-9, S-35
Pledged Mortgages.................................................................         S-3
Pool Principal Balance............................................................         S-6
Positive Rate Differential........................................................         S-6
Preference Amount.................................................................        S-31
Prepayment Interest Shortfall.....................................................        S-50
Prime Index.......................................................................        S-10
Principal Balance.................................................................         S-5
Principal Distributable Amount....................................................        S-26
Principal Payment Amount..........................................................        S-26
Rating Agencies...................................................................  S-14, S-53
Realized Loss.....................................................................        S-27
Redemption Price..................................................................   S-6, S-29
Redwood Trust.....................................................................   S-3, S-17
Reference Banks...................................................................        S-26
Reference Rate....................................................................        S-24
Relevant Depositary...............................................................        S-18
Relief Act Reduction..............................................................        S-36
REO Property......................................................................        S-50
Replacement Pledged Mortgage......................................................        S-41
Rolling Six-Month LIBOR Index.....................................................        S-12
S&P...............................................................................        S-14
Servicing Fee.....................................................................         S-7
Servicing Fee Rate................................................................         S-7
Scheduled Payments................................................................        S-36
Six-Month LIBOR Index.............................................................         S-9
Six-Month LIBOR Notional Balance..................................................  S-11, S-42
SMMEA.............................................................................        S-14
Specified Overcollateralization Amount............................................        S-26
Stated Principal Balance..........................................................         S-6
Structuring Assumptions...........................................................        S-33
Subordination Deficit.............................................................        S-28
Substitution Adjustment Amount....................................................        S-41
Swap Agreement....................................................................        S-11
Swap 1 Amount.....................................................................  S-11, S-42

                                                                                     PAGE
                                                                                  -----------
Swap 2 Amount.....................................................................  S-11, S-42
Swap Provider.....................................................................  S-11, S-42
Targeted Principal Balance........................................................        S-26
Telerate Page 3750................................................................        S-26
Terms and Conditions..............................................................        S-20
Treasury Index....................................................................        S-10
Underwriter.......................................................................         S-1
Variable Rate Debt Instruments....................................................  S-13, S-51
Weighted Average Net Mortgage Rate................................................         S-6

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust 2, Collateralized Mortgage Bonds (the "Global Bonds") will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Bonds through DTC will follow the settlement practices applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

     Trading Between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Cedel or Euroclear Purchaser. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or

Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption For Non-U.S. Persons (Form W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption For Non-U.S. Persons with Effectively Connected Income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

     Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Bond Owner of a Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                      (This page intentionally left blank)

PROSPECTUS

                      SEQUOIA MORTGAGE FUNDING CORPORATION
                                   DEPOSITOR

                                 $3,000,000,000
                          (AGGREGATE ORIGINAL AMOUNT)

                         COLLATERALIZED MORTGAGE BONDS
                              (ISSUABLE IN SERIES)
                            ------------------------

       Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell from time to time under this Prospectus and related Prospectus Supplements one or more Series of Collateralized Mortgage Bonds (the "Bonds"). The Bonds of each Series will be collateralized by mortgage collateral (the "Mortgage Collateral") consisting of one or more of the following: (i) fixed-rate, first or junior lien mortgage loans secured by one- to four-family residential properties (the "Fixed Rate Pledged Mortgages"), (ii) floating-rate, first or junior lien mortgage loans secured by one- to four-family residential properties (the "Floating Rate Pledged Mortgages" and, together with the Fixed Rate Pledged Mortgages, the "Pledged Mortgages"), (iii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), (iv) Private Mortgage-Backed Securities (as defined herein), (v) a combination of such Agency Securities and/or Private Mortgage-Backed Securities (collectively, the "Certificates") or
(vi) a combination of Certificates and Pledged Mortgages. A Series of Bonds also may be secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, over-collateralization, excess spread reinvestment income, guaranties, letters of credit or derivative arrangements to the extent described herein and in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See "INDEX OF CERTAIN DEFINITIONS" on page 85 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Bonds will consist of one or more Classes of Bonds. Interest on the Bonds will accrue at a fixed rate, a variable rate or a combination thereof, as determined in the manner specified in the related Prospectus Supplement. Principal payments on each Class of Bonds of a Series will be made in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes of Bonds of a Series may be entitled to receive payments of principal, interest or any combination thereof prior to one or more other Classes of Bonds of such Series either for the life of such Bonds or during certain periods. A Series of Bonds may include one or more Classes of Bonds entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Bonds may include one or more Classes of Bonds that are senior in right of payment to one or more other Classes of Bonds of such Series. Credit enhancement for the Bonds of a Series will be as specified in the related Prospectus Supplement.

     The rate of payment of the principal of each Class of Bonds will generally depend, among other things, on the rate of payment (including prepayments) of the Mortgage Collateral pledged as security therefor. Consequently, the actual maturity of any Class of Bonds could occur substantially sooner than its Stated Maturity. Each Series of Bonds may be redeemed under the circumstances described herein and in the related Prospectus Supplement.

     FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO INVESTMENTS IN THE BONDS, SEE "RISK FACTORS" COMMENCING ON PAGE 19 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     Each Series of Bonds will be issued by a separate trust (each, an "Issuer") established by the Company, will represent obligations solely of such Issuer and will not be insured or guaranteed by GNMA, FNMA or FHLMC or any other governmental agency or instrumentality or by the Company, any affiliate of the Company, or, unless otherwise specified in the related Prospectus Supplement, any other person or entity. No Issuer of any Series of Bonds is expected to have significant assets other than those pledged as collateral for such Series of Bonds. Prior to issuance, there will have been no market for the Bonds of any Series, and there can be no assurance that a secondary market for any Bonds will develop or, if it does develop that it will continue or provide Bondholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of a Series of Bonds unless accompanied by a Prospectus Supplement.

     Bonds of each Series will be characterized for federal income tax purposes as debt instruments. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

     Offers of the Bonds of any Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement.

October 24, 1997.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds, if applicable: (i) information concerning the Issuer of such Series of Bonds; (ii) the principal amount and the interest rate, or the method to be used to determine the interest rate, of each Class of such Series of Bonds; (iii) certain characteristics of the Mortgage Collateral securing such Series of Bonds and, if applicable, information as to any insurance policies, surety bonds, guaranties, derivative arrangements, cross-collateralization, overcollateralization, excess spread reinvestment income, guaranteed investment contracts or letters of credit, and the amount and source of any Reserve Fund or other cash account for the Bonds of such Series; (iv) the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption; (v) the Stated Maturity of each Class of Bonds of such Series; (vi) the method used to calculate the aggregate amount of principal required to be applied to the Bonds of such Series on each Payment Date and the priority in which such payments will be applied among the Classes of Bonds of such Series; (vii) the principal amount of each Class of Bonds of such Series that would be outstanding on specified Payment Dates if the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, pledged as security for such Bonds, were prepaid at various assumed rates; (viii) the Payment Dates and the Assumed Reinvestment Rate for such Series of Bonds; (ix) information as to the nature and extent of subordination with respect to any Class of Bonds of such Series that is subordinate in right of payment to any other Class; (x) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series of Bonds; (xi) additional information with respect to the plan of distribution of the Bonds of such Series; and (xii) information as to the Master Servicer and the Bond Trustee for such Series.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Bonds. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Bonds contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Bonds offered hereby and thereby nor an offer of the Bonds to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Issuer referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Bonds issued by such Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. None of the Company, the Master Servicer or the Bond Trustee for any Series intends to file with the Commission periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Bond Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Bond Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Bond Trustee or such other entity.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Bonds offered thereby and to the related Indenture (as defined herein). Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See "INDEX OF CERTAIN DEFINITIONS" on page 85 of this Prospectus for the location of the definitions of certain capitalized terms.

Securities Offered.........  The Collateralized Mortgage Bonds (the "Bonds")
                             offered hereby will be secured by mortgage collateral (the "Mortgage Collateral") consisting of one or more of the following: (i) fixed-rate, first or junior lien mortgage loans secured by one- to four-family residential properties (the "Fixed Rate Pledged Mortgages"), (ii) floating-rate, first or junior lien mortgage loans secured by one-to four-family residential properties (the "Floating Rate Pledged Mortgages" and, together with the Fixed Rate Pledged Mortgages, the "Pledged Mortgages"), (iii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Corporation ("GNMA"), the Federal National Mortgage Corporation ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), (iv) other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities"), (v) a combination of such Agency Securities and/or Private Mortgage-Backed Securities (collectively, the "Certificates") or
                             (vi) a combination of Certificates and Pledged Mortgages. A Series of Bonds also may be secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guaranties or letters of credit to the extent described herein and in the related Prospectus Supplement. See "SECURITY FOR THE BONDS" herein.

                             The Bonds will be issued from time to time in one or more Series pursuant to Indentures (as defined herein) between each Issuer and a bank or trust company acting as trustee (the "Bond Trustee") for the holders of the Bonds of each Series (the "Bondholders") under the relevant Indenture. Each Series of Bonds will consist of one or more Classes of Bonds which may include one or more Classes of Deferred Interest Bonds (as defined herein). A Series of Bonds may include one or more Classes of Senior Bonds (collectively, the "Senior Bonds") and one or more Classes of Subordinated Bonds (collectively, the "Subordinated Bonds"). Unless otherwise specified in the related Prospectus Supplement, the Bonds represent obligations solely of the Issuer and are not insured or guaranteed by any other person or entity. See "DESCRIPTION OF THE BONDS" herein. Bonds of a Class may differ from Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments and interest rate or in such other manner as specified in the related Prospectus Supplement. A Series of Bonds may include one or more Classes of Bonds entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. A Series of Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, or secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateral-ization, reinvestment income, guaranties, letters of credit or derivative arrangements, in each case to the extent provided herein and in the related Prospectus Supplement.

Issuer.....................  The Issuer with respect to each Series of Bonds will be a trust established by Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Company"), for the sole purpose of issuing such Series of Bonds and engaging in transactions relating thereto. The Company is a wholly owned limited purpose finance subsidiary of Redwood Trust, Inc. ("Redwood Trust"). Redwood Trust, a Maryland corporation, has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Each trust that is formed to act as an Issuer will be created pursuant to a deposit trust agreement between the Company, acting as depositor (in such capacity, the "Depositor"), and a bank, trust company, or other fiduciary acting as owner trustee (the "Owner Trustee"). Each trust will be established by the Company solely for the purpose of issuing one Series of Bonds and engaging in transactions relating thereto. Neither Redwood Trust, the Company nor any of their respective affiliates will guarantee or otherwise be obligated to make payments on the Bonds. The Bonds will be obligations solely of their respective Issuers. The assets of each such Issuer, other than those pledged as collateral for the Bonds it issues, are not expected to be significant. See "THE ISSUER" herein.

Master Servicer............  The entity or entities named as Master Servicer
                             (each, a "Master Servicer") in the related
                             Prospectus Supplement will act as master servicer with respect to all of the Pledged Mortgages securing a Series of Bonds pursuant to an agreement (each, a "Master Servicing Agreement") among the Master Servicer, the related Issuer and the related Bond Trustee. The Master Servicer will administer and supervise the performance of the entities primarily responsible for servicing the Pledged Mortgages (each, a "Servicer"), who may in turn be administering and supervising the performance of one or more subservicers of such Pledged Mortgages, and will be obligated to perform the obligations of a terminated Servicer or appoint a successor Servicer. See "SERVICING OF THE PLEDGED MORTGAGES" herein.

Special Servicer...........  If specified in the related Prospectus Supplement, the Company may appoint a special servicer (each, a "Special Servicer") to service, make certain decisions and take various actions with respect to delinquent or defaulted Pledged Mortgages pledged as security for the related Series of Bonds. See "SERVICING OF THE PLEDGED MORTGAGES -- Special Servicing Agreement" herein.

Interest Payments..........  Each Class of Bonds of a Series will bear interest at the rate, or determined in the manner, set forth for such Class in the related Prospectus Supplement. Interest on a Series of Bonds or on a Class of Bonds within a Series may accrue at a fixed rate, a variable rate or a combination thereof, as determined in the manner specified in the related Prospectus Supplement. One or more Classes of Bonds within a Series may be zero coupon bonds. Interest on each Class of Bonds of a Series other than a Class of Deferred Interest Bonds will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"), to holders of record at the close of business on each of the dates specified in such Prospectus Supplement (each, a "Record Date").

                             Interest on each Class of Deferred Interest Bonds of a Series will accrue but will not be paid (except in certain circumstances involving an optional redemption of the Deferred Interest Bonds or as otherwise specified in the related Prospectus Supplement) until the Classes of Bonds specified in the related Prospectus Supplement have been paid in full. Interest accrued but not paid on a Class of Deferred Interest Bonds will be added to the principal thereof on each Payment Date. Each such payment or accrual of interest will include all interest accrued either to, but not including, the related Payment Date or, if so indicated in the related Prospectus Supplement, through a date prior to such Payment Date, as specified in the related Prospectus Supplement. In the latter case, the effective yield to the holders of the Bonds will be reduced to a level below the yield which would apply if interest were paid or accrued to the respective Payment Date. One or more Classes of Bonds of a Series may be subordinated in the right to receive payments of interest (and/or principal or any combination thereof) to one or more other Classes of Bonds of such Series, either throughout the lives of the Bonds of such Class or during specified periods, and, in addition, may be entitled to receive such payments only after the occurrence of certain events specified in the related Prospectus Supplement. See "DESCRIPTION OF THE BONDS -- Payments of Interest" herein.

Principal Payments.........  Principal payments on each Series of Bonds will be made on each Payment Date in an aggregate amount equal to the sum of (a) if specified in the related Prospectus Supplement, the amount of interest accrued but not then payable on the Deferred Interest Bonds of the Series, if any, from the prior Payment Date or, if specified in the related Prospectus Supplement, from a date prior to such prior Payment Date, and (b) either (i) the percentage or percentages specified in the related Prospectus Supplement of the funds available for such purpose ("Available Funds") for such Payment Date or (ii) the sum of (x) an amount determined by reference to the aggregate decline in the bond values (the "Bond Values") of the Mortgage Collateral securing the Bonds of such Series in the period (each, a "Due Period") ending prior to such Payment Date (collectively, the "Basic Principal Payment") and (y) the amount, if any, of the spread (the "Spread") specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Bonds will specify the method or methods used to determine Available Funds for each related Payment Date.

                             Payments of principal of the Bonds of a Series will be allocated among the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. One or more Classes of Bonds of a Series may be subordinated in the right to receive payments of principal (and/or interest or any combination thereof) to one or more other Classes of Bonds of such Series, either throughout the lives of the Bonds of such Class or during specified periods, and, in addition, may be entitled to receive such payments only after the occurrence of certain events specified in the related Prospectus Supplement. All payments of principal of Bonds of a particular Class will be applied on a pro rata basis among all Bonds of such Class, unless otherwise specified in the related Prospectus Supplement. See "DESCRIPTION OF THE BONDS -- Payments of Principal" herein.

                             The "Bond Value" of an item of Mortgage Collateral represents the principal amount of the Bonds of a Series that, based on certain assumptions and irrespective of prepayments on the Mortgage Collateral, can be supported by scheduled distributions on the Mortgage Collateral, together with (depending on the method used to determine the Bond Value of the Mortgage Collateral) (i) reinvestment earnings thereon at the Assumed Reinvestment Rate (as defined herein) specified in the related Prospectus Supplement and (ii) if applicable, the cash available to be withdrawn from any Reserve Fund (as defined herein) established for such purpose for such Series. The Prospectus Supplement for a Series of Bonds will specify the method or methods and related assumptions used to determine the Bond Values of the Mortgage Collateral securing the Series.

                             Unless otherwise provided in the related Prospectus Supplement, the Spread for a Series of Bonds, if applicable, will represent the excess, if any, of the sum of (i) all payments on the related Mortgage Collateral deposited in the related Bond Account (as defined herein) in the Due Period preceding a Payment Date for the Series, (ii) the reinvestment income thereon and (iii) amounts which are required or are permitted to be withdrawn from any Reserve Fund less the sum of (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment required to be made on the Bonds of such Series on such Payment Date,
                             (iii) an amount reflecting the redemption price of certain Bonds of such Series redeemed, and (iv) certain expenses accrued by the Issuer, during the preceding Due Period.

                             The Stated Maturities for the Classes of Bonds comprising a Series are the dates determined by the Company to fall a specified period after the dates on which the Bonds of each such Class will be fully paid assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral securing such Bonds, (ii) if applicable, such scheduled payments are, upon deposit in the Bond Account, reinvested at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller for any of the Mortgage Collateral initially pledged to secure the Bonds of the Series and (iv) if applicable, no portion of the Spread is applied to the payment of the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Bonds of a Series may have the right, at their option, to receive full payment in respect of such Bonds prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

                             The Assumed Reinvestment Rate, if applicable, for a Series of Bonds will be set forth in the related Prospectus Supplement and may be any rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds (each, a "Rating Agency") or a rate provided under a guaranteed investment contract, surety bond or similar arrangement satisfactory to each Rating Agency. If the Assumed Reinvestment Rate is so provided, the related Prospectus Supplement will describe the terms of such arrangement. The rate of prepayments

                             (including for this purpose prepayments resulting from refinancing or liquidations of the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, due to defaults, casualties, condemnations and repurchases by the Seller (as defined herein), the Issuer or Redwood Trust or purchases by the Master Servicer or the Company) on the Mortgage Collateral securing any Series of Bonds will depend on the characteristics of the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, as well as on other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. The weighted average life of the Bonds of a Series may also be affected by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally pledged as security for such Bonds. See "DESCRIPTION OF THE BONDS -- Weighted Average Life of the Bonds" and "SECURITY FOR THE
                             BONDS -- Substitution of Mortgage Collateral" herein.

Redemption of Bonds........  The Bonds of each Series will be redeemable under the following circumstances:

A. Special Redemption......  The Bonds of a Series or a Class may be subject to special redemption, in whole or in part, as specified in the related Prospectus Supplement. Pursuant to a special redemption, the Issuer will be required to redeem, on the dates specified in such Prospectus Supplement, at 100% of their unpaid principal amount, plus accrued interest, outstanding Bonds of a Series or Class if, as a result of substantial payments of principal on the Pledged Mortgages or on the mortgage loans underlying the Certificates pledged as security for such Series or Class of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the assumptions specified in the Indenture, that in the absence of such special redemption the amount of cash expected to be on deposit in the Bond Account on the next Payment Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Payment Date. Any such redemption will not exceed the principal amount of Bonds that would otherwise be required to be paid on the next Payment Date out of the principal payments and prepayments so received. See "DESCRIPTION OF THE BONDS -- Special Redemption" herein. Principal payments on a special redemption will be applied to Bonds of a Series in accordance with the priorities specified in the related Prospectus Supplement.

B. Optional Redemption.....  If so provided in the related Prospectus
                             Supplement, the Bonds of each Series may be subject to redemption at the option of the Issuer. The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed. See "DESCRIPTION OF THE BONDS -- Optional Redemption" herein.

Security for the Bonds.....  Each Series of Bonds will be separately secured by collateral consisting of the items set forth below. Unless otherwise provided in the related Prospectus Supplement, the Issuer may substitute other Mortgage Col-lateral for the Mortgage Collateral originally pledged as security for the Bonds of a Series so long as the substitute Mortgage Collateral meets certain criteria. See "SECURITY FOR THE
                             BONDS -- Substitution of Mortgage Collateral" herein.

A. Pledged Mortgages.......  In connection with the issuance of a Series of
                             Bonds secured in whole or in part by Pledged
                             Mortgages, the Issuer will pledge and assign to the Bond Trustee a pool of conventional (i.e., not insured or guaranteed by any governmental agency) loans secured by first or junior mortgages or deeds of trust on one- to four-family residential properties. If so specified in the related Prospectus Supplement, the Pledged Mortgages may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein.

B. General Attributes of
  Pledged Mortgages........  The payment terms of the Pledged Mortgages securing a Series of Bonds, if any, will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                             (a) Interest may be payable at a fixed rate, a rate
                                 adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a Pledged Mortgage may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                             (b) Principal may be payable on a level debt
                                 service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Pledged Mortgage or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Pledged Mortgage.

                             (c) Monthly payments of principal and interest may
                                 be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Pledged Mortgages may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                             (d) The Pledged Mortgages generally may be prepaid
                                 at any time without payment of any prepayment fee, unless otherwise specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Pledged Mortgage or may decline over time, and may be prohibited for the life of any such Pledged Mortgage or for certain periods ("lockout periods"). Certain Pledged Mortgages may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. All or a portion of any prepayment fee may be payable as additional interest on the Bonds, if so specified in the related Prospectus Supplement. Other Pledged Mortgages may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Pledged Mortgages may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Pledged Mortgage in connection with the sale or certain transfers of the related Mortgaged Property (as defined below). Other Pledged Mortgages may be assumable by persons meeting then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" herein.

                             (e) The real property constituting security for
                                 repayment of a Pledged Mortgage (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, any other territory of the United States or such other location as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all of the Pledged Mortgages will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Pledged Mortgages will be covered by Primary Mortgage Insurance Policies (as defined herein) to the extent provided in the related Prospectus Supplement. See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein.

C. Agency Securities.......  The Agency Securities securing a Series of Bonds will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"),
                             (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. See "SECURITY FOR THE
                             BONDS -- Agency Securities" herein.

D. Private Mortgage-Backed
  Securities...............  Private Mortgage-Backed Securities may include (a)
                             mortgage pass-through certificates representing beneficial interests in certain mortgage loans or
                             (b) collateralized mortgage obligations secured by such mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series of Bonds, payments on the Private Mortgage-Backed Securities will be distributed directly to the Bond Trustee as registered owner of such Private Mortgage-Backed Securities. See "SECURITY FOR THE BONDS -- Private Mortgage-Backed Securities" herein.

                             The related Prospectus Supplement for a Series of Bonds will specify, among other things, the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Mortgage Collateral for such Series and, as to any such Private Mortgage-Backed Securities comprising a significant portion of the Mortgage Collateral, to the extent such information is known to the Issuer, will in general include the following: (i) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount of the underlying mortgage loans that are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (ii) the maximum original term to stated maturity of the Private Mortgage-Backed Securities; (iii) the weighted average term to stated maturity of the Private Mortgage-Backed Securities; (iv) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (v) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vi) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed

                             Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (vii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (viii) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity and the terms of any redemption; and (ix) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "SECURITY FOR THE BONDS -- Private Mortgage-Backed Securities" herein.

E. Bond and Distribution
  Accounts.................  All scheduled monthly principal and interest payments and all prepayments received with respect to the Mortgage Collateral for a Series of Bonds, other than amounts not required to be remitted to the Bond Trustee, such as amounts retained by the Master Servicer, any Servicer or any subservicer of Pledged Mortgages as servicing compensation, to pay certain insurance premiums or to reimburse the Master Servicer or any Servicer for certain advances it has made, will be remitted to an account (the "Bond Account") to be established as an Eligible Account (as defined herein) on the closing date for the sale of such Series of Bonds (the "Closing Date"). All principal and interest distributions received from the Mortgage Collateral and remitted to the Bond Account, other than amounts, if any, subsequently withdrawn to reimburse the Master Servicer or any Servicer for certain non-recoverable advances it has made, together with (i) the amount of cash, if any, initially deposited in the Bond Account by the Issuer, (ii) if applicable, all amounts withdrawn from any related Reserve Funds, (iii) any Insurance Proceeds and Liquidation Proceeds (as such terms are defined herein) and (iv) if so specified in the related Prospectus Supplement, all reinvestment income earned thereon, will be available transfer to the Distribution Account (as defined herein) for application to the payment of the principal of, and interest on, such Series of Bonds as described in the related Prospectus Supplement.

                             On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account") which shall be an Eligible Account (as defined herein) maintained with the Bond Trustee for the benefit of the Bondholders of the related Series. On or prior to a date specified in the related Prospectus Supplement and preceding each related Payment Date (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the amount required to be distributed to Bondholders on such Payment Date (the "Bond Distribution Amount"), to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

                             Any funds remaining in the Bond Account on a Payment Date, other than amounts not constituting Available Funds, if so specified in the related Prospectus Supplement, after (i) the reimbursement of the Master Servicer or any Servicer for non-recoverable advances made by it, (ii) each required payment of interest and principal to Bondholders of the related Series has been paid in full, (iii) if applicable, any Reserve Fund has been funded in the manner described in the related Prospectus Supplement and (iv) the payment of certain expenses relating to such Series of Bonds, will be subject to withdrawal upon the order of the Issuer. See "SECURITY FOR THE BONDS -- Bond and Distribution Accounts" and "SERVICING OF THE PLEDGED MORTGAGES" herein.

Pre-Funding Accounts.......  If so specified in the related Prospectus
                             Supplement, the assets of the Issuer will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Mortgage Collateral during a period specified in such Prospectus Supplement (such period, the "Funding Period"). See "SECURITY FOR THE
                             BONDS -- Pre-Funding Accounts" herein.

Credit Enhancement.........  The Mortgage Collateral securing a Series of Bonds or the Bonds of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related Prospectus Supplement. The protection against losses afforded by any such credit enhancement may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Pledged Mortgages underlying or comprising the Mortgage Collateral and will be established on the basis of requirements of each Rating Agency. In addition, one or more Classes of Bonds of a Series may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. See "CREDIT ENHANCEMENT" herein.

A. Subordination...........  A Series of Bonds may consist of one or more
                             Classes of Senior Bonds and one or more Classes of Subordinated Bonds. The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Bondholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Bonds of the same Series (the "Senior Bondholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Bondholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Bondholders of a Series by means of the subordination feature will be accomplished by
                             (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Bonds, the amounts of principal and/or interest due them on each Payment Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Bondholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Bonds in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time. See "CREDIT
                             ENHANCEMENT -- Subordination" herein.

B. Reserve Funds...........  If so specified in the related Prospectus
                             Supplement, the Issuer will deposit in one or more Reserve Funds to be established with the Bond Trustee, cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts, reinvestment income or any combination thereof, which may be used by the Bond Trustee to make payments on such Series of Bonds to the extent funds are not otherwise available. The related Prospectus Supplement will specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make payments to holders of Bonds of a particular Class or released from the lien of the related Indenture. See "CREDIT
                             ENHANCEMENT -- Reserve Funds" herein.

C. Mortgage Pool Insurance
  Policy...................  If so specified in the related Prospectus
                             Supplement, a mortgage pool insurance policy or policies (the "Mortgage Pool Insurance Policy") may be obtained and maintained for a Series of Bonds secured by Pledged Mortgages, which shall be limited in scope, covering defaults on such Pledged Mortgages in an initial amount equal to a specified percentage of the aggregate principal balance of all Pledged Mortgages included in the related mortgage pool as of the first day of the month of issuance of the related Series of Bonds or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date"). See "CREDIT ENHANCEMENT -- Mortgage Pool Insurance Policies" herein.

D. Special Hazard Insurance
  Policy...................  If so specified in the related Prospectus
                             Supplement, a special hazard insurance policy or policies (the "Special Hazard Insurance Policy") may be obtained and maintained for a Series of Bonds secured by Pledged Mortgages, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement. See "CREDIT
                             ENHANCEMENT -- Special Hazard Insurance Policies" herein.

E. Bankruptcy Bond.........  If so specified in the related Prospectus
                             Supplement, a bankruptcy bond or bonds (the
                             "Bankruptcy Bond") may be obtained for a Series of Bonds secured by Pledged Mortgages to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a Pledged Mortgage. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement. See "CREDIT ENHANCEMENT -- Bankruptcy Bonds" herein.

F. Bond Insurance Policies,
  Surety Bonds and
  Guarantees...............  If so specified in the related Prospectus
                             Supplement, credit enhancement for one or more Classes of Bonds of a Series may be provided by insurance policies or surety bonds (each, a "Bond Insurance Policy") issued by one or more insurance companies or sureties. Such bond guarantee insurance or surety bond will guarantee timely payments of interest and/or full payment of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more surety bonds, insurance policies or third-party guarantees may be used to provide coverage for the risks of default or types of loses set forth in such Prospectus Supplement. See "CREDIT ENHANCEMENT -- Bond Insurance Policies, Surety Bonds and Guarantees" herein.

G. Letter of Credit........  If so specified in the related Prospectus
                             Supplement, credit enhancement may be provided for a Series of Bonds secured by Pledged Mortgages by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement, such as losses resulting from delinquent payments on the Pledged Mortgages securing the related Series of Bonds, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Pledged Mortgage. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter or credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

                             The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Pledged Mortgages securing the related Series of Bonds or one or more Classes of Bonds of such Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "CREDIT
                             ENHANCEMENT -- Letter of Credit" herein.

H. Cross-Collateralization...If so specified in the related Prospectus
                             Supplement, separate Classes of such Series may be secured by separate groups of Mortgage Collateral. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Bonds secured by one or more groups of Mortgage Collateral prior to payments to Bonds secured by other groups of Mortgage Collateral within the same Series. See "CREDIT ENHANCEMENT -- Cross-Collateralization" herein.

                             If so specified in the related Prospectus
                             Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Bonds. If applicable, the related Prospectus Supplement will identify the Series of Bonds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Bonds thereby and of the application of such coverage to the identified

                             Series of Bonds. See "CREDIT
                             ENHANCEMENT -- Cross-Collateralization" herein.

I. Over-Collateralization... If so specified in the related Prospectus
                             Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Bonds of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the interest payment on each Pledged Mortgage or Certificate, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Bonds of such Series and, thus, accelerate the rate of payment of principal on such Class or Classes of Bonds. See "CREDIT
                             ENHANCEMENT -- Over-Collateralization" herein.

J. Excess Spread...........  "Excess Spread" refers to the positive spread that may exist, to the extent specified in the related Prospectus Supplement, between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Collateral and the weighted average of the interest rates on the Bonds. Whether at any time such positive spread exists will depend on a variety of factors, including, with respect to a Series of Bonds with respect to which both the Bonds and the Mortgage Collateral bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Collateral and those applicable to the Bonds, over which no prediction can be made or assurance given.

                             If so specified in the related Prospectus
                             Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Bonds. If applicable, the related Prospectus Supplement will identify the Series of Bonds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Bonds thereby and of the application of such coverage to the identified Series of Bonds.

K. Minimum Principal
   Payment Agreement.......  If so specified in the related Prospectus
                             Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Bonds of the related Series at a minimum rate set forth in such Prospectus Supplement. See "CREDIT ENHANCEMENT -- Minimum Principal Payment Agreement" herein.

L. Derivative
Arrangements...............  If so specified and to the extent described in the related Prospectus Supplement, one or more derivative arrangements may be used to support payments on the Bonds. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets. Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agree-ments. See "CREDIT ENHANCEMENT -- Derivative Arrangements" herein.

Advances...................  The Master Servicer and each Servicer may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on the Pledged Mortgages securing a Series of Bonds (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related Prospectus Supplement, following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Pledged Mortgages are otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under "SERVICING OF THE PLEDGED MORTGAGES -- Advances and Other Amounts Payable by Master Servicer" herein and " -- Advances" in the related Prospectus Supplement.

                             In the event the Master Servicer or Servicer fails to make a required Advance, the Bond Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Servicer. See "SERVICING OF PLEDGED
                             MORTGAGES -- Advances and Other Amounts Payable by Master Servicer and Servicers" herein.

Tax Status of the Bonds....  The Bonds, when beneficially owned by someone other than Redwood Trust or one of its qualified real estate investment trust ("REIT") subsidiaries (as defined in section 856(i) of the Code), will constitute indebtedness for federal income tax purposes and not an ownership interest in the Issuer or the Collateral. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement for information concerning the material federal tax consequences of an investment in the Bonds.

Use of Proceeds............  The net proceeds to be received from the sale of the Bonds of each Series will be applied by the Company to the purchase or acquisition of the related Mortgage Collateral or will be used by the Company for general corporate purposes. The Mortgage Collateral pledged to secure a Series of Bonds will either be contributed to the Company's capital by Redwood Trust (or an affiliate) or acquired by the Company from Redwood Trust (or an affiliate) and deposited with the Issuer of such Series by the Company. See "USE OF PROCEEDS" herein.

Ratings....................  It is a condition to the issuance of each Series of
                             Bonds that the Bonds of such Series to be offered hereunder be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Bonds inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Bonds will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "RATINGS" herein. For more detailed information regarding the ratings assigned to any Class of a particular Series of Bonds, see "SUMMARY OF
                             TERMS -- Ratings" and "RATINGS" in the related Prospectus Supplement.

Legal Investment...........  The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Bonds offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Bonds that qualify as "mortgage-related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular Class of Bonds of a Series (whether or not such Class constitutes a "mortgage-related security") complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT" herein.

ERISA Matters..............  Generally, plans that are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to purchase instruments, like the Bonds, that are debt under applicable state law and have no "substantial equity features". If the Bonds are deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer will hold plan assets by reason of a Plan's investment in the Bonds. Accordingly, any Plan fiduciary considering whether to purchase the Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions. See "ERISA MATTERS" herein.

Risk Factors...............  For a discussion of certain risks associated with an investment in the Bonds, see "RISK FACTORS" commencing on page 19 herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Bonds.

RISKS ASSOCIATED WITH NATURE OF PLEDGED MORTGAGES

     FACTORS WHICH MAY ADVERSELY AFFECT PROPERTY VALUES. There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Pledged Mortgages would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Pledged Mortgages could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Pledged Mortgages that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Bonds of the related Series.

     DELAYS DUE TO LIQUIDATION. Even assuming that the Mortgaged Properties provide adequate security for the Pledged Mortgages, substantial delays could be encountered in connection with the liquidation of defaulted Pledged Mortgages and corresponding delays in the receipt of related proceeds by Bondholders could occur. An action to foreclose on a Mortgaged Property securing a Pledged Mortgage is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Pledged Mortgage. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Pledged Mortgages and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     NATURE OF SECURITY PROVIDED BY JUNIOR LIENS. Certain Pledged Mortgages may be secured by second liens on the related Mortgaged Properties. As to Pledged Mortgages secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Pledged Mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Pledged Mortgage secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Issuer will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Pledged Mortgage in the aggregate, the Issuer, as the holder of the junior lien, and, accordingly, Holders of one or more Classes of the Bonds, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK

     The rate of payments of principal, including prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, due to defaults, casualties, condemnations and repurchases by the Seller, the Issuer or Redwood Trust or purchases by the Master Servicer or the Company), on the Mortgage Collateral securing a Series of Bonds will directly affect the weighted average life of such Series of Bonds. The "weighted average life" of a security refers to the average length of time, weighted by principal, that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The yields to maturity and weighted average lives of the Bonds will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Collateral securing the related Series of Bonds. The "yield to maturity" of a security refers to the investment rate of return on such security if held to maturity. A Series of Bonds may include one or more Classes of Deferred Interest Bonds with respect to which certain accrued interest will not be paid but rather will be added to the principal balance thereof and, as a result, yields on such Bonds will be sensitive to (a) the provisions of such Deferred Interest Bonds relating to the timing of payments of interest thereon and (b) if such Deferred Interest Bonds accrue interest at a variable or adjustable rate, changes in such rate.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. The rate of payment of principal, including prepayments, on the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, may be influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates borne by the mortgage loans underlying the Certificates or the Pledged Mortgages, such mortgage loans or Pledged Mortgages are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the mortgage loans underlying the Certificates or the Pledged Mortgages, such mortgage loans or the Pledged Mortgages are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. In addition, the yields to maturity and weighted average lives of the Bonds of a Series will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. In each case, Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such Bonds.

     The extent to which the yields to maturity of the Bonds of a Series may vary from the anticipated yields will depend upon the degree to which such Bonds are purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to the rate of payments of principal, including prepayments, on the related Mortgage Collateral. The timing of changes in the rate of prepayments on such Mortgage Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. The Prospectus Supplement relating to a Series of Bonds will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Bonds.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more Classes of a Series of Bonds. A lender also risks such liability on foreclosure of the related property. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- Environmental Risks" herein.

LIMITED LIQUIDITY OF INVESTMENT

     Prior to issuance, there will have been no market for the Bonds of any Series, and there can be no assurance that a secondary market for any Bonds will develop or, if it does develop, that it will provide Bondholders with a sufficient level of liquidity of investment or will continue while Bonds of such Series remain outstanding. In addition, the market value of Bonds of any Series may fluctuate with changes in prevailing rates of interest and prepayments, spreads and other factors. Consequently, the sale of Bonds by a Bondholder in any secondary market that may develop may be at a discount from their purchase price. Issuance of the Bonds of a Series in book-entry form may also reduce the liquidity of such Bonds since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. See "-- Effects of Book-Entry Registration" herein. No Issuer is expected to apply to have the Bonds issued by it listed on any exchange.

BANKRUPTCY AND INSOLVENCY RISKS

     EFFECTS OF BANKRUPTCY OF REDWOOD TRUST OR DEPOSITOR. Redwood Trust and the Depositor will treat the transfer of the Mortgage Collateral by Redwood Trust to the Depositor as a sale for accounting purposes. The Depositor and each Issuer will treat the transfer of Mortgage Collateral from the Depositor to such Issuer as a sale for accounting purposes. As a sale of the Mortgage Collateral by Redwood Trust to the Depositor, the Mortgage Collateral would not be part of Redwood Trust's bankruptcy estate and would not be available to Redwood Trust's creditors. However, in the event of the insolvency of Redwood Trust, it is possible that the bankruptcy trustee or a creditor of Redwood Trust may attempt to recharacterize the sale of the Mortgage Collateral as a borrowing by Redwood Trust, secured by a pledge of the Mortgage Collateral. Similarly, as a sale of the Mortgage Collateral by the Depositor to an Issuer, the Mortgage Collateral would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Mortgage Collateral as a borrowing by the Depositor, secured by a pledge of the Mortgage Collateral. In either case, in the event the transfer is recharacterized as a pledge, unless otherwise provided in the related Prospectus Supplement, the Depositor or the Issuer, as the case may be, will have a perfected security interest in the related Mortgage Collateral. Nonetheless, a court could prevent timely payments of amounts due on the Bonds and result in a reduction of payments due on the Bonds.

     EFFECTS OF BANKRUPTCY OF THE MASTER SERVICER. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Bond Trustee or the Bondholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Bond Trustee will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Bonds of the related Series.

     EFFECTS OF BANKRUPTCY OF OBLIGORS ON THE MORTGAGE COLLATERAL. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Collateral securing a Series of Bonds and possible reductions in the aggregate amount of such payments.

EFFECTS OF BOOK-ENTRY REGISTRATION

     LIMITED LIQUIDITY. If the Bonds of a Series are issued in book-entry form, such registration may reduce the liquidity of such Bonds in the secondary trading market since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. Since transactions in book-entry Bonds can be effected only through the Depository Trust Company ("DTC") in the United States, CEDEL or Euroclear in Europe, participating organizations and Financial Intermediaries (as defined herein), the ability of a Bondholder to pledge a book-entry Bond to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems may be limited due to lack of a physical certificate representing such Bonds. Bond Owners will not be recognized as Bondholders as such term is used in the related Indenture, and Bond Owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and its Participants.

     POTENTIAL DELAYS IN PAYMENTS. In addition, Bond Owners may experience some delay in their receipt of distributions of interest and principal on book-entry Bonds since distributions are required to be forwarded by the Bond Trustee to DTC and DTC will then be required to credit such distributions to the accounts of depository participants which thereafter will be required to credit them to the account of Bond Owners either directly or indirectly through Financial Intermediaries. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" herein.

RATINGS OF THE BONDS

     RATINGS NOT A RECOMMENDATION. It will be a condition to the issuance of a Class of Bonds offered hereby that they be rated in one of the four highest rating categories by each Rating Agency identified as rating such Class in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Mortgage Collateral and any credit enhancement with respect to such Class and will represent such Rating Agency's assessment solely of the likelihood that holders of such Class of Bonds will receive payments to which such Bondholders are entitled under the Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on mortgages underlying the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Bonds. Such rating shall not be deemed a recommendation to purchase, hold or sell Bonds, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Bond at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     RATINGS MAY BE LOWERED OR WITHDRAWN. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Issuer or any credit enhancement with respect to a Series of Bonds, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     LIMITATIONS OF ANALYSIS PERFORMED BY RATING AGENCIES. The amount, type and nature of credit enhancement, if any, established with respect to a Class of Bonds of a Series will be determined on the basis of criteria established by each Rating Agency. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgages underlying the Mortgage Collateral. No assurance can be given that the values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related mortgages. If the residential real estate markets should experience an overall decline in values such that the outstanding principal balances of the mortgages underlying the Mortgage Collateral securing a particular Series of Bonds and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a Series of Bonds. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part by the holders of one or more Classes of Bonds of the related Series.

CREDIT CONSIDERATIONS AND RISKS

     LIMITED SOURCE OF PAYMENTS. The Company does not have, nor is it expected to have, any significant assets. Although the Bonds will be obligations of their respective Issuers, no Issuer is expected to have significant assets other than those pledged to secure separately the Series of Bonds issued by it. Unless otherwise provided in the related Prospectus Supplement, the Bonds of a Series will be payable solely from the assets pledged to secure such Series and will not have any claim against or security interest in the assets pledged to secure any other Series. There will be no recourse to the Company or Redwood Trust, or any other person for any failure to make payments on the Bonds. In addition, at the times set forth in the related Prospectus Supplement, certain Mortgage Collateral and/or any balance remaining in the Bond Account for a Series of Bonds immediately after making all payments due on such Bonds, after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Company, Redwood Trust, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments on such Bonds. Consequently, investors in the Bonds of a Series must rely solely upon payments of principal and interest on the Mortgage Collateral pledged to secure such Series, the security therefor and the sources of credit enhancement identified in the related Prospectus Supplement to provide for payments on such Bonds.

     NO RECOURSE TO COMPANY OR REDWOOD TRUST. The Bonds will not represent an interest in or obligation of the Company or Redwood Trust or any affiliate thereof. The only obligations, if any, of the Company with respect to the Mortgage Collateral or the Bonds of any Series will be pursuant to certain representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Collateral with respect to which there has been a breach of any representation or warranty. If, for example, the Company were required to repurchase a Pledged Mortgage, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of Redwood Trust or other Seller or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Fund or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of Redwood Trust or other Seller with respect to the Mortgage Collateral or the Bonds of any Series will be pursuant to certain representations and warranties. Redwood Trust or such other Seller may be required to repurchase or substitute for any Pledged Mortgage with respect to which such representations and warranties are breached. There is no assurance, however, that Redwood Trust or such other Seller will have the financial ability to effect any such repurchase or substitution.

     LIMITATIONS OF DIRECT OR INDIRECT BACKING FOR BONDS. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA

Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. Neither the United States nor any agency thereof will be obligated to finance the operations of FNMA or FHLMC or to assist either FNMA or FHLMC in any other way. See "SECURITY FOR THE BONDS -- Agency Securities" herein. Although payment of principal of, and interest on, any Agency Certificate securing all or part of a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Mortgage Collateral other than Agency Certificates may describe certain arrangements through which such Bonds, such Private Mortgage-Backed Certificates and/or the mortgage loans underlying such Private Mortgage-Backed Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

     DEFICIENCY ON SALE OF MORTGAGE COLLATERAL. In the event of an acceleration of the payment of the Bonds of a Series, upon an Event of Default (as defined herein) under the Indenture with respect to such Series, there is no assurance that the proceeds from any sale of the Mortgage Collateral would be sufficient to pay in full the outstanding principal amount of such Series of Bonds together with interest accrued thereon. The market value of such Mortgage Collateral generally will fluctuate with changes in prevailing rates of interest. Consequently, such Mortgage Collateral may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the Bonds of such Series. Although the Bonds will be obligations of their respective Issuers, no Issuer is expected to have significant assets other than those pledged to secure separately the Series of Bonds issued by it. It is therefore unlikely that the Issuer will have sufficient other assets available for payment of any such deficiency. If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion, but subject to the direction of the Bondholders, refrain from selling the collateral for such Series of Bonds and continue to apply amounts received on the collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. See "THE INDENTURE -- Rights Upon Events of Default" herein.

     EFFECT OF SUBORDINATION. If so specified in the related Prospectus Supplement, the rights of the holders of one or more Classes of Subordinated Bonds will be subordinate to the rights of one or more Classes of Senior Bonds of such Series to payments of principal and/or interest (or any combination thereof) to the extent specified in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Bonds of delinquent payments or ultimate losses, the amount of subordination will be limited. In addition, if principal payments on one or more Classes of Bonds of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit enhancement may be exhausted before the principal of the lower priority Classes of Bonds of such Series has been repaid. As a result, the impact of significant losses on the Mortgage Collateral may be borne first by any Class of Subordinated Bonds of a Series and thereafter by the Classes of Senior Bonds of such Series, in each case to the extent described in the related Prospectus Supplement.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. The Prospectus Supplement for a Series of Bonds will describe any credit enhancement for such Series, which may include cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, overcollateralization, excess spread, reinvestment income, guarantees, letters of credit or derivative arrangements to the extent described herein and therein. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Bonds entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Bonds, and as a result Bondholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties.

In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, provided each applicable Rating Agency indicates that the then-current rating of the Bonds of such Series will not be adversely affected. See "CREDIT ENHANCEMENT" herein.

     The amount of applicable credit enhancement supporting one or more Classes of Bonds of a Series, including the subordination of one or more Classes of Bonds, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Bonds based on, among other things, assumptions regarding levels of defaults, delinquencies and losses. There can be no assurance that the default, delinquency and loss experience on the related Mortgage Collateral will not exceed such assumed levels. See "-- Ratings of the Bonds" herein.

     DELINQUENT LOANS MAY ADVERSELY AFFECT INVESTMENT. Certain of the Pledged Mortgages or mortgage loans underlying the Certificates securing a Series of Bonds may be past due or non-performing as of the related Cut-off Date. Investors should consider the risk that the inclusion of such loans in the Mortgage Collateral for a Series of Bonds may affect the rate of defaults and prepayments on such Mortgage Collateral and the yield on the Bonds of such Series.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK

     If so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). The Pre-Funded Amount will be used to purchase additional Pledged Mortgages and/or Certificates ("Subsequent Mortgage Collateral") during a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Mortgage Collateral from Redwood Trust). The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Bonds and is designed solely to hold funds to be applied by such Bond Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Mortgage Collateral. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Mortgage Collateral by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Bondholders on the Distribution Date immediately following the end of the Funding Period in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more Classes of the related Series of Bonds. See "SECURITY FOR THE BONDS -- Pre-Funding Account" herein.

PRE-FUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT

     The ability of the Issuer to acquire Subsequent Mortgage Collateral during the Funding Period will be dependent upon the ability of the Depositor to acquire Subsequent Mortgage Collateral that satisfies the requirements described in the related Prospectus Supplement. Although such Subsequent Mortgage Collateral must satisfy the characteristics described in the related Prospectus Supplement, such Subsequent Mortgage Collateral may have certain different characteristics, including, without limitation, a more recent origination date than the initial Mortgage Collateral. As a result, the addition of such Subsequent Mortgage Collateral pursuant to the Pre-Funding Account may adversely affect the performance of the related Bonds. See "SECURITY FOR THE
BONDS -- Pre-Funding Account" herein.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT BONDS

     All of the Deferred Interest Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the

Deferred Interest Bonds generally will be treated as original issue discount for this purpose. See "FEDERAL INCOME TAX CONSEQUENCES -- Interest and Original Issue Discount" and "-- Market Discount" herein.

CONSOLIDATED TAX RETURN

     Whether or not the Bonds are treated as debt for federal income tax purposes, so long as such Bonds are not deemed to have two or more maturities, the Issuer will be treated as a branch of Redwood Trust or a partnership for federal income tax purposes. However, if the Issuer is deemed to have issued debt with two or more maturities, it will be treated as a taxable mortgage pool that is a "qualified REIT subsidiary" of Redwood Trust. If such an Issuer were to fail to be treated for federal income tax purposes as a "qualified REIT subsidiary" by reason of Redwood Trust's failure to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of an Issuer as a qualified REIT subsidiary or of Redwood Trust as a REIT for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

                                  INTRODUCTION

     Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Bonds from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by Redwood Trust, Inc. ("Redwood Trust"). Redwood Trust, a Maryland corporation, has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Bonds offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor (in such capacity, the "Depositor"), and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). Each trust will be established solely for the purpose of issuing one Series of Bonds and engaging in transactions relating thereto. Each Series of Bonds will be separately secured by the collateral described in the Prospectus Supplement relating to such Series, which collateral will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the collateral pledged to secure such Series and will not be affected by the identity of the obligor with respect to such Series of Bonds. The term "Issuer," as used herein, with respect to a Series of Bonds refers to the trust established by the Company for the sole purpose of issuing such Series of Bonds.

     Each Series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such Series and a bank or trust company acting as trustee for the holders of such Bonds (the "Bond Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture relating to each Series of Bonds will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such Series of Bonds.

                                   THE ISSUER

GENERAL

     Any trust established to act as Issuer of a Series of Bonds will be created pursuant to a deposit trust agreement between the Company and a bank, trust company or other fiduciary acting as Owner Trustee. Under the terms of each deposit trust agreement, the Company initially will retain the entire beneficial interest in the trust created thereunder unless otherwise specified in the related Prospectus Supplement. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related deposit trust agreement. The beneficial owners of each Issuer will have no liability for the obligations of the Issuer under the Bonds issued by it. Unless otherwise specified in the related Prospectus Supplement, each Issuer will be managed by Redwood Trust.

     The Mortgage Collateral for each Series of Bonds will have been deposited with the Issuer of such Series by the Company which, in turn, will have either
(i) received such collateral from Redwood Trust (or an affiliate) as a contribution to the Company's capital or (ii) acquired such collateral from Redwood Trust (or an affiliate) or another entity or entities (in such capacity, each a "Seller"), as provided in the related Prospectus Supplement, in exchange for the net proceeds from the issuance of such Series plus the beneficial interest in the Issuer issuing such Series. (References herein to Redwood Trust in its capacity as Seller shall be deemed to include any affiliate of Redwood Trust acting in such capacity.) Redwood Trust acquires mortgage loans in the normal course of its business from persons who have originated or otherwise acquired such loans.

     Upon the issuance of each Series of Bonds, the related Mortgage Collateral will be deposited by the Company with the Issuer of such Series and pledged by such Issuer to the Bond Trustee under the related Indenture to secure such Series of Bonds. The Indenture with respect to each Series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such Series of Bonds. The Bond Trustee will hold the Mortgage Collateral for a Series of Bonds as security pledged only for that Series, and holders of the Bonds of that Series will be entitled to the equal and proportionate benefits of such security.

     Each deposit trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Bonds of the particular Series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No deposit trust agreement will be subject to amendment without the prior written consent of the Bond Trustee for the related Series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Bondholders of such Series. The holders of the beneficial interest in each Issuer will not be liable for payment of principal and interest on the Bonds, and holders of Bonds of each Series will be deemed to have released the holders of beneficial interest from any claim, liability or obligation on or with respect to the Bonds of such Series.

THE COMPANY

     The Company was incorporated in the State of Delaware on January 31, 1997 and is a limited purpose finance subsidiary of Redwood Trust. The Company is a qualified real estate investment trust subsidiary. Redwood Trust is a publicly owned real estate investment trust. The Company's principal executive offices are located at 591 Redwood Highway, Suite 3125, Mill Valley, California 94941. The Company's telephone number is 415-381-1765.

     Redwood Trust has agreed with the Company that Redwood Trust will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the Bonds have been paid in full, if at all.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Bonds of each Series will be applied by the Company to the purchase or acquisition of the related Mortgage Collateral or the payment of expenses incurred in connection with the issuance of Bonds and otherwise incurred in connection with the conduct of the Company's operations. The Mortgage Collateral pledged to secure a Series of Bonds will either be contributed to the Company's capital by Redwood Trust (or an affiliate) or acquired by the Company from Redwood Trust (or an affiliate) or another Seller and deposited with the Issuer of such Series by the Company.

                             MORTGAGE LOAN PROGRAM

     The Pledged Mortgages will have been purchased by the Depositor, either directly or through affiliates, from Sellers. The Pledged Mortgages so acquired by the Depositor will have been originated substantially in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Pledged Mortgages originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. The related Prospectus Supplement will include detailed information with respect to the underwriting standards employed by the applicable originators of the Pledged Mortgages, to the extent such information is reasonably available to the Depositor. Such information may include, as applicable, underwriting guidelines with respect to required borrower income, debt to income ratios, credit histories, loan-to-value ratios and documentation and verification requirements.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial conditions, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. The maximum Loan-to-Value Ratio is generally not expected to exceed 95%. Most loans with Loan-to-Value Ratios in excess of 80% at origination must be covered by private mortgage insurance insuring the balance thereof down to a 75% Loan-to-Value Ratio. The method of calculating the "Loan-to-Value Ratio" of a Pledged Mortgage will be described in the Prospectus Supplement for a Series of Bonds secured by Pledged Mortgages.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The maximum housing expense to income ratio referred to in (i) is generally not expected to exceed 40% and the maximum debt to income ratio described in (ii) is generally not expected to exceed 55%. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit issues exist.

     The Depositor expects that a substantial portion of the Pledged Mortgages it purchases will be "jumbo" loans, i.e., loans that exceed the maximum balance for purchase by FNMA or FHLMC. Under current regulations, the maximum principal balance allowed on loans eligible for purchase by FNMA or FHLMC ranges from $214,600 ($321,900 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for one-unit to $412,450 ($618,675 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for four-unit residential loans. The maximum loan amount is generally not expected to exceed $1,500,000 in the case of any of the foregoing types of loans.

     A lender may originate mortgage loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain underwriting documentation concerning income and employment verification is waived.

     In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, generally, the Seller will be required to represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

     Certain of the types of loans which may be included in the Mortgage Collateral are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Pledged Mortgages may provide for escalating or variable payments by the mortgagor or obligor. These types of Pledged Mortgages are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALITY CONTROL

     The Depositor's parent, Redwood Trust, has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased by the Depositor will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the mortgage loans sold by such Seller and included in the Pledged Mortgages securing a Series of Bonds. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy (as defined herein) were effective at the origination of each mortgage loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of the obligors on such Pledged Mortgages (each, a "Mortgagor"); (iii) that each mortgage loan constituted a valid first or junior lien, as the case may be, on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Master Servicing Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a mortgage loan was 60 or more days delinquent at any time during the twelve months prior to the date it is pledged to secure the related Series of Bonds; and (vi) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Pledged Mortgage that materially and adversely affects the interests of the Bondholders in such Pledged Mortgage within 90 days after notice of such breach, then such Seller will be obligated to either (i) substitute a similar mortgage loan for such Pledged Mortgage under the conditions specified in the related Prospectus Supplement or (ii) repurchase such Pledged Mortgage from the Issuer at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month in which such Pledged Mortgage is repurchased at the Mortgage Rate (less any unrelinquished advances or amount payable as related master servicing compensation if the Seller is the Master Servicer with respect to such Pledged Mortgage). The Master Servicer will be required under the applicable Master Servicing Agreement and Indenture to enforce this obligation for the benefit of the Bond Trustee and the Bondholders, following the practices it would employ in its good faith business judgment were it the owner of such Pledged Mortgage. These substitution or repurchase obligations will constitute the sole remedies available to Bondholders or the Bond Trustee for a breach of representation by a Seller.

                            DESCRIPTION OF THE BONDS

GENERAL

     Each Series of Bonds offered hereby and by the related Prospectus Supplement will be issued pursuant to a separate Indenture between the Issuer of such Series and the Bond Trustee for such Series. The following summaries describe certain provisions common to each Series of Bonds. The summaries are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture relating to each Series of Bonds. Summaries of particular provisions or terms used in the Indenture incorporate by reference the actual provisions (including definitions of terms) as part of such summaries, and are qualified in their entirety by reference to the actual provisions of the Indenture.

     The Bonds are issuable in Series. Each Series may include one or more Classes of Bonds ("Deferred Interest Bonds") upon which interest will accrue but will not be payable, except in certain circumstances upon the optional redemption thereof or as otherwise provided in the related Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Deferred Interest Bonds on each Payment Date. (Indenture, Section 2.03) A Series of Bonds may include one or more Classes that are senior in right of payment to one or more other Classes of Bonds of such Series. A Series of Bonds may also include one or more Classes of zero coupon bonds. The Bonds of each Series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related Prospectus Supplement. (Indenture, Section 2.04) The transfer of the Bonds will be registered and the Bonds may be exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. (Indenture, Section 2.07)

     Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series by check mailed to Bondholders of such Series registered as such on the related Record Date preceding such Payment Date at their addresses appearing on the Bond Register, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office or agency of the Issuer maintained for that purpose. (Indenture, Section 2.09(a) and (b)) Notice will be mailed before the Payment Date on which the final principal payment on any Bond is expected to be made by the Bond Trustee to the holder of such Bond. (Indenture, Section 2.09(b)) Payments in respect of interest and principal on the Bonds will be made by the Bond Trustee, or such other bank, trust company or other fiduciary identified in the related Prospectus Supplement, as the paying agent of the Issuer. (Indenture, Section 3.03)

     The Bond Trustee will include with each payment on a Bond which includes principal and interest a statement showing the allocation of such payment to principal and interest and the remaining unpaid principal amount of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds of each Class of the same Series. On each Payment Date before payments of principal are first made on a particular Class of Deferred Interest Bonds of a Series, the Bond Trustee for such Series will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Deferred Interest Bond.

PAYMENTS OF INTEREST

     The Bonds of each Class will bear interest on their unpaid principal amounts from the date and at the rates per annum specified or determined in the manner set forth in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related Prospectus Supplement) until the principal amount of the Bonds of such Class is paid in full. Interest on a Series of Bonds or on a Class of Bonds within a Series may accrue at a fixed rate, a variable rate or a combination thereof, as determined or reset in the manner specified in the related Prospectus Supplement. Interest on the Bonds other than Deferred Interest Bonds will be due and payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Deferred Interest Bonds will commence as specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Deferred Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Deferred Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted. Each such payment or accrual of interest will include all interest accrued either to, but not including, the related Payment Date or through a date prior to such Payment Date as specified in the related Prospectus Supplement. In the latter case, the effective yield to the Bondholders will be reduced to a level below the yield that would apply if interest were accrued to, but not including, the respective Payment Date.

     A Series of Bonds or one or more Classes of Bonds within a Series may bear interest at a variable rate (the "Floating Rate Bonds") which may have an interest rate cap or an interest rate floor, or both, as specified in the related Prospectus Supplement. The interest payment dates on Floating Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same as the interest payment dates for the other Bonds of such Series, but may be either more or less frequent. The variable interest rate formula for any Series or Class of Floating Rate Bonds will generally be based off a financial index recognized in the national or international financial markets. The Prospectus Supplement for any Series or Class within a Series of Floating Rate Bonds will set forth the initial interest rate, the index upon which adjustments thereto will be computed, the formula for such computation, the intervals at which such computations will be made, the maximum and minimum interest rates, if any, and other characteristics common to such Bonds.

PAYMENTS OF PRINCIPAL

     Principal payments on each Series of Bonds will be made on each Payment Date in an amount equal to the sum of (a) if specified in the related Prospectus Supplement, the amount of interest, if any, accrued but not then payable on the Deferred Interest Bonds of such Series from the prior Payment Date or, if specified in the related Prospectus Supplement, from a date prior to such prior Payment Date and (b) either (i) the percentage or percentages specified in the related Prospectus Supplement of the funds available for such purpose ("Available Funds") for such Payment Date or (ii) the sum of (x) an amount determined by reference to the aggregate decline in the Bond Values of the Mortgage Collateral securing such Series of Bonds in the related Due Period and
(y) the amount, if any, of the Spread specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the Available Funds or the Bond Values, as applicable, will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Payment Date will be reduced by the principal amount of the Bonds of such Series redeemed pursuant to any special redemption and certain optional redemptions occurring subsequent to the preceding Payment Date. See "DESCRIPTION OF THE BONDS -- Special Redemption" and " -- Optional Redemption" herein.

     The Bond Value of Mortgage Collateral securing the Bonds of a Series represents the principal amount of Bonds of such Series that, based on certain assumptions and irrespective of prepayments on such Mortgage Collateral, can be supported by scheduled distributions on such Mortgage Collateral, together with (depending on the method used to determine the Bond Value of the Mortgage Collateral) the reinvestment earnings thereon at the rate described in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from a related Reserve Fund, if any. For convenience of calculation with respect to each Series of Bonds, Certificates securing a Series of Bonds that are backed by a pool of mortgage loans sharing similar payment characteristics, or Pledged Mortgages which secure a Series of

Bonds and share similar payment characteristics, may be aggregated into one or more groups (each, a "Collateral Group") each of which will be assigned an aggregate Bond Value.

     If so specified in the related Prospectus Supplement, the aggregate Bond Value of a Collateral Group consisting of Pledged Mortgages or Certificates sharing similar payment characteristics will be calculated as if such Pledged Mortgages or the mortgage loans underlying such Certificates constituted a single mortgage loan having such of the payment characteristics of such Pledged Mortgages or of the mortgage loans underlying the Certificates included in such Collateral Group as would result in the lowest Bond Value being assigned to the Pledged Mortgages or Certificates included in such Collateral Group. There are a number of alternative means of determining the Bond Value of a mortgage loan or of collateral backed by mortgage loans, including determinations based on the discounted present value of the remaining scheduled distributions on such mortgage loans and determinations based on the relationship of the interest rate borne by such mortgage loans and by the related Bonds. If applicable, the Prospectus Supplement for a Series of Bonds will specify the method or methods used to determine the Bond Values of the Collateral Groups securing such Series of Bonds. The aggregate of the Bond Values on any Payment Date of all such Collateral Groups will be at least equal to the outstanding principal amount of the Bonds of such Series.

     If applicable, the Assumed Reinvestment Rate for a Series of Bonds will be described in the related Prospectus Supplement and may be any rate permitted by each applicable Rating Agency or a rate provided under a guaranteed investment contract, surety bond or similar arrangement satisfactory to each applicable Rating Agency. If the Assumed Reinvestment Rate is so provided, the related Prospectus Supplement will describe the terms of such arrangement.

     Unless the related Prospectus Supplement provides otherwise, the Spread, if applicable, for each Series of Bonds as of any Payment Date will be the excess, if any, of the sum of (i) all distributions received with respect to the Mortgage Collateral securing such Series of Bonds in the related Due Period,
(ii) the reinvestment income thereon and (iii) amounts which are required or are permitted to be withdrawn from a Reserve Fund, if any, less the sum of (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds on such Payment Date and (iii) an amount reflecting the redemption price of any Bonds of such Series redeemed during the related Due Period and the expenses accrued by the Issuer during the related Due Period relating to the administration of such Series of Bonds.

     Payments of principal will be allocated among the Classes of Bonds comprising a Series in the manner specified in the related Prospectus Supplement and, with respect to a particular Class of Bonds, will be applied on a pro rata basis, unless otherwise specified in the related Prospectus Supplement. Each Class of Bonds will be scheduled to be fully paid no later than the Stated Maturity for such Class of Bonds specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, holders of one or more Classes of Bonds of a Series may have the right, at their option, to receive full payment in respect of such Bonds prior to Stated Maturity, in each case to the extent and under the circumstances specified in their related Prospectus Supplement.

SPECIAL REDEMPTION

     If so specified in the related Prospectus Supplement, the Bonds of each Series or Class may be subject to special redemption, in whole or in part, under the circumstances and in the manner described below or in the related Prospectus Supplement. If applicable, the Issuer will be required to redeem, on the day of any month specified in the related Prospectus Supplement, outstanding Bonds of a Series in the amount described below if, as a result of substantial payments of principal on the Pledged Mortgages or the mortgage loans underlying the Certificates pledged as security for such Series of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the procedures and assumptions specified in the Indenture, that, in the absence of such special redemption, the amount of cash to be on deposit in the related Bond Account on the next Payment Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Payment Date. (Indenture, Section 10.01) The amount of Bonds required to be so redeemed will not exceed the distributions on the Mortgage Collateral securing such Series of Bonds received during the

Due Period that would otherwise be required to be applied to the payment of principal of such Series of Bonds on the following Payment Date.

     All payments of principal pursuant to any special redemption will be made in the priority and manner specified in the related Prospectus Supplement. Bonds of the same Class will be redeemed in the manner specified in the related Prospectus Supplement. Notice of any such redemption must be mailed by the Issuer or the Bond Trustee at least five days prior to the special redemption date. (Indenture, Section 10.02) The redemption price required to be paid for any Bond to be so redeemed will be equal to 100% of the principal amount thereof together with accrued interest. (Indenture, Section 10.01)

OPTIONAL REDEMPTION

     If so provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be subject to redemption at the option of the Issuer. Unless otherwise provided in the related Prospectus Supplement, notice of any such redemption must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least five days prior to the redemption date. (Indenture, Sections 10.01 and 10.02) The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed.

CALL PROTECTION AND GUARANTEES

     The Issuer also may, at its option, obtain for any Series of Bonds one or more guarantees from a company or companies acceptable to each applicable Rating Agency, which guarantees may provide for (i) call protection (which may include yield maintenance) for any Class of Bonds of such Series or (ii) a guarantee of a certain prepayment rate with respect to some or all of the Pledged Mortgages or mortgage loans underlying the Certificates pledged as collateral for such Series. Any call protection or guarantees may affect the weighted average life of the Bonds of such Series.

WEIGHTED AVERAGE LIFE OF THE BONDS

     All of the Pledged Mortgages securing a Series of Bonds will consist of mortgage loans which are neither insured nor guaranteed by any governmental agency ("Conventional Loans"). See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein. The mortgage loans underlying the Private Mortgage-Backed Securities, FHLMC Certificates and FNMA Certificates securing a Series of Bonds will consist of either Conventional Loans, FHA Loans (as defined herein) or VA Loans (as defined herein), or any combination thereof. The mortgage loans underlying the GNMA Certificates securing a Series of Bonds will consist of FHA Loans or VA Loans. Each Pledged Mortgage and each Certificate will provide by its terms for monthly payments (or, in the case of Private Mortgage-Backed Securities, such other period as may be specified in the related Prospectus Supplement) of principal and interest in the amounts described in "SECURITY FOR THE BONDS -- The Pledged Mortgages," " -- Agency Securities," and " -- Private Mortgage-Backed Securities" herein.

     Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Payment Date will depend on the amount of the principal payments (including for this purpose prepayments resulting from refinancing or liquidations due to defaults, casualties, condemnations and repurchases by the Seller, the Issuer or Redwood Trust or purchases by the Master Servicer or the Company) received on the related Pledged Mortgages or Certificates, as the case may be, in the related Due Period, the prepayment experience on the underlying mortgage loans (with respect to a Series of Bonds secured by Certificates) or on the Pledged Mortgages (with respect to a Series of Bonds secured by Pledged Mortgages) will affect (i) the weighted average life of each Class of Bonds and
(ii) the extent to which such Class is paid prior to its Stated Maturity. The prepayment experience on the Pledged Mortgages which secure a Series of Bonds may be affected by recoveries on foreclosures or other liquidations of Pledged Mortgages and by losses from defaults and delinquencies on Pledged Mortgages. See "SERVICING OF THE PLEDGED MORTGAGES" herein.

The weighted average life of each outstanding Class of Bonds also may be affected by the actual reinvestment income earned on the payments on the Mortgage Collateral, if applicable, if a portion of the Spread is paid as a principal payment on such Bonds and by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally pledged as security for such Bonds. Although any substitute Mortgage Collateral will have payment terms anticipated to result in a cash flow substantially similar to, but in no event less than, the anticipated cash flow of the Mortgage Collateral it replaces, such substitutions may, individually or in the aggregate, affect the weighted average life of such Bonds. See "SECURITY FOR THE BONDS -- Substitution of Mortgage Collateral" herein. Further, the weighted average life of each Class of a Series of Bonds secured by FNMA Certificates may be affected by the exercise by FNMA of its right to repurchase the mortgage loans backing such FNMA Certificates, as described under "SECURITY FOR THE
BONDS -- Agency Securities" herein. Any Private Mortgage-Backed Securities may also be redeemed or otherwise subject to early prepayment in accordance with their terms. The Stated Maturity for each Class of Bonds is the date determined by the Company to fall a specified period after the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral, (ii) if applicable, such scheduled payments are reinvested at the Assumed Reinvestment Rate for such Series, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller in place of the Mortgage Collateral initially pledged to secure such Bonds and
(iv) if applicable, no portion of the Spread is applied to the payment of the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Bonds of a Series may have the right, at their option, to receive full payment in respect of such Bonds prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

     The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. In general, however, if interest rates vary significantly from those prevailing when the Pledged Mortgages or the mortgage loans underlying the Certificates pledged as security for a Series of Bonds were originated, such Pledged Mortgages and mortgage loans are likely to be subject to higher or lower principal prepayments than if interest rates remain at or near those prevailing when such Pledged Mortgages and mortgage loans were originated. It should be noted that certain Certificates pledged as security for a Series of Bonds may be backed by mortgage loans with different interest rates, and, similarly, that not all of the Pledged Mortgages securing a Series of Bonds are likely to bear the same interest rate. Accordingly, the prepayment experience of these Certificates and Pledged Mortgages will to some extent be a function of the mix of interest rates of the underlying mortgage loans and of the Pledged Mortgages. Furthermore, the stated certificate rate on certain Certificates may be less than the weighted average interest rate of the underlying mortgage loans. See "SECURITY FOR THE BONDS" herein.

BOOK-ENTRY BONDS

     As described in the related Prospectus Supplement, if not issued in fully registered form, one or more Classes of Bonds of any Series (each, a Class of "Book-Entry Bonds") will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") will hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal balance of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Bond Owners will receive all distributions of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit distributions of principal of, and interest on, the Bonds. Participants and indirect participants with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive distributions and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and " -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds or such beneficial owners are credited.

     DTC has advised the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions with respect to some Bonds, at the direction of the related Participants, which conflict with actions taken with respect to other Bonds.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor, the Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                             SECURITY FOR THE BONDS

GENERAL

     Each Series of Bonds will be secured by assignments to the Bond Trustee of collateral (the "Collateral") consisting of (i) the Mortgage Collateral pledged as security for such Series of Bonds, (ii) funds on deposit in the Bond Account and the Distribution Account under the Indenture for such Series of Bonds representing payments and prepayments on Mortgage Collateral, including, to the extent applicable, all payments which may become due under any applicable hazard, mortgage guaranty, mortgagor bankruptcy, title insurance and bond insurance policies (collectively, the "Insurance Proceeds") and the proceeds (the "Liquidation Proceeds") of foreclosure or settlement of defaulted Pledged Mortgages each as required to be remitted to the Bond Trustee, (iii) cash, certificates of deposit, letters of credit, surety bonds, reinvestment income, guaranteed investment contracts or any combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in the related Prospectus Supplement, to be initially deposited by the Issuer in the related Bond Account, (v) certain cash accounts, insurance policies, surety bonds, reinvestment income, guarantees, letters of credit, crosscollateralization, overcollateralization, excess spread or derivative arrangements, as specified herein and in the related Prospectus Supplement, (vi) to the extent applicable, the reinvestment income on all of the foregoing, (vii) the Issuer's rights under the Master Servicing Agreement with respect to the Series of Bonds, (viii) the Issuer's rights under the Mortgage Loan Purchase Agreement with respect to the Series of Bonds, (ix) amounts (excluding any reinvestment income thereon) deposited in the related early remittance account, if any, under the Indenture for such Series of Bonds and (x) the Issuer's rights under certain of the Mortgage Pool Insurance Policies and/or Bond Insurance Policies obtained for such Series of Bonds. Scheduled payments on the Mortgage Collateral securing a Series of Bonds and amounts, if any, initially deposited in the related Bond Account, together with, to the extent applicable, the earnings thereon at the Assumed Reinvestment Rate for such Series specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

     Each Prospectus Supplement relating to a Series of Bonds will include information as to (i) the approximate aggregate principal amount of the Mortgage Collateral securing such Series and whether the Mortgage Collateral consists of Pledged Mortgages, GNMA Certificates, FNMA Certificates, FHLMC Certificates, Private Mortgage-Backed Securities or some combination of Pledged Mortgages and Certificates and (ii) the approximate weighted average terms to maturity of such Mortgage Collateral.

     The Collateral securing each Series of Bonds will equally and ratably secure each Class of the Bonds of such Series, and the Collateral securing such Series will serve as collateral only for that Series of Bonds, except to the extent that any Mortgage Pool Insurance Policies, Special Hazard Insurance Policies, Bankruptcy Bonds or other form of credit enhancement specified herein may, if specified in the related Prospectus Supplement, be pledged to secure more than one Series of Bonds. See "CREDIT ENHANCEMENT" herein.

     The following is a brief description of the Mortgage Collateral expected to secure a Series of Bonds. If specific information respecting the Mortgage Collateral is not known at the time the related Series of Bonds initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds (the "Detailed Description"). A schedule of the Mortgage Collateral relating to such Series of Bonds will be attached to the Indenture delivered to the Bond Trustee upon delivery of the Bonds.

THE PLEDGED MORTGAGES

     General. All of the Pledged Mortgages will be contributed to the Company's capital by Redwood Trust (or an affiliate) or acquired by the Company from Redwood Trust (or an affiliate) or another Seller and will be master serviced by the Master Servicer specified in the related Prospectus Supplement. See "SERVICING OF THE PLEDGED MORTGAGES" herein. Pledged Mortgages contributed to or acquired by the Company will have been originated in accordance with the underwriting criteria specified under "MORTGAGE LOAN PROGRAM -- Underwriting Standards" herein and in the related Prospectus Supplement. The Pledged Mortgages securing a Series of Bonds will consist solely of conventional loans secured by first or junior liens on one- to four-family residential properties. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- General" herein. The real property constituting security for repayment of a Pledged Mortgage (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, any other territory of the United States or such other location as may be specified in the related Prospectus Supplement. Pledged Mortgages with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Pledged Mortgages securing a Series of Bonds will have monthly payments due on the first day of each month. Such monthly installments on each such Pledged Mortgage, net of (i) applicable servicing compensation or master servicing compensation, (ii) amounts retained by the Master Servicer or Servicer (as defined herein) to be applied to the payment of premiums for certain Mortgage Pool Insurance Policies and, if applicable, bond insurance policies and (iii) amounts retained to reimburse the Master Servicer or Servicer for certain advances it has made, will be payable to the Bond Trustee by the Master Servicer on or before the monthly remittance date specified in the Prospectus Supplement relating to the Series of Bonds secured by such Pledged Mortgages (each, a "Remittance Date"). See "SERVICING OF THE PLEDGED MORTGAGES -- Payments on Pledged Mortgages" and
" -- Advances and Other Amounts Payable by Master Servicer" herein. The payment terms of the Pledged Mortgages securing a Series of Bonds will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations as set forth in the related Mortgage Note. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for the payment of interest at a rate lower than the Mortgage Rate specified in such Mortgage Note for a period of time or for the life of the loan and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Pledged Mortgage over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Pledged Mortgage.

          (c) Monthly payments of principal and interest may be fixed for the life of the Pledged Mortgage, may increase over a specified period of time or may change from period to period. The terms of a Pledged Mortgage may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Pledged Mortgages may be prepaid (i) at any time without the payment of any prepayment fee or (ii) subject to a prepayment fee, which may be fixed for the life of any such Pledged Mortgage or may decline over time, and may be prohibited for the life of such Pledged Mortgage or for certain periods ("lockout periods"). Certain Pledged Mortgages may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Pledged Mortgages may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Pledged Mortgage in connection with the sale or certain transfers of the related Mortgaged Property. Other Pledged Mortgages may be assumable by persons meeting the then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" herein.

     The Mortgage Collateral securing a Series of Bonds may include certain Pledged Mortgages ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors during the early years of such Pledged Mortgages, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Pledged Mortgage. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date or dates set forth in such Prospectus Supplement and to the extent then specifically known to the Company, with respect to the Pledged Mortgages securing the related Series of Bonds, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Pledged Mortgages as of the date pledged to secure the related Series of Bonds, (ii) the types of property securing the Pledged Mortgages, (iii) the original terms to maturity of the Pledged Mortgages, (iv) the earliest origination date and latest maturity date of any of the Pledged Mortgages, (v) the maximum and minimum per annum Mortgage Rates and (vi) the geographical distribution of the Pledged Mortgages.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Pledged Mortgages. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Pledged Mortgages, and any secondary financing on the Mortgaged Properties, securing a Series of Bonds become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Pledged Mortgages and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral. To the extent that such losses are not covered by subordination provisions, any other credit enhancement or alternative arrangements described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of the Bonds of the related Series.

     The Issuer will cause the Pledged Mortgages securing each Series of Bonds to be pledged to the Bond Trustee named in the related Prospectus Supplement for the benefit of the Bondholders of such Series. The Master Servicer will service the Pledged Mortgages, or enforce the servicing obligations of other mortgage servicing institutions ("Servicers"), pursuant to a Master Servicing Agreement (as defined herein), and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "SERVICING OF THE PLEDGED MORTGAGES" herein. With respect to Pledged Mortgages serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the Master Servicer alone were servicing such Pledged Mortgages.

     The obligations of the Master Servicer with respect to the Pledged Mortgages will consist principally of its contractual master servicing obligations under the related Master Servicing Agreement (including its obligation to enforce the obligations of the Servicers) as more fully described herein under "MORTGAGE LOAN PROGRAM -- Representations by Sellers; Repurchases" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Pledged Mortgages in the amounts described herein under "SERVICING OF THE PLEDGED MORTGAGES -- Advances and Other Amounts Payable by Master Servicer" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     Pledged Mortgages will consist of mortgage loans or deeds of trust secured by first or junior liens on one-to four-family residential properties. If provided in the related Prospectus Supplement, certain of the Pledged Mortgages may be secured by junior liens where the related senior liens ("Senior Liens") are not to be included as part of the Mortgage Collateral. Holders of such Pledged Mortgages secured by junior liens are subject to the risk that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Pledged Mortgages. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Pledged Mortgage. If the Master

Servicer or a Servicer were to foreclose on any such Pledged Mortgage, it would do so subject to any related Senior Liens. In order for the debt related to the Pledged Mortgage to be paid in full at such sale, a bidder at the foreclosure sale of such Pledged Mortgage would have to bid an amount sufficient to pay off all sums due under the Pledged Mortgage and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Pledged Mortgage in the aggregate, the Issuer, as the holder of the junior liens, and, accordingly, holders of one or more classes of the Bonds of the related Series, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon or if a deficiency judgment cannot be pursued. Moreover, deficiency judgments may not be available in certain jurisdictions or the Pledged Mortgage may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     If so specified in the related Prospectus Supplement, the Pledged Mortgages may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

     The Mortgaged Properties relating to Pledged Mortgages will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Pledged Mortgages by at least five years, or such other period specified in the related Prospectus Supplement.

     ASSIGNMENT OF PLEDGED MORTGAGES TO BOND TRUSTEE. Assignments of the mortgages or deeds of trust in recordable form, naming the Bond Trustee as assignee, will be executed and, subject to release for recording purposes, delivered to the Bond Trustee along with certain other original documents evidencing the Pledged Mortgages, including the related Mortgage Notes. The original mortgage documents will be held by the Bond Trustee or its custodian, except to the extent released to the Master Servicer or any Servicer from time to time in connection with its respective servicing activities. Except as otherwise specified in the related Prospectus Supplement, the Issuer will promptly cause the assignments of the related Pledged Mortgages to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Bond Trustee, such recording is not required to protect the Bond Trustee's interest in such Pledged Mortgages against the claim of any subsequent transferee or any successor to or creditor of the Issuer or the originator of such Pledged Mortgage. In the event an assignment of a Pledged Mortgage to the Bond Trustee is not recorded or the opinion referred to above is not delivered to the Bond Trustee within the period specified in the related Prospectus Supplement, Redwood Trust, may, if required by the Bond Trustee in accordance with the terms of the Indenture, be obligated to (i) purchase such Pledged Mortgage at a price equal to the outstanding principal balance thereof on the date of such purchase plus accrued and unpaid interest thereon to the first day of the month following the month in which such Pledged Mortgage is purchased and deposit such amount in the Bond Account for such Series of Bonds or (ii) if permitted by the applicable provisions of the Indenture and the Mortgage Loan Purchase Agreement with respect to such Series of Bonds, replace such Pledged Mortgage with an eligible substitute mortgage loan (an "Eligible Substitute Pledged Mortgage"). See " -- Substitution of Mortgage Collateral" herein.

AGENCY SECURITIES

     GENERAL.  The Agency Securities securing a Series of Bonds will consist of
(i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation

("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities.

     GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States with the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

     Each GNMA Certificate pledged to secure a Series of Bonds (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Bond Trustee or its nominee, as registered holder of the GNMA Certificates securing a Series of Bonds will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate securing a Series of Bonds will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the registered holder by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate securing a Series of Bonds or any other early recovery of principal on such loans will be passed through to the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Bonds may he held in book-entry form.

     The GNMA Certificates securing a Series of Bonds, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan generally must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates securing a Series of Bonds will consist of conventional loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pools, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. One "basis point" is equal to one-hundredth of a percentage point (0.01%). If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates securing a Series of Bonds, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien Conventional Loans, FHA Loans or VA Loans. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates securing a Series of Bonds will generally consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Bonds, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of any demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. Private Mortgage-Backed Securities must
(i) either (a) have been previously registered under the Securities Act or (b) if not so registered, held for at least the holding period required by Rule 144(k) under the Securities Act and (ii) be acquired in bona fide secondary market transactions.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will generally not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under the circumstances specified in the related Prospectus Supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable mortgage loans or loans having balloon or other special payment features. Such mortgage loans may be secured by single (one- to four-) family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

     The Prospectus Supplement for a Series of Bonds for which the Mortgage Collateral includes Private Mortgage-Backed Securities will specify the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Mortgage Collateral and, as to any such Private Mortgage-Backed Securities comprising a significant part of the Mortgage Collateral, to the extent such information is known to the Issuer, will in general include the following: (i) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination; (ii) the maximum original term to stated maturity of the Private Mortgage-Backed Securities; (iii) the weighted average term to stated maturity of the Private Mortgage-Backed Securities; (iv) the pass-through or interest rate of the Private Mortgage-Backed Securities; (v) the weighted average pass-through or interest rate of the Private Mortgage-Backed Securities; (vi) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (vii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (viii) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and the terms of any redemption or other call feature; and (ix) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE COLLATERAL

     Substitution of Mortgage Collateral (the "Substitute Collateral") will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Collateral or in the event the documentation with respect to any Mortgage Collateral is determined by the Bond Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the Prospectus Supplement for a Series of Bonds. The Prospectus Supplement for a Series of Bonds will describe the conditions upon which Mortgage Collateral may be substituted for Mortgage Collateral initially securing such Series.

OPTIONAL PURCHASE OF DEFAULTED PLEDGED MORTGAGES

     If so provided in the related Prospectus Supplement, the Master Servicer and/or the Company may, at its option, purchase from the Issuer any Pledged Mortgage which is delinquent in payment by more than the number of days specified in such Prospectus Supplement, at a price specified in such Prospectus Supplement.

BOND AND DISTRIBUTION ACCOUNTS

     A separate Bond Account will be established with the Bond Trustee for each Series of Bonds for receipt of (i) all interest and principal payments (including, to the extent applicable, any required advances by the Master Servicer and any Servicers) and all prepayments on the Mortgage Collateral securing such Series required to be remitted to the Bond Trustee (including, to the extent applicable, Insurance Proceeds required to be remitted to the Bond Trustee and Liquidation Proceeds); (ii) the amount of cash, if any, withdrawn from any related Reserve Fund; and (iii) if so specified in the related Prospectus Supplement, the reinvestment income on all of the foregoing. On or prior to the date specified in the related Prospectus Supplement (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the Bond Distribution Amount for such Payment Date, to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     The Bond Trustee will invest the funds in the Bond Account and the Distribution Account in Permitted Investments maturing no later than the next Payment Date for the related Series of Bonds. (Indenture, Section 8.02(b)) "Permitted Investments" may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each applicable Rating Agency,
(iii) commercial paper which is then receiving the highest commercial rating of each applicable Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not an applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC;
(vi) repurchase obligations with respect to any security described in clause (i) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, have the highest ratings of each applicable Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities); (ix) interests in any money market fund which invests only in other Permitted Investments which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to each and (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which are rated by each applicable Rating Agency in their respective highest applicable rating category and invest only in other Permitted Investments; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account (as defined herein). If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the

Bondholders, as the sole beneficiary and will be issued by a bank acceptable to each applicable Rating Agency. (Indenture, Section 1.01)

     Unless an Event of Default or an event which if not timely cured will constitute an Event of Default with respect to a Series of Bonds has occurred and is continuing, funds remaining in the related Bond Account following a Payment Date for such Bonds (other than certain amounts not constituting Available Funds if so specified in the related Prospectus Supplement or any funds required to be deposited in a related Reserve Fund) will be subject to withdrawal upon the order of the Issuer free from the lien of the Indenture.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Bond Trustee on behalf of the related Bondholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Bond and is designed solely to hold funds to be applied by such Bond Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Mortgage Collateral. Prior to inclusion in the Collateral securing a Series of Bonds, in accordance with the provisions of the related Indenture, the Subsequent Mortgage Collateral will be subject to review by the same parties as reviewed the initial Mortgage Collateral. Specifically, the Bond Trustee (or a custodian on its behalf) will be required to perform a document review and an independent firm will certify the fair value of the Subsequent Mortgage Collateral. In addition, the Issuer will be required to deliver to the Bond Trustee a legal opinion to the effect that all Indenture requirements have been met for including the Subsequent Mortgage Collateral in the Collateral.

     Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Bonds of the related Series. The Pre-Funded Amount will be used by the related Bond Trustee to purchase Subsequent Mortgage Collateral from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Series of Bonds will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments (as such term is defined above under "-- Bond and Distribution Accounts") under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Bond Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be paid to the related Bondholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Bonds. Certain information with respect to the Subsequent Mortgage Collateral will be filed with the Commission on Form 8-K within fifteen days after the date such Subsequent Mortgage Collateral is conveyed to the related Trust.

     In addition, if so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Bonds that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Bond Trustee for the related Series of Bonds and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Bonds by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more Classes of a Series of Bonds or with respect to the related Mortgage Collateral for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Collateral securing such Series of Bonds, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Collateral or principal payment rate on such Collateral. Credit enhancement may be in the form of the subordination of one or more Classes of such Series, the establishment of one or more Reserve Funds, use of a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, cash account, insurance policy, surety bond, guaranteed investment contract, cross-collateralization, overcollaterlization, excess spread, reinvestment income, guaranty, letter of credit or derivative arrangement as described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Bonds and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Bondholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, a Series of Bonds may consist of one or more Classes of Senior Bonds and one or more Classes of Subordinated Bonds. The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Bondholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Bonds of the same Series (the "Senior Bondholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Bondholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Bondholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Bonds, the amounts of principal and/or interest due them on each Payment Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Bondholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Bonds in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various Classes of Subordinated Bonds and thereafter by the various Classes of Senior Bonds, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Bonds or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Bonds by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Bondholders that will be distributable to Senior Bondholders on any Payment Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Bondholders would experience losses on the Bonds.

     If so specified in the related Prospectus Supplement, various Classes of Senior Bonds and Subordinated Bonds may themselves be subordinate in their right to receive certain payments to other Classes of Senior and Subordinated Bonds, respectively.

     As between Classes of Senior Bonds and as between Classes of Subordinated Bonds, payments may be allocated among such Classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Bonds, payments to Senior Bondholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Issuer will deposit in one or more accounts to be established with the Bond Trustee (each, a "Reserve Fund") cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts or any combination thereof, which may be used by the Bond Trustee to make payments on such Series of Bonds to the extent funds are not otherwise available. Reserve Funds will be established if they are deemed by the Issuer to be required to assure timely payment of principal of, and interest on, its Series of Bonds or are otherwise required as a condition to the rating of such Bonds by any Rating Agency, or if the Issuer chooses to reduce the likelihood of a special redemption of such Bonds. The Bond Trustee will invest any cash in any Reserve Fund in Permitted Investments maturing no later than the dates specified in the related Prospectus Supplement. If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a bank acceptable to each Rating Agency. If a surety bond is deposited with the Bond Trustee, such surety bond will represent an obligation of an insurance company or other corporation whose credit standing is acceptable to each Rating Agency and will provide that the Bond Trustee may exercise all of the rights of the Issuer under such surety bond without the necessity of the taking of any action by the Issuer. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Funds and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds, including without limitation the manner in which such Reserve Fund shall be funded and the conditions under which the amounts on deposit therein will be used to make payments to holders of Bonds of a particular Class of the related Series will be set forth in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained for a Series of Bonds secured by Pledged Mortgages and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Pledged Mortgages in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Pledged Mortgages on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Bond Trustee and the Bondholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Pledged Mortgages and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Pledged Mortgage and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the

Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Pledged Mortgage plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Bond Trustee and Bondholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Pledged Mortgage plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related standard hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Bondholders on liquidation of the Pledged Mortgage after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Pledged Mortgage, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Pledged Mortgage if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Pledged Mortgage occurring when the servicer of such Pledged Mortgage, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Pledged Mortgages to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Bondholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy may be obtained for a Series of Bonds secured by Pledged Mortgages and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Bonds from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy (unless the Mortgaged Property is located in a federally designated flood area) and (ii) loss caused by reason of the application of the coinsurance clause contained in standard hazard insurance policies. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Bond Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Pledged Mortgage have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Pledged Mortgage (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Pledged Mortgage at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Pledged Mortgage plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Pledged Mortgage plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Bondholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Bonds may be reduced so long as any such reduction will not result in a downgrading of the rating of such Bonds by any applicable Rating Agency.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained for a Series of Bonds secured by Pledged Mortgages to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Pledged Mortgage will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Pledged Mortgage or a reduction by such court of the principal amount of a Pledged Mortgage and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Bonds. See "CERTAIN LEGAL ASPECTS OF THE PLEDGED MORTGAGES -- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Bonds may be reduced so long as any such reduction will not result in a downgrading of the then current rating of such Bonds by any such Rating Agency.

BOND INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

     If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Bonds of a Series or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Bonds of the related Series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Series of Bonds may also be covered by insurance or guarantees for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral pledged to secure such Series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Bond Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Bonds of the related Series.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a Series of Bonds will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Collateral pledged to secure the related Series of Bonds on the related Cut-off Date or of one or more Classes of Bonds (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Pledged Mortgage. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Bonds will expire at the date specified in the related Prospectus Supplement. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

CROSS-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, separate groups of Mortgage Collateral may be pledged to secure separate Classes of the related Series of Bonds. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Bonds secured by one or more groups of Mortgage Collateral prior to distributions to Subordinated Bonds secured by one or more other groups of Mortgage Collateral. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Collateral to one or more other groups of Mortgage Collateral or (ii) the allocation of losses with respect to one or more groups of Mortgage Collateral, to one or more other groups of Mortgage Collateral. Such excess amounts will be applied and/or such losses will be allocated to the Class or Classes of Subordinated Bonds of the related Series then outstanding having the lowest rating assigned by any applicable Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Bonds of the related Series. Such over-collateralization may exist on the related Closing Date and/or develop thereafter as a result of the application of a portion of the interest payments on each Pledged Mortgage or Certificate, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Bonds and, thus, accelerate the rate of payment of principal on such Class or Classes of Bonds.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread that may exist to the extent specified in the related Prospectus Supplement between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Collateral and the weighted average of the Bond Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including, with respect to a Series of Bonds with respect to which both the Bonds and the Mortgage Collateral bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Collateral and those applicable to the Bonds, over which no prediction can be made or assurance given.

     If so specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Bonds. If applicable, the related Prospectus Supplement will identify the Series of Bonds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Bonds thereby and of the application of such coverage to the identified Series of Bonds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If so specified in the related Prospectus Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Bonds of the related Series at a minimum rate set forth in such Prospectus Supplement.

DERIVATIVE ARRANGEMENTS

     If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to one or more Classes of Bonds of a Series or with respect to the Mortgage Collateral securing a Series of Bonds in the form of one or more derivative arrangements. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets, including securities, equity indices, debt instruments, commodities, other derivative instruments, or any agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or interest rates). Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. A "swap agreement" is a contractual agreement providing for a series of exchanges of principal and/or interest in the same or different currencies. At a more general level, the term "swap agreement" includes the exchange of fixed-for-floating payments on a given quantity of a specified commodity, security or other asset. An "interest rate swap" is a swap agreement between two parties to engage in a series of exchanges of interest payments on the same notional principal amount denominated in the same currency based, respectively, on variable and fixed rates of interest. An "interest rate cap" is an agreement providing for multi-period cash settled options on interest rates. The cap purchaser receives a cash payment whenever the reference rate exceeds the ceiling rate on a fixing date. An "interest rate floor" is an agreement providing for a multi-period interest rate option that provides a cash payment to the holder of the option whenever the reference rate is below the floor on a fixing date. An "interest rate collar" is an agreement providing for a combination of an interest rate cap and an interest rate floor such that a cap is purchased and a floor is sold or vice versa. The effect of an interest rate collar is to place upper and lower bounds on the cost of funds. A "currency swap agreement" is a swap agreement between two parties for the exchange of a future series of interest and principal payments in which one party pays in one currency and the other party pays in a different currency. The exchange rate is fixed over the life of the currency swap agreement.

     The derivative arrangements described above will support the payments on the Bonds to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Bonds and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Bondholders will bear their allocable share of any deficiencies.

                       SERVICING OF THE PLEDGED MORTGAGES

GENERAL

     The Master Servicer of the Pledged Mortgages, if any, securing a Series of Bonds will be responsible for servicing such Pledged Mortgages in accordance with the terms set forth in a master servicing agreement (the "Master Servicing Agreement") among the Issuer, the Master Servicer and the Bond Trustee. The Master Servicer with respect to a Series of Bonds will be identified in the related Prospectus Supplement. The Master Servicer may perform certain of its servicing obligations under the Master Servicing Agreement through one or more servicers (each, a "Servicer") pursuant to one or more mortgage servicing agreements (each, a "Servicing Agreement"). Notwithstanding any such servicing arrangements, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

     No Servicing Agreement will contain any terms inconsistent with the related Master Servicing Agreement. While each Servicing Agreement will typically be a contract solely between Redwood Trust and the Servicer, Redwood Trust will assign all of its rights under each Servicing Agreement to the Depositor under the related Mortgage Loan Purchase Agreement and such rights will be assigned to the Bond Trustee pursuant to the Indenture. The Master Servicing Agreement relating to a Series of Bonds will provide that the Master Servicer and, if for any reason such Master Servicer is no longer the Master Servicer of the related Pledged Mortgages, the Bond Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement. As an independent contractor, each Servicer will perform servicing functions for the Pledged Mortgages including collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

     The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. The Master Servicer also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such subservicer. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor.

     On or before the related Closing Date, the Master Servicer will establish one or more accounts (the "Custodial Account") into which each Servicer will remit collections on the Pledged Mortgages serviced by it (net of its related servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by such Servicer as reimbursement for certain advances it has made). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Pledged Mortgages that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer will have the right under the Master Servicing

Agreement to remove the Servicer servicing any Pledged Mortgages in the event such Servicer defaults under its Servicing Agreement and will exercise that right (subject to the consent of any applicable Bond Insurer). if the Master Servicer considers such removal to be in the best interest of the Bondholders or at the direction of one applicable Bond Insurer. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Pledged Mortgages.

     A form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and the definitive form of Master Servicing Agreement for each issuance of Bonds will be filed on Form 8-K following the applicable closing date. The Master Servicing Agreement with respect to a Series of Bonds secured by Pledged Mortgages will be assigned to the Bond Trustee as security for such Series. The following summaries describe certain provisions of the form of Master Servicing Agreement. The summaries are qualified in their entirety by reference to the form of Master Servicing Agreement. Where particular provisions or terms used in the form of Master Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS ON PLEDGED MORTGAGES

     Pursuant to the Master Servicing Agreement with respect to a Series of Bonds, the Master Servicer will be required to establish and maintain the Bond Account as a separate Eligible Account or Eligible Accounts into which it will deposit or cause to be deposited on a daily basis, or such other basis as may be specified in the related Prospectus Supplement, payments of principal and interest (net of servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by the Master Servicer or any Servicer as reimbursement for certain advances it has made) received with respect to the related Pledged Mortgages. Such amounts will include principal prepayments, certain Insurance Proceeds and Liquidation Proceeds and amounts paid by the Servicer or the Company in connection with any optional purchase by the Servicer or the Company of any defaulted Pledged Mortgages.

     An "Eligible Account" is a segregated account either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company, but only if Moody's is not an applicable Rating Agency) are rated in the highest short-term rating category by each applicable Rating Agency, and the long-term unsecured debt obligations of which shall be rated one of the two highest long-term ratings by each applicable Rating Agency (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) a segregated trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (iv) an account or accounts otherwise acceptable to each applicable Rating Agency and any applicable Bond Insurer. The collateral eligible to secure amounts in the Bond Account is limited to Permitted Investments. A Bond Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Payment Date in Permitted Investments. If so specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Bond Account as additional compensation and will be obligated to deposit in the Bond Account the amount of any loss immediately as realized.

     Pursuant to the Master Servicing Agreement, the Master Servicer will be required to remit to the Bond Trustee (to the extent not previously remitted), on or before each Distribution Account Deposit Date, the Bond Distribution Amount for the related Payment Date for deposit in the Distribution Account for such Series of Bonds maintained with the Bond Trustee.

     Any amounts received by the Master Servicer as Insurance Proceeds or as Liquidation Proceeds, net of any expenses and other amounts reimbursable to the Master Servicer pursuant to the Master Servicing Agreement, will (unless applied to the repair or restoration of a Mortgaged Property) be deemed to be payments received with respect to the Pledged Mortgages securing the related Series of Bonds and will be deposited in the related Bond Account.

     Prior to each Payment Date for a Series of Bonds, the Master Servicer will furnish to the Bond Trustee and any applicable Bond Insurer a statement setting forth certain information with respect to payments received with respect to the Pledged Mortgages.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Servicers, will make reasonable efforts to collect all payments called for under the Pledged Mortgages and will, consistent with each Master Servicing Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Pledged Mortgages. Consistent with the above, the Master Servicer or applicable Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Pledged Mortgage and (ii) to the extent not inconsistent with the coverage of such Pledged Mortgage by a Mortgage Pool Insurance Pool Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (unless a longer period is specified in the related Prospectus Supplement) after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Pledged Mortgage has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Pledged Mortgage under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Pledged Mortgage and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. If a Mortgaged Property is sold or transferred, the Master Servicer will be required promptly to notify the Bond Trustee and the respective issuers of any hazard insurance policies, mortgagor bankruptcy insurance and mortgage insurance policies to assure that all required endorsements to each insurance policy are obtained and that coverage under each such policy will remain in effect after the occurrence of such sale or transfer. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- 'Due-on-Sale' Clauses" herein. In connection with any such assumption, the terms of the related Pledged Mortgage may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

JUNIOR MORTGAGES

     In the case of single family loans secured by junior liens on the related Mortgaged Properties, for the protection of the related Bond Trustee's interest the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Pledged Mortgage and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer or Servicer will be required to take, on behalf of the related Issuer, whatever actions are necessary to protect the interests of the related Bondholders, and/or to preserve the security of the related Pledged Mortgage. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Bondholders and the Master Servicer or Servicer determines such advances are recoverable out of payments on or proceeds of the related Pledged Mortgage.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Bonds will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Pledged Mortgage securing such Series of Bonds or such other amounts as may be described in the Prospectus Supplement and such compensation will be retained by it from collections of interest on such Pledged Mortgage or other sources described in the Prospectus Supplement (the "Master Servicing Fee"). As compensation for its servicing duties, any Servicer or subservicer will generally be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer, any Servicer or any subservicer will retain as additional compensation all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Bond Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Series of Bonds and incurred by it in connection with its responsibilities under the related Master Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Bond Trustee, any custodian appointed by the Bond Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement of expenses incurred by it in connection with any defaulted Pledged Mortgage as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a

"Liquidated Mortgage"), and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Bondholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

PREPAYMENTS

     In general, when a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In the event such prepayments, together with other prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, due to defaults, casualties, condemnations, repurchases by the Seller, the Issuer or Redwood Trust or purchases thereof by the Master Servicer or the Company), result in a shortfall in the amount of interest available on a Payment Date for the Bonds of a Series, the Master Servicer may be required to cover the shortfall, but only if and to the extent specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Master Servicing Agreement and Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedures as may be specified in the related Prospectus Supplement, the servicing by or on behalf of each Servicer of Pledged Mortgages under agreements substantially similar to each other (including the related Master Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, the Uniform Single Attestation Program for Mortgage Bankers or such other procedure, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Pledged Mortgages by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedure, (rendered within one year of such statement) of firms of independent public accountants with respect to the related Servicer.

     Each Master Servicing Agreement and Indenture will also provide for delivery to the Issuer and the Bond Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Master Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Bondholders of the related Series without charge upon written request to the Issuer at its principal executive offices.

ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER AND SERVICERS

     Subject to any limitations set forth in the related Prospectus Supplement, each Master Servicing Agreement will require the Master Servicer to advance on or before each Payment Date (from its own funds, funds advanced by Servicers or funds held in the Bond Account for future distribution to Bondholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Collateral, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, each Servicer may have a comparable obligation to advance under its Servicing Agreement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Bondholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Bondholders, the Master Servicer will replace such funds on or before any future Payment Date to the extent that funds in the applicable Bond Account on such Payment Date would be less than the amount required to be available for distributions to Bondholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Collateral with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Pledged Mortgage repurchased pursuant to the related Master Servicing Agreement). In addition, Advances by the Master Servicer (and any advances by a Servicer) also will be reimbursable to the Master Servicer (or Servicer) from cash otherwise distributable to Bondholders to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Master Servicing Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or a letter of credit, in each case as described in such Prospectus Supplement.

RESIGNATION OF MASTER SERVICER

     A Master Servicer may not resign from its obligations and duties under a Master Servicing Agreement or assign or transfer such duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) upon a sale of its servicing rights with respect to the Pledged Mortgages with the prior written consents of the Bond Trustee, the Issuer and any applicable Pool Insurer or Bond Insurer (a "Bond Insurer"). No such resignation will become effective until the Bond Trustee, as Stand-by Master Servicer, or a Successor Master Servicer (as such terms are defined below) has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

     Each Master Servicing Agreement will provide that such a successor master servicer (the "Successor Master Servicer") must be satisfactory to the Issuer, the Bond Trustee and any applicable Pool Insurer or Bond Insurer, in the exercise of their reasonable discretion and must be approved to act as a mortgage servicer for FHLMC or FNMA.

STAND-BY SERVICER

     If so specified in the related Prospectus Supplement, the Bond Trustee will act as stand-by Master Servicer (the "Stand-by Master Servicer") with respect to each Series of Bonds secured by Pledged Mortgages. As Stand-by Master Servicer, the Bond Trustee will succeed to the rights and obligations of the Master Servicer with respect to the Pledged Mortgages securing such Series upon a default by the Master Servicer or upon resignation by the Master Servicer until the appointment of a Successor Master Servicer.

SPECIAL SERVICING AGREEMENT

     The Company may appoint (subject to the consent of any applicable Bond Insurer) a Special Servicer to undertake certain responsibilities with respect to certain defaulted Pledged Mortgages securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Pledged Mortgage, (ii) a special servicing fee, or (iii) a performance fee applicable to each liquidated Pledged Mortgage, in each case calculated as set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will provide that neither the Master Servicer, the Company, the Owner Trustee nor any director, officer, employee or agent of the Master Servicer, the Company or the Owner Trustee will be under any liability to the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, the Owner Trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Master Servicing Agreement will further provide that the Master Servicer, the Company, the Owner Trustee and any director, officer, employee or agent of the Master Servicer, the Company or the Owner Trustee will be entitled to indemnification by the related Issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Master Servicing Agreement or the Bonds, other than any loss, liability or expense related to any specific Mortgage Collateral (except any such loss, liability or expense otherwise reimbursable pursuant to the Master Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Master Servicing Agreement will provide that neither the Master Servicer, the Company nor the Owner Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Company or the Owner Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Master Servicing Agreement and the rights and duties of the parties thereto and the interests of the Bondholders thereunder. In such event, unless otherwise specified in the related Prospectus Supplement, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Issuer, and the Master Servicer, the Company or the Owner Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Bondholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Master Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Bonds of such Series.

SERVICING DEFAULTS

     Events of default under the Master Servicing Agreement (each, a "Servicing Default") for a Series of Bonds will include (i) any failure of the Master Servicer to deposit in the Bond Account or remit to the Bond Trustee any required payment (other than an Advance) which continues unremedied for one business day after the giving of written notice of such failure to the Master Servicer by the Bond Trustee or the Issuer; (ii) any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Master Servicing Agreement or any related Bond Insurance Policy which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Bond Trustee or the Issuer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON SERVICING DEFAULT

     If a Servicing Default under a Master Servicing Agreement shall have occurred and be continuing, the Bond Trustee may, with the consent of any applicable Bond Insurer, and shall, at the direction of any such

Bond Insurer, terminate all of the rights and obligations of the Master Servicer under such Master Servicing Agreement, including the Master Servicer's rights to receive any Master Servicing Fees. Upon such termination, the Bond Trustee, as Stand-by Master Servicer, or any Successor Master Servicer duly appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Master Servicing Agreement and will be entitled to similar compensation arrangements. Neither the Issuer nor the Bond Trustee shall have any right to waive any Servicing Default, except under certain circumstances specified in the Master Servicing Agreement, but any applicable Bond Insurer may waive a Servicing Default.

AMENDMENT OF MASTER SERVICING AGREEMENT

     A Master Servicing Agreement with respect to any Series of Bonds secured by Pledged Mortgages may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, with the prior written consent of any applicable Bond Insurer and with prior written notice to any applicable Pool Insurer.

                                 THE INDENTURE

     The following is a general summary of certain provisions of the Indenture for each Series of Bonds not described elsewhere in this Prospectus. The summaries are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Indenture relating to each Series of Bonds will be filed with the Securities and Exchange Commission within fifteen days of the closing of the sale of such Series of Bonds.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Indenture for each Series of Bonds will limit the amount of Bonds that can be issued thereunder and will provide that Bonds may be issued only up to the aggregate principal amount authorized by the Issuer.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than 66 2/3% of the then outstanding principal amount of the Class of Bonds of the related Series specified in the related Prospectus Supplement to be the "Controlling Class" and any applicable Bond Insurer, the Bond Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Bonds of such Series or modify (except as provided below) in any manner the rights of the Bondholders.

     Without the consent of the holder of each outstanding Bond affected, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change the earliest date on which any Bond may be redeemed at the option of the Issuer, or any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as defined herein), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture defining when Bonds are outstanding, (e) permit the creation of any lien (other than certain permitted liens) ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to lien under the Indenture, or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture (other than in connection with a permitted substitution of Mortgage Collateral) or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the Bondholders to the benefits of any provisions for the mandatory redemption of Bonds contained therein. (Indenture, Section 9.02)

     The Issuer and the Bond Trustee may also enter into supplemental indentures (subject to the consent of any applicable Bond Insurer), without obtaining the consent of Bondholders, to cure ambiguities or make minor corrections, and to do such other things as would not adversely affect the interests of Bondholders. (Indenture, Section 9.01)

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, an event of default (an "Event of Default") with respect to any Series of Bonds is defined in the Indenture as being: (a) the failure (i) to pay any principal of, or interest on, any Bond of such Series then due, (ii) if applicable, to call for special redemption any Bonds that are required to be so redeemed or (iii) to pay the redemption price of any Bonds called for redemption; (b) a default in the observance of certain negative covenants in the Indenture; (c) a material default in the observance of any other covenant of the Issuer (including covenants in any applicable Bond Insurance Agreement) and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Bond Trustee or any applicable Insurer or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; (d) any representation or warranty made by the Issuer in the Indenture (or any applicable Bond Insurance Agreement) or in any certificate delivered pursuant thereto being incorrect in a material respect as of the time made, and the circumstances in respect of which such representation or warranty is incorrect are not cured within 30 days after notice thereof is given to the Issuer by the Bond Trustee or applicable Bond Insurer or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, the failure of the Issuer to pay when and as due any installment of principal of any Bond shall generally not constitute an Event of Default under the related Indenture unless the outstanding principal amount of the Bonds exceeds the principal amount of the related Mortgage Collateral after giving effect to all distributions on the related Payment Date or the Bonds are not otherwise paid in full by their maturity date (Indenture, Section 5.01)

RIGHTS UPON EVENTS OF DEFAULT

     In case an Event of Default shall occur and be continuing with respect to a Series of Bonds, any applicable Bond Insurer may, and the Bond Trustee or the Holders of Bonds representing more than 50% of the Controlling Class of Bonds of such Series (subject to the prior written consent of any applicable Bond Insurer) may declare all the Bonds to be immediately due and payable, provided however, that if the applicable Bond Insurer is in default under the terms of the Bond Insurance Policy ("Bond Insurer Default"), and such default is continuing, such declaration may not have occurred prior to the 45th day after the occurrence of the applicable Event of Default, by a notice in writing to the Issuer (and to the Bond Trustee if given by Bondholders), and upon any such declaration, such Bonds shall become immediately due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the outstanding Bonds of such Series (with the consent of the applicable Bond Insurer) or by the applicable Bond Insurer. (Indenture, Section 5.02) With respect to any Series of Bonds covered by a Bond Insurance Policy, the Bond Insurer may be entitled (absent a Bond Insurer Default) to exercise the voting rights of the holders of Bonds as to the above and other actions under the Indenture. (Indenture, Section 12.01)

     Upon an Event of Default the Bond Trustee may, in its discretion, with the prior written consent of any applicable Bond Insurer, and shall at the direction of any applicable Bond Insurer, sell the Collateral for such

Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, or in such other manner as is specified in the related Prospectus Supplement, out of the collections on, or the proceeds from the sale of, such Collateral and will, to the extent permitted by applicable law, bear interest at the interest rate specified in the Indenture. (Indenture, Section 5.08) If so specified in the related Prospectus Supplement, following an Event of Default, if a Series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion (subject to prior consent of any applicable Bond Insurer), refrain from selling the Collateral, including the Mortgage Collateral, for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds.

     In case an Event of Default shall occur and be continuing, the Bond Trustee shall be under no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if it has reasonable grounds for believing that it has not been assured of adequate security or indemnity. (Indenture, Section 6.01(e)) Subject to such provisions for indemnification and certain limitations contained in the Indenture any applicable Bond Insurer or, the holders of a majority in principal amount outstanding of the Controlling Class of outstanding Bonds of a Series (subject to prior consent of any applicable Bond Insurer) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Bonds of such Series; and any applicable Bond Insurer or the holders of a majority in principal amount of the Controlling Class of Bonds of a Series then outstanding (subject to prior consent of any applicable Bond Insurer) may, in certain cases, waive any default with respect thereto, except a default in payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the consent of each holder of Bonds affected. (Indenture, Sections 5.14 and 5.15)

     No holder of Bonds will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the Bond Trustee any applicable Bond Insurer or written notice of an Event of Default, (b) the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of the Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee indemnity in full, (c) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding (d) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Bonds of such Series and (e) any applicable Bond Insurer has given its prior written consent. (Indenture, Section 5.09)

CERTAIN COVENANTS OF THE ISSUER

     The Issuer covenants in the Indenture, among other matters, that it will not (a) sell, exchange or otherwise dispose of any portion of the Collateral for a Series of Bonds except as expressly permitted by the Indenture or the Master Servicing Agreement, (b) amend Sections 2.03 or 10.01 of the Issuer's Deposit Trust Agreement without the consent of the holders of 66 2/3% in outstanding principal amount of each Class of Bonds affected thereby and any applicable Bond Insurer or (c) incur, assume or guarantee any indebtedness other than in connection with the issuance of the Bonds. (Indenture, Section 3.09) Section
2.03 of the Issuer's Deposit Trust Agreement provides that the trust shall not have the power to perform any act or engage in any business whatsoever except to issue and administer the Bonds of a Series, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to support such Bonds pursuant to the Indenture and to take certain other actions incidental thereto. Section 10.01 of the Issuer's Deposit Trust Agreement prohibits the amendment of the Deposit Trust Agreement if the Owner Trustee determines that such amendment will adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under the Issuer's Deposit Trust Agreement, or will cause or result in any conflict with or breach of any terms of, or default under, the charter documents or bylaws of the Owner Trustee or any document to which the Owner Trustee is a party and may prohibit any amendment of the Deposit Trust Agreement without the consent of any applicable Bond Insurer.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Bond Trustee and any applicable Bond Insurer a written statement as to fulfillment of its obligations under the Indenture. (Indenture, Section 3.10)

BOND TRUSTEE'S ANNUAL REPORT

     The Bond Trustee will be required to mail each year to all Bondholders and any applicable Bond Insurer a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Bond Trustee in its individual capacity, the property and funds physically held by the Bond Trustee as such, and any action taken by it which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.03)

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Bond Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all of the Bonds of such Series and all amounts due to any applicable Bond Insurer. (Indenture, Section 4.01)

REPORT BY BOND TRUSTEE TO BONDHOLDERS

     On each Payment Date, the Bond Trustee will send a report to each Bondholder and any applicable Bond Insurer setting forth the amount of such payment representing interest, the amount thereof, if any, representing principal, the amount of any related Advance and the outstanding principal amount of Bonds of each Class (the aggregate principal amount of the Bonds of each Class in the case of holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Payment Date. (Indenture, Section 8.06)

THE BOND TRUSTEE

     The Bond Trustee under each Indenture will be identified in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES

     The following discussion contains general summaries of certain legal aspects of Pledged Mortgages. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Mortgaged Properties may be located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Pledged Mortgages.

GENERAL

     The Pledged Mortgages will consist of notes and either mortgages, deeds of trust, security deeds or deeds to secure debts, depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property; and the mortgagee, who is the lender. Under a mortgage instrument, the mortgagor delivers to the mortgagee (i) a note or bond evidencing the loan and (ii) the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner, called the trustor (similar to a mortgagor); a lender (similar to a mortgagee) called the beneficiary; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure a debt are governed by law, and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Pledged Mortgages may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of any Mortgage Collateral securing a Series of Bonds that includes Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares if filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

JUNIOR MORTGAGES

     Certain of the Pledged Mortgages may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Mortgage Collateral. The rights of the Bondholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See " -- Foreclosure/Repossession" below.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the rights to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. See "SECURITY FOR THE BONDS" herein.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon a payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer or applicable Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances, a rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Pledged Mortgages securing a Series of Bonds and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner or operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property even though the environmental damage or threat was caused by a prior or current owner or operator or a third-party. CERCLA imposes liability for such costs on any and all "responsible parties," including "owners or operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor "who without participating in the management of the facility," holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would become a liability of the Issuer and occasion a loss to Bondholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties or the real property constituting security for such mortgage loans, respectively, was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Pledged Mortgage will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, for various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Pledged Mortgages and the number of Pledged Mortgages which may extend to maturity.

ENFORCEABILITY OF PREPAYMENT CHARGES AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Pledged Mortgages. The absence of such a restraint on prepayment, particularly with respect to Fixed Rate Pledged Mortgages having higher interest rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer or applicable Servicer to collect full amounts of interest on certain of the Pledged Mortgages. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Pledged Mortgage during the borrower's period of active duty status. Thus, in the event that such a Pledged Mortgage goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds. This summary has been reviewed by Giancarlo & Gnazzo, A Professional Corporation, tax counsel to the Company and the Issuer, and, to the extent that it states legal conclusions, represents the opinion of such tax counsel, subject to the limitations and qualifications set forth herein and in the applicable Prospectus Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change. The summary also takes into account regulations issued on February 2, 1994, regarding the taxation of debt instruments with original issue discount (the "OID Regulations"). The summary does not purport to address federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, the summary is limited to investors who will hold the Bonds as "capital assets" (generally, property held for investment) as defined in Section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Bonds. As applied to any particular Bond, the summary is subject to further discussion or change as provided in the related Prospectus Supplement.

CLASSIFICATION OF THE ISSUER AND THE BONDS

     No regulations, published rulings or judicial decisions discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. Upon the issuance of each Series of Bonds, however, Giancarlo & Gnazzo, A Professional Corporation, tax counsel to the Issuer, will advise the Issuer that in its opinion such Bonds will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Collateral, or an equity interest in the Issuer or in a separate association taxable as a corporation.

     Under the taxable mortgage pool ("TMP") rules in the Code, certain entities that issue debt secured by real estate mortgages are subject to special tax treatment that can result in entity level federal income taxation. An entity will be classified as a TMP if it does not make an election to be classified as a "real estate mortgage investment conduit" (a "REMIC") and (i) substantially all of its assets consist of debt obligations and more than 50% of such debt obligations are real estate mortgages or interests therein, (ii) the entity issues debt obligations with two or more maturities and (iii) payments on the debt obligations issued by it bear a relationship to payments received on the debt obligations owned by it. In certain situations, pools of assets within an entity can also be treated as separate TMPs.

     The Company does not intend to make an election for any Issuer to be classified as a REMIC. Further, the Company intends to structure all issuances of Bonds, unless otherwise specified in the related Prospectus Supplement, so as to not constitute a TMP. However, it is possible that the Issuer or a portion of the Issuer relating to a specific pool of Mortgage Collateral and the Bonds related thereto could be treated as a TMP. If an Issuer was classified as a TMP, it is anticipated that it would nonetheless qualify as a "qualified REIT subsidiary" (within the meaning of Section 856 (i) of the Code) and thus would not be subject to entity level federal income taxes. If so, only Redwood Trust or its shareholders would be required to include in income any "excess inclusion income" generated by the TMP. On the other hand, if the Issuer was classified as a TMP but did not maintain its status as a "qualified REIT subsidiary", it would not be permitted to be included in the consolidated federal income tax return of any other corporation and its net income would be subject to entity level federal income taxes. Each Prospectus Supplement will specify whether or not the Issuer for that Series of Bonds is expected to be classified as a TMP. No assurance can be given that any Issuer classified as a TMP will continue to qualify as a "qualified REIT subsidiary" or that Redwood Trust will continue to qualify as a REIT for federal income tax purposes.

     Because the Bonds will be treated as indebtedness of the Issuer for federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v),
(ii) interest on Bonds held by a real estate investment trust may not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Bonds may not constitute "real estate assets" and will not constitute "Government securities" within the meaning of Code Section 856(c)(5)(A), and
(iii) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

INTEREST AND ORIGINAL ISSUE DISCOUNT

     GENERAL. The Prospectus Supplement for each Series of Bonds will disclose whether any Class of such Bonds is anticipated to be issued with "original issue discount" within the meaning of Code Section 1273(a). Interest on any Class of Bonds other than original issue discount will be includible in income by the Holder thereof in accordance with such Holder's applicable method of accounting. Holders of any Class of Bonds having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Each Issuer will indicate on the face of each Bond issued by it information concerning the application of the original issue discount rules to such Bond and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such Bonds information with respect to the original issue discount accruing on such Bonds during the reporting period.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273, 1275 and 1281 through 1283. In addition, the discussion of federal income tax consequences set forth below is based in part on the OID Regulations. The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the original issue discount rules of the Code will be applied to the Bonds.

     ORIGINAL ISSUE DISCOUNT DEFINED. In general, each Bond will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Bondholder's income. The amount of original issue discount on such a Bond is the excess of the stated redemption price at maturity of the Bond over its issue price. The issue price of a Bond is the initial offering price to the public at which a substantial amount of the Bonds of that Class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the Prospectus Supplement for a Series of Bonds. (The portion of the initial offering price which consists of interest accrued on the Bonds from the date of issuance to the Closing Date may, at the option of the Bondholder, be subtracted from the issue price of the Bonds and treated as an offset of interest received on the first Payment Date.) The stated redemption price at maturity of a Bond is equal to the total of all payments to be made on the Bond other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the Bonds which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Bond does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Bond. Generally, the stated redemption price at maturity of a Bond (other than a Deferred Interest Bond or a Payment Lag Bond, as defined below) is its stated principal amount; the stated redemption price at maturity of a Deferred Interest Bond is the sum of all payments (regardless of how denominated) scheduled to be received on such Bond under the Tax Prepayment Assumption (as defined below). Any payment of interest that is not a qualified stated interest payment is a "contingent interest payment." The related Prospectus Supplement will discuss whether the payments of interest on a Bond are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

     DE MINIMIS ORIGINAL ISSUE DISCOUNT. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a Bond will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a Bond for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Bond): (i) the number of complete years (rounded down for partial years) from the Closing Date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Bond's stated redemption price at maturity. Bondholders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Bond is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Bond, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. The amount and rate of accrual of original issue discount must be calculated based on a reasonable assumed prepayment rate for the Pledged Mortgages, the mortgage loans underlying the Certificates and/or other Mortgage Collateral securing the Bonds (the "Tax Prepayment Assumption") and to prescribe a method for adjusting the amount and rate of accrual of such discount. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The related Prospectus Supplement for each Series of Bonds will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Mortgage Collateral will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, a Bondholder must include in gross income the sum of the "daily portions," as determined below, of the original issue discount that accrues on a Bond for each day the Bondholder holds that Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the Payment Dates on the Bonds (or the date prior to each such date). This will be done, in the case of each full accrual period, by adding (A) the present value at the end of the accrual period of all remaining payments to be received (based on (i) the yield to maturity of the Bond at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption) and
(B) any payments received during such accrual period, other than payments of qualified stated interest, and subtracting from that total the "adjusted issue price" of the Bonds at the beginning of such accrual period. The adjusted issue price of a Bond at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Bond at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to the accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Bonds.

     With respect to any Bond that is a Variable Rate Debt Instrument, the sum of the daily portions of original issue discount that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Bonds should be calculated as if the interest index remained at its value as of the issue date of such Bonds. Because the proper method of adjusting accruals of OID on a Variable Rate Debt Instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Bonds for federal income tax purposes.

     Purchasers of Bonds with the above key features for which the period between the Closing Date and the first Payment Date does not exceed the Payment Date Interval would nevertheless pay upon purchase of the Bonds an additional amount of accrued interest as compared with the accrued interest that would be paid if interest accrued from Payment Date to Payment Date. This accrued interest (together with any accrued interest with respect to which the Bondholder chooses not to treat as an offset to interest paid on the first Payment Date, as described above) should be treated for federal income tax purposes as part of the initial purchase price of the Bonds. Bonds described in this paragraph issued or purchased at a discount would be treated as being issued or purchased at a smaller discount or at a premium, and such Bonds issued or purchased at a premium would be treated as being issued or purchased at a larger premium.

     SUBSEQUENT PURCHASERS. A subsequent purchaser of a Deferred Interest Bond or a subsequent purchaser of any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Bond is held, the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount with respect to a Bond for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

PREMIUM

     A holder who purchases a Bond at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Bond at a premium, which it may elect to amortize as an offset to interest income on such Bond (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Bonds have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Bonds of a Series will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Bond, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Bonds should consult their tax advisers regarding the election to amortize premium and the method to be employed.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     The OID Regulations permit a holder of a Bond to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Bonds acquired on or after April 4, 1994. If such an election were to be made with respect to a Bond with market discount, the holder of the Bond would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Bonds acquires during the year of the election or thereafter. Similarly, a holder of a Bond that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond is irrevocable.

REALIZED LOSSES

     Bondholders generally are required to accrue interest and original issue discount with respect to the Bonds without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral until it can be established that any such reductions ultimately will not be recoverable. Although a holder of a Bond will eventually be entitled to recognize a loss or reduce income attributable to the Bonds if distribution reductions are ultimately not recovered, the law is unclear with respect to the timing and the character thereof and mismatches may result that further compound the economic losses associated with reduced distributions on the Bonds.

SALE OR REDEMPTION

     If a Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Bond. Such adjusted basis generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a Bondholder is a bank, thrift or similar institution described in Section 582(c) of the Code, gain or loss realized on the sale or exchange of a Bond will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller will be capital gain or loss, provided that the Bond is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

MARKET DISCOUNT

     The Bonds are subject to the market discount provisions of Code Sections 1276 through 1278. These rules provide that if a subsequent holder of a Bond purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Bond will be taxable as ordinary interest income. Market discount on a Bond means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the Bond prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Bond. Market discount on a Bond will be considered to be zero if such discount is less than
 .25% of the stated redemption price at maturity of such Bond multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Bond by the subsequent purchaser. If market discount on a Bond is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Bond and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

     Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Bonds is to be reduced by the amount so treated as ordinary income.

     The Tax Reform Act of 1986 grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For bonds issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For bonds issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Bonds) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Bond, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

     A subsequent holder of a Bond who acquired the Bond at a market discount also may be required to defer, until the maturity date of the Bond or the earlier disposition of the Bond in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Bond in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such Bond. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days during the taxable year on which the subsequent holder held the Bond, and the amount of such deferred deduction to be taken into account in the taxable year in which the Bond is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Bond purchased at a discount or premium in the secondary market.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

     Pursuant to Code Sections 871(h), 881(c), 1441(c)(9) and 1442(a), interest and original issue discount income received with respect to the Bonds by Bondholders who are nonresident alien individuals, foreign corporations or other non-United States persons unrelated to the Issuer ("foreign persons") generally will not be subject to the 30% withholding tax imposed by Code Sections 1441 and 1442 on certain income of foreign persons, provided the procedural requirements of Code Section 871(h)(5) are met. The 30% withholding tax will apply, however, in certain situations where contingent interest is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     If the 30% withholding tax is applicable, interest payments made to Bondholders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the original issue discount accrued with respect to a Bond since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of original issue discount subject to the withholding tax on foreign persons, that original issue discount shall accrue at a constant interest rate pursuant to the rules applicable to United States persons described above, rather than on a straight-line basis as under previous law.

     Bondholders to whom withholding with respect to foreign persons applies also will be subject to a 30% tax on a portion of the gain, if any, recognized upon the payment by the Issuer of principal on a Bond or upon the sale or exchange of a Bond. Code Sections 871 and 881 provide, for purposes of determining the amount of original issue discount subject to the withholding tax, that the 30% tax will apply to the amount of gain not in excess of the original issue discount that accrued, on a constant interest basis, while the foreign person held the Bond (reduced by the accrued original issue discount on account of which the tax had already been withheld).

     The 30% withholding tax imposed on a foreign person is subject to reduction or elimination under applicable tax treaties and does not apply if the interest, original issue discount or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States. Foreign persons who hold a Bond should consult their tax advisors regarding their qualification for reduced rate of, or exemption from, withholding and the procedure for obtaining such a reduction or exemption.

BACKUP WITHHOLDING

     Federal income tax law provides for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and original issue discount (determined in any case as if the Bondholder were the original holder of the Bond), but not market discount, on a Bond and of the proceeds of the disposition of a Bond. Persons subject to the requirement to backup withhold include, in certain circumstances, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or original issue discount as a custodian or nominee on behalf of the Bondholder, and a "broker" (as defined in applicable Treasury regulations) through which the Bondholder receives the proceeds of the retirement or other disposition of a Bond. Backup withholding applies only if the Bondholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number ("TIN") to the person subject to the requirement to backup withhold, (2) furnishes an incorrect TIN to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the TIN furnished is the correct number and that such Bondholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Bondholders, including payments to certain exempt recipients (such as corporations and tax-exempt organizations) and to certain foreign persons. Bondholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Each Issuer will report to the Bondholders and the IRS for each calendar year the amount of any "reportable payments" by the Issuer during such year and the amount of tax withheld, if any, with respect to payments on the Bonds issued by it.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above under "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Bonds offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Bonds that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Bonds, or require the sale or other disposition of Bonds, so long as such contractual commitment was made or such Bonds were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Bonds without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Bonds for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703) (whether or not the Class of Bonds under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Bonds (whether or not the Class of Bonds under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Bonds not entitled to distributions allocated to principal or interest, or Subordinated Bonds. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                 ERISA MATTERS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     PLAN ASSET REGULATION. The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Bonds were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Bond Trustee and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that this determination should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. If the Bonds are deemed to be equity interests in the Issuer and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by a "qualified professional asset manager," PTCE 95-60, regarding investments by insurance company general accounts, or PTCE 96-23, regarding transactions effected by an "in-house asset manager".

     REVIEW BY PLAN FIDUCIARIES. Any Plan fiduciary considering whether to purchase any Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Bonds, a fiduciary of a Plan should make its own determination as to whether the Issuer, as obligor on the Bonds, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions.

                                     RATING

     It is a condition to the issuance of the Bonds of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Collateral securing a Series of Bonds and any credit enhancement with respect to such Class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a Class of Bonds will receive payments to which such Bondholders are entitled under the related Bond. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Bonds. Such rating should not be deemed a recommendation to purchase, hold or sell Bonds, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Collateral securing a Series of Bonds or any credit enhancement with respect to a Series of Bonds, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Bonds will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series of Bonds. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Collateral. No assurance can be given that values of any Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Certificates, as the case may be, have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Collateral securing a particular Series of Bonds and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Certificates, as the case may be, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a particular Series of Bonds. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of Bonds.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Bonds will be determined.

     The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Bonds of a Series described in the related Prospectus Supplement, if any are purchased. If Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

     The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by Giancarlo & Gnazzo, A Professional Corporation, San Francisco, California. Brown & Wood LLP, New York, New York will act as counsel for the underwriters.

                          INDEX OF CERTAIN DEFINITIONS

     Set forth below is a list of certain terms used in this Prospectus, together with the pages on which the terms are defined herein.

Accrual Period.......................................................................      76
Advance..............................................................................      16
Agency Securities....................................................................    1, 4
Assumed Reinvestment Rate............................................................      31
Available Funds......................................................................   6, 31
Balloon payments.....................................................................   9, 39
Bankruptcy Bond......................................................................  14, 53
Basic Principal Payment..............................................................       6
Belgian Cooperative..................................................................      36
Beneficial owner.....................................................................      34
Bond Account.........................................................................      12
Bond Distribution Amount.............................................................      12
Bond Insurance Policy................................................................      14
Bond Insurer.........................................................................      61
Bond Owners..........................................................................      34
Bond Trustee.........................................................................   4, 26
Bond Value...........................................................................       7
Bond Values..........................................................................       6
Bondholders..........................................................................   4, 35
Bonds................................................................................    1, 4
Book-Entry Bonds.....................................................................      34
Buydown Fund.........................................................................      39
Buydown Loans........................................................................      39
Capitalized Interest Account.........................................................      49
CEDEL Participants...................................................................      36
CERCLA...............................................................................  20, 71
Certificates.........................................................................    1, 4
Closing Date.........................................................................      12
Code............................................................................5, 18, 26, 74
Collateral...........................................................................      37
Collateral Group.....................................................................      32
Commission...........................................................................       2
Company..............................................................................  1, 5, 26
Controlling Class....................................................................      63
Conventional Loans...................................................................      33
Cooperative Loans....................................................................   9, 41
Cooperatives.........................................................................   9, 41
Custodial Account....................................................................      56
Cut-off Date.........................................................................      14
Deferred Interest Bonds..............................................................      30
Definitive Bond......................................................................      35
Depositor............................................................................   5, 26
Detailed Description.................................................................      38
Distribution Account.................................................................      12
Distribution Account Deposit Date....................................................  12, 48

DTC..................................................................................  22, 34
Due Period...........................................................................       6
Eligible Account.....................................................................      57
Eligible Substitute Pledged Mortgage.................................................      41
EPA..................................................................................      71
ERISA................................................................................  17, 81
Euroclear Operator...................................................................      36
Euroclear Participants...............................................................      36
European Depositaries................................................................      34
Event of Default.....................................................................      63
Excess Spread........................................................................      54
Exchange Act.........................................................................       3
FHA Loans............................................................................      42
FHLMC................................................................................    1, 4
FHLMC Act............................................................................      44
FHLMC Certificates...................................................................  10, 41
Financial Intermediary...............................................................      35
Fixed Rate Pledged Mortgages.........................................................    1, 4
Floating Rate Bonds..................................................................      31
Floating Rate Pledged Mortgages......................................................    1, 4
FNMA.................................................................................    1, 4
FNMA Certificates....................................................................  10, 41
Funding Period.......................................................................  13, 25
Garn-St Germain Act..................................................................      72
GNMA.................................................................................    1, 4
GNMA Certificates....................................................................  10, 41
GNMA I Certificate...................................................................      42
GNMA II Certificate..................................................................      42
GNMA Issuer..........................................................................      42
Guaranteed Mortgage Pass-Through Certificates........................................  10, 41
Guaranty Agreement...................................................................      42
Housing Act..........................................................................      42
Indenture............................................................................      26
Insurance Proceeds...................................................................      37
IRS..................................................................................      75
Issuer...............................................................................   1, 26
L/C Bank.............................................................................  15, 54
L/C Percentage.......................................................................  15, 54
Labor................................................................................      82
Liquidated Mortgage..................................................................      59
Liquidation Proceeds.................................................................      37
Lockout periods......................................................................  10, 39
Master Servicer......................................................................       5
Master Servicing Agreement...........................................................   5, 56
Master Servicing Fee.................................................................      59
Moody's..............................................................................      48
Morgan...............................................................................      36
Mortgage Collateral..................................................................    1, 4
Mortgage Note........................................................................       9

Mortgage Pool Insurance Policy.......................................................  14, 51
Mortgage Rate........................................................................       9
Mortgaged Property...................................................................  10, 38
Mortgagor............................................................................      29
NCUA.................................................................................      81
OID Regulations......................................................................      73
Owner Trustee........................................................................   5, 26
Parties in interest..................................................................      81
Payment Date.........................................................................       5
Permitted Investments................................................................      48
Plan Asset Regulation................................................................      82
Plans................................................................................      81
Pledged Mortgages....................................................................    1, 4
PMBS Agreement.......................................................................      46
PMBS Issuer..........................................................................  11, 46
PMBS Servicer........................................................................  12, 46
PMBS Trustee.........................................................................  12, 46
Policy Statement.....................................................................      81
Pool Insurer.........................................................................      51
Pre-Funded Amount....................................................................      25
Pre-Funding Account..................................................................  13, 25
Primary Mortgage Insurance Policy....................................................      38
Private Mortgage-Backed Securities...................................................       4
PTCE.................................................................................      82
Purchase Price.......................................................................      29
Qualified REIT subsidiary............................................................      26
Rating Agency........................................................................   7, 83
RCRA.................................................................................      72
Record Date..........................................................................       5
Redwood Trust........................................................................   5, 26
REIT.................................................................................  17, 26
REMIC................................................................................      74
Relevant Depositary..................................................................      34
Relief Act...........................................................................      73
Remittance Date......................................................................      39
Reserve Fund.........................................................................      51
Rules................................................................................      35
Securities Act.......................................................................       2
Seller...............................................................................      27
Senior Bondholders...................................................................  13, 50
Senior Bonds.........................................................................       4
Senior Liens.........................................................................      40
Servicer.............................................................................   5, 56
Servicers............................................................................      40
Servicing Agreement..................................................................      56
Servicing Default....................................................................      62
SMMEA................................................................................      17
Special Hazard Insurance Policy......................................................      14
Special Hazard Insurer...............................................................      52

Special Servicer.....................................................................       5
Special Servicing Agreement..........................................................      61
Spread...............................................................................       6
Stand-by Master Servicer.............................................................      61
Subordinated Bondholders.............................................................  13, 50
Subordinated Bonds...................................................................       4
Subsequent Mortgage Collateral.......................................................      25
Substitute Collateral................................................................      47
Successor Master Servicer............................................................      61
Tax Prepayment Assumption............................................................      76
Terms and Conditions.................................................................      36
TIN..................................................................................      80
TMP..................................................................................      74
Title V..............................................................................      73
UCC..................................................................................      69
VA Loans.............................................................................      42

                      (This page intentionally left blank)

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF BONDS IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                            PAGE
                                            ----
Incorporation of Certain Documents by
  Reference...............................   S-2
Summary...................................   S-3
Risk Factors..............................  S-15
The Issuer................................  S-17
Description of the Bonds..................  S-18
Security for the Bonds....................  S-35
Servicing of the Pledged Mortgages........  S-49
Use of Proceeds...........................  S-51
Federal Income Tax Consequences...........  S-51
ERISA Matters.............................  S-51
Method of Distribution....................  S-52
Experts...................................  S-52
Legal Matters.............................  S-53
Ratings...................................  S-53
Index of Certain Definitions..............  S-54
                   PROSPECTUS
Prospectus Supplement.....................     2
Available Information.....................     2
Incorporation of Certain Documents by
  Reference...............................     3
Summary...................................     4
Risk Factors..............................    19
Introduction..............................    26
The Issuer................................    26
Use of Proceeds...........................    27
Mortgage Loan Program.....................    27
Description of the Bonds..................    30
Security for the Bonds....................    37
Credit Enhancement........................    50
Servicing of the Pledged Mortgages........    56
The Indenture.............................    63
Certain Legal Aspects of Pledged
  Mortgages...............................    66
Federal Income Tax Consequences...........    74
State Tax Considerations..................    81
Legal Investment..........................    81
ERISA Matters.............................    82
Rating....................................    83
Plan of Distribution......................    84
Legal Matters.............................    84
Index of Certain Definitions..............    85

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================



======================================================

                                  $749,160,000

                            SEQUOIA MORTGAGE TRUST 2

                         COLLATERALIZED MORTGAGE BONDS
                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.

                                OCTOBER 24, 1997
======================================================